Exhibit 10.01

EXECUTION VERSION

Published CUSIP Number: 37156QAA4

THIRD AMENDED AND RESTATED

REVOLVING CREDIT AND TERM LOAN AGREEMENT

Dated as of July 29, 2011

among

GENESEE & WYOMING INC. and RP ACQUISITION COMPANY TWO, as Domestic Borrowers

QUEBEC GATINEAU RAILWAY INC., as Canadian Borrower

ROTTERDAM RAIL FEEDING B.V., as European Borrower

GENESEE & WYOMING AUSTRALIA PTY LTD (ACN 079 444 296), as Australian Borrower

THE GUARANTORS

THE LENDING INSTITUTIONS LISTED

ON SCHEDULE II HERETO,

as Lenders

BANK OF AMERICA, N.A.,

as Administrative Agent, Domestic Swingline Lender and the Issuing Lender

BANK OF AMERICA, N.A., acting through its London branch,

as European Swingline Lender and European Agent

BANK OF AMERICA, N.A., acting through its Canada branch,

as Canadian Swingline Lender and Canadian Agent and

BANK OF AMERICA, N.A., acting through its Australia branch,

as Australian Swingline Lender

with

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,

DEUTSCHE BANK SECURITIES INC., and

J.P. MORGAN SECURITIES LLC,

as Co-Lead Arrangers

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Sole Book Manager

JPMORGAN CHASE BANK, N.A. and

DEUTSCHE BANK SECURITIES INC., as Co-Syndication Agents

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED and

KEYBANK NATIONAL ASSOCIATION,

as Co-Documentation Agents

and

RBS CITIZENS, N.A. and

BRANCH BANKING AND TRUST COMPANY,

as Managing Agents

i

(continued)

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(continued)

v

(continued)

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Domestic Revolving Note
Exhibit A-2	Form of European Note
Exhibit A-3	Form of Australian Revolving Note
Exhibit A-4	Form of Canadian Revolving Note
Exhibit B-1	Form of Domestic Term Note
Exhibit B-2	Form of Canadian Term Note
Exhibit B-3	Form of Australian Term Note
Exhibit C-1	Form of Loan Request
Exhibit C-2	Form of Swingline Loan Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Instrument of Adherence (Guaranty)
Exhibit F	Form of Assignment and Assumption

Schedule I	Guarantors
Schedule II	Lenders and Commitments
Schedule III	Existing Letters of Credit
Schedule 1.1	Mandatory Cost Formulae
Schedule 8.3	Titles to Properties; Leases
Schedule 8.12	Certain Transactions
Schedule 8.13	ERISA
Schedule 8.15	Environmental Compliance
Schedule 8.16(a)	Subsidiaries
Schedule 8.16(b)	Joint Ventures
Schedule 9.7	Insurance
Schedule 10.1	Existing Indebtedness
Schedule 10.2	Existing Liens
Schedule 10.3	Existing Investments
Schedule 10.13	Transactions with Affiliates
Schedule 21	Agents’ Offices; Certain Addresses for Notices

THIRD AMENDED AND RESTATED

REVOLVING CREDIT AND TERM LOAN AGREEMENT

This THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Credit Agreement”) is made as of July 29, 2011 by and among (a) GENESEE & WYOMING INC., a Delaware corporation (“GWI”) and RP ACQUISITION COMPANY TWO, a Delaware corporation (“RP” and, together with GWI, collectively, the “Domestic Borrowers”), (b) QUEBEC GATINEAU RAILWAY INC., a corporation constituted under the laws of Quebec, Canada (the “Canadian Borrower”), (c) GENESEE & WYOMING AUSTRALIA PTY LTD (ACN 079 444 296), a proprietary limited company incorporated under the laws of Australia (the “Australian Borrower”), (d) ROTTERDAM RAIL FEEDING B.V., a private limited liability company constituted under the laws of the Netherlands (the “European Borrower”), (e) the Subsidiaries of GWI listed on Schedule I hereto and any other Person which may become a guarantor of the Obligations in accordance with §9.14 (the “U.S. Guarantors”), (f) GENESEE & WYOMING CANADA INC., HURON CENTRAL RAILWAY INC., MIRABEL RAILWAY INC., WESTERN LABRADOR RAIL SERVICES INC., ST. LAWRENCE & ATLANTIC RAILROAD (QUEBEC) INC. and SERVICES FERROVIAIRES DE L’ESTUAIRE (collectively, the “Canadian Guarantors”), (g) GENESEE & WYOMING C.V., GWI HOLDING B.V., BELGIUM RAIL FEEDING BVBA, and GWI INTERNATIONAL B.V. (collectively, the “European Guarantors”), (h) GWI HOLDINGS PTY LTD (ACN 094 819 806), VIPER LINE PTY LIMITED (ACN 092 437 691), SA RAIL PTY LIMITED (ACN 077 946 340), GWI HOLDINGS NO. 2 PTY LTD (ACN 132 989 998), GENESEE AND WYOMING AUSTRALIA EASTERN PTY LTD. (ACN 142 367 280), GWA (NORTH) PTY LTD (ACN 144 081 774), GWA (ALICE) PTY LTD. (ACN 144 076 068), and G&W AUSTRALIA HOLDINGS LP (collectively, the “Australian Guarantors”), (i) any other Person which may become a guarantor of the Foreign Obligations in accordance with §9.14 (together with the Canadian Guarantors, the European Guarantors and the Australian Guarantors, the “Foreign Guarantors”), (j) BANK OF AMERICA, N.A., a national banking association and the other lending institutions listed on Schedule II hereto, (k) BANK OF AMERICA, N.A., as administrative agent for itself and such lending institutions (acting in such capacity, the “Administrative Agent”), Domestic Swingline Lender and Issuing Lender, (l) BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Swingline Lender and Canadian Agent, (m) BANK OF AMERICA, N.A., acting through its London branch, as European Swingline Lender and European Agent, (n) BANK OF AMERICA, N.A., acting through its Australia branch, as Australian Swingline Lender, (o) JPMORGAN CHASE BANK, N.A. and DEUTSCHE BANK SECURITIES INC., as co-syndication agents (the “Co-Syndication Agents”) and (p) AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED and KEYBANK NATIONAL ASSOCIATION, as co-documentation agents (the “Co-Documentation Agents”).

WHEREAS, pursuant to that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 8, 2008 (as heretofore amended, the “Existing Credit Agreement”), certain Lenders have made loans to the Borrowers for the purposes described therein; and

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent amend and restate the Existing Credit Agreement in its entirety to, among other things:

(a) increase the Total Commitment to $425,000,000;

(b) provide for a Term Loan to the Domestic Borrowers in the aggregate principal amount of $200,000,000;

(c) provide for a Term Loan to the Canadian Borrower in the aggregate principal amount of the Canadian Dollar Equivalent of $25,000,000;

(d) provide for a Term Loan to the Australian Borrower in the aggregate principal amount of the Australian Dollar Equivalent of $100,000,000;

(e) convert the letters of credit under the Existing Credit Agreement into Letters of Credit hereunder; and

(f) make certain other changes to the terms and provisions of the Existing Credit Agreement.

NOW THEREFORE, the Borrowers, the Guarantors, the Lenders and the Agents hereby agree that, subject to §29 hereof, the Existing Credit Agreement (including all the schedules and exhibits thereto) is hereby amended and restated in its entirety as set forth herein:

1. DEFINITIONS AND RULES OF INTERPRETATION.

1.1. Definitions. The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Credit Agreement referred to below:

Additional Australian Term Loan. See §33.

Additional Term Loan. See §27.2.

Adjustment Date. Each April 1, June 1, September 1 and December 1 of each calendar year.

Administrative Agent. See preamble.

Administrative Agent’s Office. With respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 21 (as may be updated from time to time with notice to GWI and the Lenders) with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify GWI and the Lenders.

Administrative Agent’s Special Counsel. Bingham McCutchen LLP or such other counsel as may be approved by the Administrative Agent.

Administrative Questionnaire. An Administrative Questionnaire in a form supplied by the Administrative Agent.

Affiliate. Any Person that would be considered to be an affiliate of another Person under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such other Person were issuing securities.

Agents. Collectively, the Administrative Agent, the Canadian Agent and the European Agent.

Aggregate Australian Revolving Loan Commitments. The Australian Revolving Loan Commitments of all the Australian Lenders.

Aggregate Canadian Revolving Loan Commitments. The Canadian Revolving Loan Commitments of all the Canadian Lenders.

Aggregate Domestic Revolving Loan Commitments. The Domestic Revolving Loan Commitments of all the Domestic Lenders.

Aggregate European Commitments. The European Commitments of all the European Lenders.

Alternative Currency. Each of Euro, Canadian Dollars and Australian Dollars.

Applicable Agent. The Administrative Agent, the Canadian Agent or the European Agent, as the context requires.

Applicable Agent’s Office. The Administrative Agent’s Office, the Canadian Agent’s Office or the European Agent’s Office, as the context requires.

Applicable Borrower. Any Domestic Borrower, the European Borrower, the Canadian Borrower or the Australian Borrower, as the context requires.

Applicable Commitment. Each Lender’s Domestic Revolving Loan Commitment, Canadian Revolving Loan Commitment, European Commitment or Australian Revolving Loan Commitment, as applicable.

Applicable Floating Rate. Shall mean the Base Rate, Canadian Base Rate, Euro Base Rate or Australian Base Rate, as the context requires.

Applicable Floating Rate Loans. Base Rate Loans, Canadian Base Rate Loans, Euro Base Rate Loans or Australian Base Rate Loans, as the context requires.

Applicable Foreign Loan Party Documents. See §8.22.

Applicable Lenders. The Domestic Lenders, the Canadian Lenders, the European Lenders or the Australian Lenders, as the context requires.

Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a “Rate Adjustment Period”), the Applicable Margin shall be the applicable margin set forth below with respect to the Funded

Debt to EBITDAR Ratio, as determined for the fiscal period of the Borrowers and their Restricted Subsidiaries ending immediately prior to the applicable Rate Adjustment Period (except for any Rate Adjustment Period beginning on April 1 of any calendar year for which the Applicable Margin will be determined by reference to the Funded Debt to EBITDAR Ratio for the fiscal period ending on the immediately preceding December 31).

Level	Funded Debt to EBITDAR Ratio	Applicable Floating Rate Applicable Margin	Applicable Offered Rate Applicable Margin	Commitment Fee Rate
I	Greater than or equal to 3.00 to 1.00	1.000%	2.000%	0.400%
II	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.750%	1.750%	0.350%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.500%	1.500%	0.300%
IV	Less than 2.00 to 1.00	0.250%	1.250%	0.250%

Notwithstanding the foregoing, (a) during the period commencing on the Closing Date through the first Adjustment Date following the Closing Date, the Applicable Margin shall be no lower than the Applicable Margin set forth for Level II above, and (b) if the Borrowers fail to deliver any Compliance Certificate pursuant to §9.4(c) hereof, then, for the period commencing on the date such Compliance Certificate was due pursuant to §9.4(c) through the date such Compliance Certificate is actually delivered to the Lenders, the Applicable Margin shall be the highest Applicable Margin set forth above.

Applicable Offered Rate. In the case of (a) Domestic Loans, Canadian Loans and European Loans, the LIBOR Rate or (b) Australian Loans, the BBR Rate.

Applicable Offered Rate Loans. In the case of (a) Domestic Loans, Canadian Loans and European Loans, LIBOR Rate Loans or (b) Australian Loans, BBR Rate Loans.

Applicable Register. The Domestic Register, the European Register, the Canadian Register or the Australian Register, as applicable.

Applicable Required Lenders. The Required Domestic Lenders, the Required Canadian Lenders, the Required European Lenders and/or the Required Australian Lenders, as the context requires.

Applicable Swingline Lender. The Domestic Swingline Lender, the European Swingline Lender, the Canadian Swingline Lender or the Australian Swingline Lender, as the context requires.

Approved Fund. Any Fund that is administered or managed by (a) a Lender, (b) a Lender Affiliate or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

APT. Asia Pacific Transport Pty Ltd, a proprietary limited company organized under the laws of Australia.

Assignee Group. Two or more assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

Assignment and Assumption. An assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by §20.2), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

AustralAsia. AustralAsia Railway Corporation.

Australian Acquisition. The acquisition by GWA (North) of the assets of APT and FreightLink and related companies on December 1, 2010.

Australian Acquisition BSA. The Business Sale Agreement entered into by and among GWA (North), GWI, APT and FreightLink in connection with the Australian Acquisition.

Australian Base Rate. For any day a fluctuating rate per annum equal to (a) the RBA cash rate displayed at or about 10:30 a.m. (Sydney time) on such day on the Reuters screen RBA27 page plus (b) 3.00%. Any change in such RBA cash rate shall take effect at the opening of business on the day specified in the public announcement of such change.

Australian Base Rate Loan. An Australian Loan that bears interest at the Australian Base Rate.

Australian Borrower. See preamble.

Australian Consolidated Group. The Australian Borrower, the Australian Guarantors, and their Restricted Subsidiaries and Unrestricted Subsidiaries that are consolidated into a single entity for tax purposes.

Australian Dollar Equivalent. At any time, (a) with respect to any amount denominated in Australian Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Australian Dollars, the equivalent amount thereof in Australian Dollars as determined by the Applicable Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Australian Dollars with such other currency.

Australian Dollars or AUD. The lawful currency of the Commonwealth of Australia.

Australia Eastern. Genesee and Wyoming Australia Eastern Pty Ltd. (ACN 142 367 280), a proprietary limited company organized under the laws of the Commonwealth of Australia.

Australian Guarantors. The “Australian Guarantors” as defined in the preamble and any other Restricted Subsidiary organized under the laws of any state or territory of the Commonwealth of Australia or the federal laws of the Commonwealth of Australia that has executed an Instrument of Adherence (Guaranty) in accordance with §9.14.

Australian Lenders. The Lenders listed on Schedule II, acting in their role as lenders of the Australian Loans and any other Person who becomes an assignee of any rights and obligations of an Australian Lender pursuant to §20.

Australian Loans. Collectively, the Australian Term Loan and the Australian Revolving Loans.

Australian Notes. Collectively, the Australian Term Notes and the Australian Revolving Notes.

Australian Obligations. All indebtedness, obligations and liabilities of the Australian Borrower to the Australian Lenders, the Australian Swingline Lender, the Issuing Lender and the Administrative Agent, individually or collectively existing on the date of this Credit Agreement or arising thereafter (a) under or in respect of or in connection with any of the Australian Notes, Letters of Credit or Letter of Credit Applications in respect of the Australian Borrower, or Australian Loans or Australian Swingline Loans made, or Reimbursement Obligations incurred and including any interest thereon, Australian Revolving Loan Commitment Fees or other fees or expenses in respect thereof, (b) under any Hedging Agreement between the Australian Borrower and any Australian Lender, the Australian Swingline Lender, the Issuing Lender, or any Lender Affiliate, and (c) under the Loan Documents.

Australian Reference Banks. National Australia Bank Limited, Australia and New Zealand Banking Group Limited and Westpac Banking Corporation or any such other banks as may be nominated from time to time by the Administrative Agent (and prior to the existence of an Event of Default, in consultation with the Australian Borrower).

Australian Register. See §20.3(c).

Australian Restricted Subsidiary. Each Australian Guarantor and any other Restricted Subsidiary organized under the laws of any state or territory of the Commonwealth of Australia or the federal laws of the Commonwealth of Australia that has not executed an Instrument of Adherence (Guaranty) in accordance with §9.14 as a result of a legal impediment or an adverse tax impact to GWI and its Subsidiaries with respect to such Restricted Subsidiary providing a Guaranty as determined by the Borrowers and any Agent.

Australian Revolving Loans. The revolving credit loans made or to be made by the Australian Lenders to the Australian Borrower pursuant to §2.1.

Australian Revolving Loan Commitment. As to each Australian Lender, its obligation to make Australian Revolving Loans or to participate in Australian Swingline Loans to the Australian Borrower pursuant to §2.1 in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Australian Lender’s name on Schedule II hereto, as such Schedule may be updated from time to time pursuant to §§2.10(c) or 20, or in the Assignment and Assumption pursuant to which an Australian Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

Australian Revolving Loan Commitment Fee. See §2.2(d).

Australian Revolving Notes. See §2.4.

Australian Swingline Lender. Bank of America-Australia Branch in its capacity as lender of Australian Swingline Loans hereunder.

Australian Swingline Loan. Any loan made by the Australian Swingline Lender to the Australian Borrower pursuant to §2.7.1 hereof.

Australian Swingline Sublimit. $15,000,000. The Australian Swingline Sublimit is part of, and not in addition to, the Aggregate Australian Revolving Loan Commitments.

Australian Tax Sharing Agreement. That certain agreement by and among the members of the Australian Consolidated Group which provides, among other things, that (a) each member of the Australian Consolidated Group shall not be required to pay more than its pro rata share of taxes that it would be required to pay on an individual basis and (b) GWALP shall have the ability to distribute any tax refunds or other benefits to other members of the Australian Consolidated Group in amounts consistent with the payments made by such other members.

Australian Term Loan. The term loan made by the Australian Lenders in accordance with their Commitment Percentages to the Australian Borrower on the Closing Date in Australian Dollars pursuant to §3.1 in the principal amount of the Australian Dollar Equivalent of $100,000,000.

Australian Term Notes. See §3.2.

Auto-Extension Letter of Credit. See §5.1.2.

Available Amount. See §10.4.

Available Amount Not Otherwise Applied. See §10.4.

BA Rate. For any day, the simple average of the annual rates applicable to Canadian Dollar bankers’ acceptances displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as of approximately 10:00 a.m. (Toronto time) on such day (or, if such day is not a Business Day, as of 10:00 a.m. (Toronto time) on the immediately preceding Business Day), provided that if such rates do not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole basis point) as of 10:00 a.m. (Toronto time) on such day at which the Canadian Agent is offering to purchase Canadian Dollar bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term).

Balance Sheet Date. December 31, 2010.

Bank of America. Bank of America, N.A., a national banking association.

Bank of America-Australia Branch. Bank of America, N.A., acting through its Australia branch, together with its successors.

Bank of America-Canada Branch. Bank of America, N.A., acting through its Canada branch, together with its successors.

Bank of America-London Branch. Bank of America, N.A., acting through its London branch, together with its successors.

Bank of Canada Rate. The “Bank Rate” as set by the Bank of Canada, as quoted on Reuters page BOCFAD, or, if no such rate is so published, the Bank Rate shall be the “Bank Rate” set by the Bank of Canada as determined by the Canadian Agent.

Base Rate. For any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus  1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the LIBOR Rate for a one-month Interest Period plus 1%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loans. All or any portion of any Domestic Revolving Loans and all or any portion of the Domestic Term Loan bearing interest calculated by reference to the Base Rate.

BBR Rate. (a) The average bid rate (the “BBR Screen Rate”) displayed at or about 10:30 a.m. (Sydney time) two Business Days prior to the commencement of such Interest Period on the Reuters screen BBSY page for a term equivalent to the Interest Period; or (b) to the extent the BBR Screen Rate is not displayed for a term equivalent to such Interest Period or the basis on which the BBR Screen Rate is displayed is changed and in the opinion of the Administrative Agent it ceases to reflect the Lenders’ cost of funding to the same extent as at the date of this Credit Agreement, then the BBR Rate will be the rate determined by the Administrative Agent in good faith and notified by it to the Australian Borrower to be the average of the buying rates quoted to the Administrative Agent by three (3) Australian Reference Banks at or about that time on that date. The buying rates must be for bills of exchange accepted by a leading Australian bank and which have a term equivalent to the Interest Period. If there are no buying rates, the rate for each applicable Lender will be the rate notified by that Lender to the Administrative Agent to be that Lender’s cost of funding its participation in the relevant Australian Loan for that period. Rates will be expressed as a yield percent per annum to maturity, and if necessary will be rounded up to the nearest fourth decimal place.

BBR Rate Loan. Any Loan in Australian Dollars bearing interest at a rate determined by reference to the BBR Rate in accordance with the provisions of §2.5.

BBR Screen Rate. See definition of BBR Rate.

Book Manager. MLPF&S.

Borrowers. Collectively, the Domestic Borrowers, the Australian Borrower, the European Borrower and the Canadian Borrower, and the term Borrower shall apply to each of them individually.

Borrowers Materials. See §9.4.

Business Day. Any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, as applicable, (i) New York, (ii) the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located, (iii) the province where the Canadian Agent’s Office with respect to Obligations denominated in Canadian Dollars is located, (iv) the country where the European Agent’s Office with respect to Obligations denominated in Euro is located or (v) the place where Bank of America-Australia Branch’s office with respect to Obligations denominated in Australian Dollars is located (currently Sydney) and:

(a) if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such LIBOR Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Credit Agreement in respect of any such LIBOR Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such LIBOR Rate Loan, or any other dealings in Euro to be carried out pursuant to this Credit Agreement in respect of any such LIBOR Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to an Applicable Offered Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of an Applicable Offered Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Credit Agreement in respect of any such Applicable Offered Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

Canadian Agent. With respect to local funding procedures described herein, Bank of America-Canada Branch in its capacity as Canadian agent under any of the Loan Documents, and with respect to any other provisions set forth herein, Bank of America, and in each case, any successor Canadian Agent.

Canadian Agent’s Office. With respect to Canadian Dollars, Bank of America-Canada Branch’s address and, as appropriate, account as set forth on Schedule 21 (as may be updated from time to time with notice to the Canadian Borrower) with respect to such currency, or such other address or account with respect to such currency as the Canadian Agent may from time to time notify the Canadian Borrower and the Lenders.

Canadian Base Rate. The greater of (a) the rate of interest per annum announced by the Canadian Agent (or its successors) from time to time as its prime rate in effect for Canadian Dollar commercial loans in Canada at its principal office in Toronto, Ontario, and (b) the thirty (30) day BA Rate plus  1/2 of 1% per annum.

Canadian Base Rate Loans. All or any portion of any Canadian Loan bearing interest calculated by reference to the Canadian Base Rate.

Canadian Borrower. See preamble.

Canadian Dollar Equivalent. At any time, (a) with respect to any amount denominated in Canadian Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Canadian Dollars, the equivalent amount thereof in Canadian Dollars as determined by the Applicable Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Canadian Dollars with such other currency.

Canadian Dollars or Cdn. $. Lawful currency of Canada.

Canadian Guarantors. The “Canadian Guarantors” as defined in the preamble and any other Restricted Subsidiary organized under the laws of any province or territory of Canada or the federal laws of Canada that has executed an Instrument of Adherence (Guaranty) in accordance with §9.14.

Canadian Lenders. The Lenders listed on Schedule II, acting in their role as lenders of the Canadian Loans and any other Person who becomes an assignee of any rights and obligations of a Canadian Lender pursuant to §20.

Canadian Loans. Collectively, the Canadian Term Loan and the Canadian Revolving Loans.

Canadian Notes. Collectively, the Canadian Term Notes and the Canadian Revolving Notes.

Canadian Obligations. All indebtedness, obligations and liabilities of the Canadian Borrower to the Canadian Lenders, the Canadian Swingline Lender, the Issuing Lender and the Canadian Agent, individually or collectively existing on the date of this Credit Agreement or arising thereafter (a) under or in respect of or in connection with any of the Canadian Notes, Letters of Credit or Letter of Credit Applications in respect of the Canadian Borrower, or Canadian Loans or Canadian Swingline Loans made, or Reimbursement Obligations incurred and including any interest thereon, Canadian Commitment Fees or other fees or expenses in respect thereof, (b) under any Hedging Agreement between the Canadian Borrower and any Canadian Lender, the Canadian Swingline Lender, the Issuing Lender, or any Lender Affiliate, and (c) under the Loan Documents.

Canadian Plans. All the employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to the current or former employees, officers or directors of the Canadian Borrower and the Canadian Guarantors maintained, sponsored or funded by the Canadian Borrower or the Canadian Guarantors (as the case may be), whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered.

Canadian Register. See §20.3(d).

Canadian Restricted Subsidiary. Each Canadian Guarantor and any other Restricted Subsidiary organized under the laws of any province or territory of Canada or the federal laws of Canada that has not executed an Instrument of Adherence (Guaranty) in accordance with §9.14 as a result of a legal impediment or an adverse tax impact to GWI and its Subsidiaries with respect to such Restricted Subsidiary providing a Guaranty as determined by the Borrowers and any Agent.

Canadian Revolving Loan. The revolving credit loans made or to be made by the Canadian Lenders to the Canadian Borrower pursuant to §2.1.

Canadian Revolving Loan Commitment. As to each Canadian Lender, its obligation to make a Canadian Revolving Loan or to participate in Canadian Swingline Loans to the Canadian Borrower pursuant to §2.1 in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Canadian Lender’s name on Schedule II hereto, as such Schedule may be updated from time to time pursuant to §§2.10(c) or 20, or in the Assignment and Assumption pursuant to which a Canadian Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

Canadian Revolving Loan Commitment Fee. See §2.2(c).

Canadian Revolving Notes. See §2.4.

Canadian Swingline Lender. Bank of America-Canada Branch in its capacity as lender of Canadian Swingline Loans hereunder.

Canadian Swingline Loan. Any loan made by the Canadian Swingline Lender to the Canadian Borrower pursuant to §2.7.1 hereof.

Canadian Swingline Sublimit. $15,000,000. The Canadian Swingline Sublimit is part of, and not in addition to, the Aggregate Canadian Revolving Loan Commitments.

Canadian Term Loan. The term loan made by the Canadian Lenders in accordance with their Commitment Percentages to the Canadian Borrower on the Closing Date in Canadian Dollars pursuant to §3.1 in the principal amount of the Canadian Dollar Equivalent of $25,000,000.

Canadian Term Notes. See §3.2.

Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

Capital Expenditures. Amounts paid or indebtedness incurred (without duplication) by the Borrowers or their Restricted Subsidiaries in connection with the purchase or lease by any of the Borrowers or any of their Restricted Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP, less amounts reimbursed by third parties.

Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Capitalized Leases. Leases by form or implication, under which any of the Borrowers or any of their Restricted Subsidiaries is the lessee, lessor or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee, lessor or obligor in accordance with GAAP.

Cash Collateralize. To pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Agents, Issuing Lender or any Swingline Lender (as applicable) and the Lenders, as collateral for Letter of Credit Obligations, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Lender or Swingline Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the Issuing Lender or any Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

Cash Equivalents. (a) Marketable direct obligations issued by, or unconditionally guaranteed by, the United States government, the Canadian government, the government of the

European Union, the government of the Netherlands, or the Australian government or issued by any agency thereof and backed by the full faith and credit of the United States, Canada, the European Union, the Netherlands or Australia in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States, Canada, the European Union, the Netherlands or Australia or any state or province thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government, the Canadian government, the government of the European Union, the government of the Netherlands, or the Australian government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States, Canada, the European Union, the Netherlands or Australia, by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any other foreign government, the securities of which state, province, commonwealth, territory, political subdivision, taxing authority or other foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

CERCLA. See §8.15.

Change in Law. The occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Closing Date. The first date on which the conditions set forth in §§12 and 13 have been satisfied and any Loans are to be converted or made or any Letters of Credit are to be converted or issued hereunder.

Co-Lead Arranger. Each of MLPF&S, Australia and New Zealand Banking Group Limited, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

Code. The Internal Revenue Code of 1986, as amended, together with any regulations issued thereunder.

Commitment Fee. Collectively, the Domestic Revolving Loan Commitment Fee, the European Commitment Fee, the Canadian Revolving Loan Commitment Fee and the Australian Revolving Loan Commitment Fee.

Commitment Fee Rate. The Commitment Fee Rate set forth in accordance with the definition of Applicable Margin hereof.

Commitment Percentage. With respect to each Lender, the percentage set forth next to such Lender’s name on Schedule II hereto as such Lender’s applicable percentage of the Aggregate Domestic Revolving Loan Commitments, Aggregate Canadian Revolving Loan Commitments, Aggregate European Commitments, and Aggregate Australian Revolving Loan Commitments and with respect to the Term Loans, such Lender’s applicable percentage of the outstanding Domestic Term Loan, Australian Term Loan and Canadian Term Loan, as applicable, as the same may be adjusted in accordance with §§6.17, 2.10 or 20.

Commitments. Collectively, or individually, the Domestic Revolving Loan Commitment, the European Commitment, the Australian Revolving Loan Commitment and/or the Canadian Revolving Loan Commitment.

Compliance Certificate. See §9.4(c).

Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers and their Restricted Subsidiaries, consolidated in accordance with GAAP.

Consolidated EBITDA. For any fiscal period of the Borrowers and their Restricted Subsidiaries, an amount equal to the sum of (a) Consolidated Net Income for such fiscal period, plus in each case, to the extent deducted in computing Consolidated Net Income and without duplication, (b) Consolidated Total Interest Expense for such fiscal period, (c) income tax expense for such fiscal period, (d) the aggregate amount of depreciation and amortization for such fiscal period, (e) all losses from the sale of assets of the Borrowers and their Restricted Subsidiaries (except to the extent the losses from sales of assets are related to sales of assets purchased during the fiscal period), (f) non-cash compensation expense, (g) for any such fiscal period ending on or prior to September 30, 2011 transaction costs in connection with the Australian Acquisition in an aggregate amount not to exceed $25,000,000, (h) non-cash expense in connection with Hedging Agreements incurred in the ordinary course of business and (i) non-cash impairment expense, minus (j) to the extent included in computing Consolidated Net Income, all gains from the sale of assets of the Borrowers and their Restricted Subsidiaries

(except to the extent the gains from sales of assets are related to sales of assets purchased during such fiscal period) and (k) non-cash income in connection with Hedging Agreements incurred in the ordinary course of business.

Consolidated EBITDAR. For any fiscal period of the Borrowers and their Restricted Subsidiaries, an amount equal to the sum of (a) Consolidated EBITDA for such fiscal period (which shall include EBITDA of the businesses acquired by the Borrowers or any of their Restricted Subsidiaries through Permitted Acquisitions or the Australian Acquisition during such fiscal period (each an “Acquired Business”), or the Restricted Subsidiaries acquired or formed during such fiscal period (each a “New Subsidiary”); in each case, on a pro forma basis in an amount such that the actual EBITDA of such Acquired Business or New Subsidiary included in such period plus the amount of pro forma EBITDA of such Acquired Business or New Subsidiary included in such period (the “Pro Forma EBITDA”) equals one year of EBITDA credit; provided that, (i) such calculations shall be made with reference to the audited financial statements of such Acquired Businesses or New Subsidiaries for the most recent fiscal year ended of such Acquired Businesses or New Subsidiaries and any unaudited quarterly statements which have been received since the most recent fiscal year ended of such Acquired Business or New Subsidiaries, or (ii) in the event that there are only unaudited financial results or no financial results available with respect to such Acquired Businesses or New Subsidiaries, such calculations shall be made with reference to other acceptable financial statements or reasonable estimates of such past performance made by the Borrowers based on existing data and other available information, such financial statements or, as the case may be, estimates to be agreed upon by the Borrowers and the Administrative Agent and, to the extent the pro forma financial statements delivered pursuant to §10.5.2(c)(ii) demonstrate a pro forma Funded Debt to EBITDAR Ratio greater than or equal to 2.25 to 1, with respect to Permitted Acquisitions for which the total consideration (other than consideration in the form of Capital Stock of any Borrower or any Restricted Subsidiary) therefor exceeds $125,000,000 (or in the event that the pro forma financial statements delivered pursuant to §10.5.2(c)(ii) demonstrate a pro forma Funded Debt to EBITDAR Ratio less than or equal to 3.00 to 1, $200,000,000), the Required Lenders), plus (b) to the extent deducted in computing Consolidated Net Income, all payments and rental charges made by any of the Borrowers or any of their Restricted Subsidiaries (including any Acquired Business or New Subsidiary) during such fiscal period in respect to operating leases plus (c) expenses for such fiscal period with respect to Permitted Acquisitions or the Australian Acquisition which are (i) discontinued upon the effective date of such Permitted Acquisition or the Australian Acquisition or within sixty days thereof, (ii) approved by the Administrative Agent (which approval shall not be unreasonably withheld) and (iii) otherwise consistent with Regulation S-X plus (d) solely in respect of the Australian Acquisition, pro forma cost savings in an aggregate amount not to exceed $4,500,000 and approved in writing by the Administrative Agent. By way of example only, Pro Forma EBITDA of an Acquired Subsidiary or a New Subsidiary would be determined, at any time during the first four fiscal quarters following a Permitted Acquisition, the Australian Acquisition or the formation of a New Subsidiary, by multiplying (A) the annual pro forma EBITDA of such Person determined at the time of such acquisition or formation by (B) a fraction, the numerator of which equals 365 minus the number of days elapsed from the closing date of such acquisition or formation to the applicable date of determination, and the denominator of which equals 365.

Consolidated Funded Debt. As at any date of determination, an amount equal to the aggregate amount of Indebtedness of the Borrowers and their Restricted Subsidiaries, determined on a consolidated basis, related to the borrowing of money, the obtaining of credit or any outstanding contingent acquisition purchase price amounts (which the parties hereto agree for the purposes of this definition does not include Indebtedness permitted under §§10.1(b), (c), (d), (e), (h), (i) and (j) hereof) whether absolute or contingent, including, to the extent not included in such Indebtedness, the net present value (using a discount rate of 8% per annum) of all operating leases with a non-cancellable term of longer than one year and all Indebtedness guaranteed by any of the Borrowers or any of their Restricted Subsidiaries. Consolidated Funded Debt shall not include any committed purchase amounts for the acquisition of railroad and railroad-related material, equipment or supplies.

Consolidated Net Income. The consolidated net income of the Borrowers and their Restricted Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income or loss; plus principal payments received by the Borrowers and their Restricted Subsidiaries during such period with respect to Capitalized Leases; minus any equity in the net income of (or plus any equity in the net loss of) any equity investment of any Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary, minority equity investment, unincorporated joint ventures or contractual joint ventures, plus cash dividends or similar cash Distributions paid to the Borrowers or their Restricted Subsidiaries from any Unrestricted Subsidiary, minority equity investment, unincorporated joint ventures or contractual joint ventures, during the applicable period.

Consolidated Total Assets. The total assets of the Borrowers and their Subsidiaries, on a consolidated basis, as shown on GWI’s financial statements prepared in accordance with GAAP determined as of the last day of each fiscal quarter.

Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrowers and their Restricted Subsidiaries during such period on all Indebtedness of the Borrowers and their Restricted Subsidiaries related to the borrowing of money or the obtaining of credit outstanding during all or any part of such period, including payments consisting of interest in respect of any Capitalized Lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money (other than non-cash interest or fees) solely to the extent that such fees are properly included as interest expense in accordance with GAAP.

Consolidated Total Tangible Assets. Consolidated Total Assets less intangible assets as defined by GAAP.

Conversion Request. A notice given by the Domestic Borrowers, Australian Borrower, European Borrower or Canadian Borrower to the Applicable Agent of such Borrower’s election to convert or continue a Domestic Loan, Australian Loan, European Loan or Canadian Loan in accordance with §2.8 or §3.5, as applicable.

Corporate Restructuring. The moving of (a) any direct or indirect domestic Subsidiary to become a Subsidiary of GWI or a Subsidiary of any other domestic Subsidiary of GWI and (b)

any direct or indirect European, Canadian or Australian Subsidiary of GWI to become a Subsidiary of any other European, Canadian or Australian Subsidiary of GWI; provided, however, that no Restricted Subsidiary shall become an Unrestricted Subsidiary as a result of such restructuring.

Credit Agreement. This Third Amended and Restated Revolving Credit and Term Loan Agreement, as amended, modified or supplemented and in effect from time to time, including the Schedules and Exhibits hereto.

Creditors. See §7.7.

Debtor Relief Laws. The Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up Act (Canada), the Bankruptcy Act (Netherlands), Corporations Act 2001 (Cwlth)(Australia) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, administration, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada, Australia, the Netherlands, the European Union or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Debtor Relief Reservations. (a) The event that not every obligation will be enforced by a court in accordance with its terms in every circumstance, the enforcement being subject, inter alia, to the nature of the available remedies, (b) any limitation by bankruptcy, moratorium, fraudulent conveyance (Actio Pauliana) or similar laws affecting creditor’s rights generally, (c) the time-barring of claims under applicable statutes of limitation, (d) rules against penalties and similar principles and (e) any other generally accepted limitations of law, including those which are set out as qualifications as to matters of law in the legal opinions delivered to the Applicable Agent under this Credit Agreement.

Default. See §14.1.

Defaulting Lender. Subject to §6.17(b), any Applicable Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and GWI in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) has notified GWI or the Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by GWI or the Administrative Agent, to confirm in a manner satisfactory to GWI and the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and GWI), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of any Person, other than dividends payable solely in shares of common stock or similar non-preferred equity interests of such Person; the purchase, redemption, or other retirement of any shares of any class of Capital Stock of any Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by any Person to its shareholders or equity holders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of any Person.

Dollar Equivalent. At any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Applicable Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such other currency.

Dollars or $. Dollars in lawful currency of the United States of America.

Domestic Borrower and Domestic Borrowers. Each of GWI and RP, individually, and GWI and RP, collectively.

Domestic Lenders. The Lenders listed on Schedule II, acting in their role as lenders of the Domestic Revolving Loans and the Domestic Term Loan and any other Person who becomes an assignee of any rights and obligations of a Domestic Lender pursuant to §20.

Domestic Notes. The Domestic Revolving Notes and the Domestic Term Notes.

Domestic Register. See §20.3(a).

Domestic Revolving Loans. The revolving credit loans to be made by the Domestic Lenders to the Domestic Borrowers pursuant to §2.1 hereof.

Domestic Revolving Loan Commitment. With respect to each Domestic Lender, the amount set forth on Schedule II hereto, as such Schedule may be updated from time to time pursuant to §§2.10(c) or 20, or in the Assignment and Assumption pursuant to which a Domestic Lender becomes a party hereto, as applicable, as the amount of such Lender’s commitment to make Domestic Revolving Loans to, to participate in Domestic Swingline Loans to, and to participate in the issuance and extension of Letters of Credit for the account of, the Domestic Borrowers (and, in the case of Letters of Credit, the Canadian Borrower, the European Borrower and the Australian Borrower), as such amount may be adjusted from time to time in accordance with this Credit Agreement.

Domestic Revolving Loan Commitment Fee. See §2.2(a).

Domestic Revolving Notes. See §2.4.

Domestic Swingline Lender. Bank of America in its capacity as lender of Domestic Swingline Loans hereunder.

Domestic Swingline Loan. Any loan made by the Domestic Swingline Lender to the Domestic Borrowers pursuant to §2.7.1 hereof.

Domestic Swingline Sublimit. $15,000,000. The Domestic Swingline Sublimit is part of, and not in addition to, the Aggregate Domestic Revolving Loan Commitments.

Domestic Term Loan. See §3.1(a).

Domestic Term Note. See §3.2.

Drawdown Date. The date on which any Loan is made or is to be made, and the date on which all or any portion of any Loan is converted or continued in accordance with §§2.8 or 3.5, as applicable.

EMU Legislation. The legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

Environmental Laws. See §8.15(a).

EPA. See §8.15(b).

ERISA. The Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate. Any Subsidiary of GWI and any trade or business (whether or not incorporated) that, together with GWI or any Subsidiary of GWI, is treated as a single employer within the meaning of §414(b) or (c) of the Code (or under §§414(m) and (o) of the Code solely for purposes of provisions relating to §412 of the Code).

ERISA Event. (a) A Reportable Event with respect to a Pension Plan; (b) the withdrawal of GWI or any ERISA Affiliate from a Multiple Employer Plan pursuant to §4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in §4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under §4062(e) of ERISA; (c) a complete or partial withdrawal by GWI or any ERISA Affiliate from a

Multiemployer Plan or receipt by GWI or any ERISA Affiliate of notification that a Multiemployer Plan is in “reorganization” (within the meaning of §4241 of ERISA); (d) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under §4041 of ERISA, or the termination of a Multiemployer Plan under §4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under §4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an “at-risk” plan within the meaning of §430 of the Code or §303 of ERISA; (h) receipt of Notice that the PBGC has instituted proceedings to terminate a Multiemployer Plan or that a Multiemployer Plan has been determined to be in “endangered” or “critical” status within the meaning of §432 of the Code or §305 of ERISA; or (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under §4007 of ERISA, upon GWI or any ERISA Affiliate.

Euro and EUR. The lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

Euro Base Rate. For any day, the rate of interest per annum equal to the sum of (a) the higher of (i) the rate of interest per annum at which overnight deposits in Euro, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America-London Branch to major banks in the local market or other applicable offshore interbank market, and (ii) the cost of funds to Bank of America-London Branch with respect to such amount for such day, expressed as a rate of interest per annum plus (b) the Applicable Margin for LIBOR Rate Loans.

Euro Base Rate Loan. A European Loan that bears interest at the Euro Base Rate.

Euro Equivalent. At any time, (a) with respect to any amount denominated in Euro, such amount, and (b) with respect to any amount denominated in any currency other than Euro, the equivalent amount thereof in Euro as determined by the Applicable Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Euro with such other currency.

Eurocurrency Interbank Market. Any lawful recognized market in which deposits of Dollars, Euro, Australian Dollars and Canadian Dollars are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations or eurocurrency funding operations are customarily conducted.

Eurocurrency Reserve Percentage. For any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

European Agent. With respect to local funding procedures described herein, Bank of America-London Branch in its capacity as European agent under any of the Loan Documents, and with respect to any other provisions set forth herein, Bank of America, and in each case, any successor European Agent.

European Agent’s Office. With respect to Euro, Bank of America-London Branch’s address and, as appropriate, account as set forth on Schedule 21 (as may be updated from time to time with notice to the European Borrower) with respect to such currency, or such other address or account with respect to such currency as the European Agent may from time to time notify the European Borrower and the Lenders.

European Borrower. See preamble.

European Commitment. As to each European Lender, its obligation to make European Loans or to participate in European Swingline Loans to the European Borrower pursuant to §2.1 in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such European Lender’s name on Schedule II hereto, as such Schedule may be updated from time to time pursuant to §§2.10(c) or 20, or in the Assignment and Assumption pursuant to which a European Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

European Commitment Fee. See §2.2(b).

European Guarantors. The “European Guarantors” as defined in the preamble and any other Restricted Subsidiary organized under the laws of any country in the European Union that has executed an Instrument of Adherence (Guaranty) in accordance with §9.14.

European Lenders. The Lenders listed on Schedule II, acting in their role as lenders of the European Loans and any other Person who becomes an assignee of any rights and obligations of a European Lender pursuant to §20.

European Loans. The revolving credit loans made or to be made by the European Lenders to the European Borrower pursuant to §2.1.

European Notes. See §2.4.

European Obligations. All indebtedness, obligations and liabilities of the European Borrower to the European Lenders, the European Swingline Lender, the Issuing Lender and the European Agent, individually or collectively existing on the date of this Credit Agreement or arising thereafter (a) under or in respect of or in connection with any of the European Notes, Letters of Credit or Letter of Credit Applications in respect of the European Borrower, or European Loans or European Swingline Loans made, or Reimbursement Obligations incurred and including any interest thereon, European Commitment Fees or other fees or expenses in respect thereof, (b) under any Hedging Agreement between the European Borrower and any European Lender, the European Swingline Lender, the Issuing Lender, or any Lender Affiliate, and (c) under the Loan Documents.

European Register. See §20.3(b).

European Restricted Subsidiary. Each European Guarantor and any other Restricted Subsidiary organized under the laws of any country in the European Union that has not executed an Instrument of Adherence (Guaranty) in accordance with §9.14 as a result of a legal impediment or an adverse tax impact to GWI and its Subsidiaries with respect to such Restricted Subsidiary providing a Guaranty as determined by the Borrowers and any Agent.

European Swingline Lender. Bank of America-London Branch in its capacity as lender of European Swingline Loans hereunder.

European Swingline Loan. Any loan made by the European Swingline Lender to the European Borrower pursuant to §2.7.1 hereof.

European Swingline Sublimit. $10,000,000. The European Swingline Sublimit is part of, and not in addition to, the Aggregate European Commitments.

Event of Default. See §14.1.

Excluded Taxes. With respect to any Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of a Loan Party hereunder or under any Loan Document, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the United States, by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or by any jurisdiction as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (or any political subdivision thereof), other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Credit Agreement or any other Loan Document, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Loan Party is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of §6.12(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under §6.11), any withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a change in law) to comply with clause (B) of §6.12(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to §6.12(a)(ii) or (c), and (e) any United States withholding tax imposed on such recipient under FATCA.

Existing Credit Agreement. See preamble.

Existing Letters of Credit. Those letters of credit issued by Bank of America for the account of GWI or any of its Restricted Subsidiaries prior to the Closing Date and listed on Schedule III hereto.

FASB ASC. The Accounting Standards Codification of the Financial Accounting Standards Board.

FATCA. §§1471 through 1474 of the Code as of the date hereof or any amended or successor version that is substantively comparable and not materially more onerous to comply with and any regulations (whether temporary or proposed) that are issued thereunder or official governmental interpretations thereof.

Federal Funds Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of  1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

Fee Letter. The fee letter dated as of June 27, 2011 among the Administrative Agent, MLPF&S and GWI.

Financial Affiliate. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by §4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. §1843).

Foreign Borrowers. Collectively, the Canadian Borrower, the European Borrower and the Australian Borrower.

Foreign Guaranteed Obligations. See §7.1.

Foreign Guarantors. See preamble.

Foreign Lender. Any Lender that is organized under the Laws of a jurisdiction other than that in which the Applicable Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the Issuing Lender). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Foreign Loan Party. Collectively, the Canadian Borrower, the European Borrower, the Australian Borrower and the Foreign Guarantors.

Foreign Obligations. Collectively, the Australian Obligations, the Canadian Obligations and the European Obligations.

Foreign Plan. See §8.13(f).

Foreign Restricted Subsidiary. Any Restricted Subsidiary of any Domestic Borrower (or any other Loan Party that is a “United States person” within the meaning of §7701(a)(30) of the Code) which is not organized under the Laws of any jurisdiction within the United States.

FRA. The United States of America, represented by the Secretary of Transportation acting through the Administrator of Federal Railroad Administration or the Federal Railroad Administrator’s designee.

FreightLink. FreightLink Pty Ltd, a proprietary limited company organized under the laws of Australia.

Fronting Exposure. At any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lenders, such Defaulting Lender’s Commitment Percentage of the applicable Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

Funded Debt to EBITDAR Ratio. At any date as of which such ratio shall be determined, the ratio of (a) the aggregate outstanding amount of Consolidated Funded Debt on such date to (b) Consolidated EBITDAR for the period of four consecutive fiscal quarters most recently ended.

GAAP or generally accepted accounting principles. (a) When used in §11 and in the calculation of the Funded Debt to EBITDAR Ratio, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrowers reflected in GWI’s consolidated financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrowers adopting the same principles.

Governing Documents. With respect to any Person, its certificate or articles of incorporation, its by-laws or, as the case may be, its certificate of formation, its operating agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator (including any supra-national bodies such as the European Union or the European Central Bank).

Government Grants. Those certain agreements entered into in the ordinary course of business pursuant to which a governmental body will pay for a certain portion of a capital project associated with a railroad located in that governmental body’s jurisdiction.

Guaranteed Obligations. Collectively, the U.S. Guaranteed Obligations and the Foreign Guaranteed Obligations.

Guarantors. Collectively, GWI, RP, the Canadian Borrower, the European Borrower, the Australian Borrower, the Foreign Guarantors and the U.S. Guarantors, each of which guaranty certain Obligations pursuant to §7 hereof.

Guaranty. The guaranty of certain Obligations by each of the Guarantors set forth in §7 of this Credit Agreement.

GWALP. G&W Australia Holdings LP, a limited partnership formed under the laws of Australia.

GWA (North). GWA (North) Pty Ltd (ACN 144 081 774), a proprietary limited company organized under the laws of the Commonwealth of Australia.

GWI. See preamble.

Hazardous Substances. See §8.15(b).

Hedging Agreement. Any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates or other indices, including, but not limited to, credit default swaps, equity derivatives, dollar-denominated or cross-currency interest rate agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, commodity swap agreements, commodity options, puts and warrants.

Honor Date. See §5.3(a).

Huron. Huron Central Railway Inc., a corporation constituted under the laws of Ontario, Canada.

Immaterial Restricted Subsidiary. Any Restricted Subsidiary or Restricted Subsidiaries with respect to which, either individually or collectively, (a) the aggregate book value of such Restricted Subsidiary’s or Restricted Subsidiaries’ assets constitutes less than 5% of Consolidated Total Assets, (b) the aggregate revenues of such Restricted Subsidiary or Restricted Subsidiaries constitute less than 5% of the consolidated revenues of GWI and its Restricted Subsidiaries, and (c) that portion of Consolidated EBITDA attributable to such Restricted Subsidiary or Restricted Subsidiaries, if deducted from the calculation of Consolidated EBITDA, would not result in an Event of Default, in each case, on any applicable date.

Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(a) every obligation of such Person for money borrowed,

(b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments,

(c) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person,

(d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith),

(e) every obligation of such Person as an obligor or lessee under any Capitalized Lease,

(f) every obligation of such Person under any Hedging Agreement,

(g) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law, and

(h) every obligation, contingent or otherwise, of such Person guarantying, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (g) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation. For the avoidance of doubt, Government Grants shall not constitute “Indebtedness” hereunder.

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (w) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (x) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (y) any Hedging Agreement shall be the maximum amount of any termination or loss payment required to be paid by such Person if such Hedging Agreement were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, and (z) any guaranty or other contingent liability referred to in clause (h) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

Indemnified Party. See §16.13.

Indemnified Taxes. Taxes other than Excluded Taxes and Other Taxes.

Indirect Tax. Any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

Instrument of Adherence (Guaranty). See §9.14.

Interest Payment Date. (a) As to any Applicable Floating Rate Loan, the last day of the calendar quarter; (b) as to any Applicable Offered Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and on the last day of the Interest Period; and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid.

Interest Period. With respect to each Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by a Borrower in a Loan Request or resulting from a conversion under §§2.8 or 3.5 (i) for any Applicable Floating Rate Loan, the last day of the calendar quarter; and (ii) for any Applicable Offered Rate Loan, 1, 2, 3 or 6 (or, if agreed to by all Lenders, 9 or 12) months; and (b) thereafter, each period commencing on the last day of the preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Applicable Borrower; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(a) if any Interest Period with respect to an Applicable Offered Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b) if any Interest Period with respect to an Applicable Floating Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

(c) if any Borrower shall fail to give notice as provided in §§2.8 or 3.5, such Borrower shall be deemed to have requested a conversion of the affected Applicable Offered Rate Loan to a one month Applicable Offered Rate Loan and the continuance of all Applicable Floating Rate Loans, as the case may be, as Applicable Floating Rate Loans, as the case may be, on the last day of the then current Interest Period with respect thereto;

(d) any Interest Period relating to any Applicable Offered Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(e) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

(f) interest shall accrue for the first day of each Interest Period and each day thereafter up to but (provided that interest is timely paid) not including the last day of such Interest Period.

International Standby Practices. With respect to any standby Letter of Credit, International Standby Practices (ISP98) as promulgated by the Institute of International Banking Law & Practice, Inc., or any successor code of standby letter of credit practices among banks adopted by the Issuing Lender in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to (other than dispositions of property permitted by §10.5.3), or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) without duplication there shall be deducted in respect of any Investment any amounts received as cash earnings on such Investment, whether as dividends, interest or otherwise; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

Issuer Document. With respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Issuing Lender and Applicable Borrower (or any Subsidiary) or in favor of the Issuing Lender and relating to any such Letter of Credit.

Issuing Lender. Bank of America (or any subsidiary or Affiliate of Bank of America designated by Bank of America), in its capacity as issuer of Letters of Credit pursuant to §5, or any successor issuer of Letters of Credit hereunder.

Laws. Collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

Lender Affiliate. With respect to any Lender, (a) an Affiliate of such Lender or (b) any Approved Fund.

Lending Office. As to any Lender, initially the office or offices of such Lender designated as such in Schedule II; thereafter, such other office or offices as a Lender may from time to time notify GWI and the Administrative Agent.

Lenders. The Domestic Lenders, the European Lenders, the Canadian Lenders and the Australian Lenders parties hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to §20. In addition, unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the Issuing Lender.

Letter of Credit. See §5.1.1.

Letter of Credit Advance. With respect to each Lender, such Lender’s funding of its participation in any Letter of Credit Borrowing in accordance with its Commitment Percentage.

Letter of Credit Application. See §5.1.1.

Letter of Credit Borrowing. An extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Domestic Revolving Loan, European Loan, Canadian Revolving Loan or Australian Revolving Loan.

Letter of Credit Borrowing Date. See §5.3(a).

Letter of Credit Expiration Date. The day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

Letter of Credit Fee. See §5.10.

Letter of Credit Obligations. As of any date, the sum of the Maximum Drawing Amount as of such date and all Unpaid Reimbursement Obligations as of such date. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with §5.8. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

Letter of Credit Participation. See §5.1.4.

LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR Base Rate
1.00 – Eurocurrency Reserve Percentage

Where,

“LIBOR Base Rate” means, (a) for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America-London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

(b) For any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America-London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

LIBOR Rate Loans. Loans bearing interest calculated by reference to the LIBOR Rate.

Lien. Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Government Grant, or any financing lease involving substantially the same economic effect as any of the foregoing).

Loan Documents. Collectively, this Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter and any Instruments of Adherence executed in connection herewith.

Loan Party. Collectively, each Borrower and Guarantor.

Loan Request. See §2.6(a).

Loans. Collectively, the Domestic Revolving Loans, the European Loans, the Australian Revolving Loans, the Australian Term Loan, the Domestic Term Loan, the Swingline Loans, the Canadian Revolving Loans and the Canadian Term Loan.

Mandatory Cost. With respect to any period, the percentage rate per annum determined in accordance with Schedule 1.1.

Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

(a) a material adverse effect on the business, properties, financial condition, assets, operations or income of the Borrowers and their Restricted Subsidiaries, taken as a whole; or

(b) a material adverse effect on the rights, remedies or benefits available to any Agent or any Lender under any Loan Document.

Maturity Date. The fifth anniversary of the Closing Date, or such earlier date as the Obligations become due and payable pursuant to the terms of this Credit Agreement.

Maximum Drawing Amount. The sum of the maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

MLPF&S. Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Moody’s. Moody’s Investors Services, Inc.

Multiemployer Plan. Any multiemployer plan (as defined in §4001(a)(3) of ERISA) to which GWI or any ERISA Affiliate makes, is obligated to make, or during the preceding five plan years has made or been obligated to make, contributions.

Multiple Employer Plan. A Pension Plan which has two or more contributing sponsors (one of which is GWI or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in §4063 of ERISA.

Non-Guarantor Subsidiary. Each Unrestricted Subsidiary and any Subsidiary that is not a Loan Party.

Note Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

Notes. Collectively, the Domestic Notes, the Australian Notes, the European Notes and the Canadian Notes.

Obligations. Collectively or individually, as the context requires, the U.S. Obligations and the Foreign Obligations.

Other Taxes. All present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Loan Document.

Outstanding or outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of the date of determination.

Participant. See §20.4.

Participating Member State. Each state so described in any EMU Legislation.

Patriot Act. See §8.25.

Payment Event of Default. See §6.10.

PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Pension Plan. A Plan that is either covered by Title IV of ERISA or is subject to the minimum funding standards under §§412, 430 and 436 of the Code or §§302 and 305 of ERISA.

Permitted Acquisition(s). See §10.5.2.

Permitted Liens. Liens permitted by §10.2.

Person. Any individual, corporation, limited liability company, partnership, limited liability partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Plan. An employee benefit plan within the meaning of §3(3) of ERISA (excluding a Multiemployer Plan), maintained for employees of GWI or any ERISA Affiliate or to which GWI or any ERISA Affiliate is required to contribute on behalf of any of its employees or has any liability, actual or contingent.

Platform. See §9.4.

PPSA. The Personal Property Securities Act 2009 (Cwlth).

PPS Law. The PPSA, any regulation or subordinated legislation made under or corresponding to the PPSA and any amendment made at any time to any other legislation, regulation or subordinated legislation as a consequence of the PPSA or any regulation or subordinated legislation made under or corresponding to the PPSA.

Public Lender. See §9.4.

Purchase Price. With respect to any Permitted Acquisition, all consideration (other than consideration in the form of Capital Stock of any Borrower or any Restricted Subsidiary) payable by any of the Borrowers or any of their Restricted Subsidiaries in connection with such Permitted Acquisition, including, without limitation, cash payments, the principal amount of any promissory notes issued by any of the Borrowers or any of their Restricted Subsidiaries, any amounts payable by any of the Borrowers or any of their Restricted Subsidiaries in consideration for any non-compete covenant, deferred purchase price, earn-out or similar payment and the amount of any Indebtedness assumed by any of the Borrowers or any of their Restricted Subsidiaries.

Purchasing Lender. See §32(c).

Real Estate. All real property at any time owned or leased (as lessee or sublessee) by any of the Borrowers or any of their Restricted Subsidiaries.

Reallocation. A transfer by the Applicable Borrower of a portion of the Aggregate Domestic Revolving Loan Commitments or all or a portion of the Aggregate Canadian Revolving Loan Commitments or all or a portion of the Aggregate European Commitments or all or a portion of the Aggregate Australian Revolving Loan Commitments in accordance with §2.10 hereof.

Regulation S-X. Regulation S-X as defined and promulgated by the United States Securities and Exchange Commission.

Reimbursement Obligation. Each Borrower’s obligation to reimburse the Issuing Lender and the Applicable Lenders on account of any drawing under any Letter of Credit as provided in §5.2.

Related Parties. With respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

Replacement Lender. See §6.10.

Reportable Event. Any of the events set forth in §4043(c) of ERISA, other than events for which the 30-day notice period has been waived pursuant to regulations in effect as of the date of this Credit Agreement, no matter how such regulations may be changed in the future.

Required Australian Lenders. As of any date, any two or more Australian Lenders holding in the aggregate more than fifty percent (50%) of the outstanding principal amount of the Australian Term Loan and the Aggregate Australian Revolving Loan Commitments or, if the

commitment of each Australian Lender to make Australian Revolving Loans and the obligation of the Issuing Lender to issue or extend Letters of Credit have been terminated pursuant to §14.2, any combination of Australian Lenders holding in the aggregate more than 50% of the principal amount of the Australian Term Loan outstanding and the Total Australian Revolver Exposure (with the aggregate amount of each Australian Lender’s risk participation and funded participation in Letter of Credit Obligations and Swingline Loans, as applicable, being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Aggregate Australian Revolving Loan Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Australian Lenders.

Required Canadian Lenders. As of any date, any two or more Canadian Lenders holding in the aggregate more than fifty percent (50%) of the outstanding principal amount of the Canadian Term Loan and the Aggregate Canadian Revolving Loan Commitments or, if the commitment of each Canadian Lender to make Canadian Revolving Loans and the obligation of the Issuing Lender to issue or extend Letters of Credit have been terminated pursuant to §14.2, any combination of Canadian Lenders holding in the aggregate more than 50% of the principal amount of the Canadian Term Loan outstanding and the Total Canadian Revolver Exposure (with the aggregate amount of each Canadian Lender’s risk participation and funded participation in Letter of Credit Obligations and Swingline Loans, as applicable, being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Aggregate Canadian Revolving Loan Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Canadian Lenders.

Required Domestic Lenders. As of any date, any two or more Domestic Lenders holding in the aggregate more than fifty percent (50%) of the outstanding principal amount of the Domestic Term Loan and the Aggregate Domestic Revolving Loan Commitments or, if the commitment of each Domestic Lender to make Domestic Revolving Loans and the obligation of the Issuing Lender to issue or extend Letters of Credit have been terminated pursuant to §14.2, any combination of Domestic Lenders holding in the aggregate more than 50% of the principal amount of the Domestic Term Loan outstanding and the Total Domestic Revolver Exposure (with the aggregate amount of each Domestic Lender’s risk participation and funded participation in Letter of Credit Obligations and Swingline Loans, as applicable, being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Aggregate Domestic Revolving Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Domestic Lenders.

Required European Lenders. As of any date, any two or more European Lenders holding more than fifty percent (50%) of the Aggregate European Commitments or, if the commitment of each European Lender to make European Loans and the obligation of the Issuing Lender to issue or extend Letters of Credit have been terminated pursuant to §14.2, any combination of European Lenders holding in the aggregate more than 50% of the Total European Exposure (with the aggregate amount of each European Lender’s risk participation and funded participation in Letter of Credit Obligations and Swingline Loans, as applicable, being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the

Aggregate European Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required European Lenders.

Required Lenders. As of any date, any two or more Lenders holding in the aggregate more than fifty percent (50%) of the outstanding principal amounts of the Term Loans and the Total Commitments or, if the commitment of each Lender to make Loans and the obligation of the Issuing Lender to issue or extend Letters of Credit have been terminated pursuant to §14.2, any combination of Lenders holding in the aggregate more than 50% of the Total Exposure (with the aggregate amount of each Lender’s risk participation and funded participation in Letter of Credit Obligations and Swingline Loans, as applicable, being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

Restricted Payments. In relation to the Borrowers and their Restricted Subsidiaries, any (a) Distribution or (b) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Borrowers or any Restricted Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Borrowers or such Restricted Subsidiary.

Restricted Subsidiaries. Any Subsidiary which is not an Unrestricted Subsidiary. The Borrowers shall not have the right to change the status of an Unrestricted Subsidiary to a Restricted Subsidiary unless (a) such Unrestricted Subsidiary becomes a Guarantor hereunder or (b) such Unrestricted Subsidiary would fit within the exception set forth in the last sentence of §9.14. The Borrowers shall not have the right to change the status of a Restricted Subsidiary to an Unrestricted Subsidiary without the consent of the Required Lenders.

Revaluation Date. (a) With respect to any Loan, each of the following: (i) each date of a borrowing of an Applicable Offered Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of an Applicable Offered Rate Loan denominated in an Alternative Currency pursuant to §2.8.2, and (iii) such additional dates as the Applicable Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Issuing Lender under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Applicable Agent or the Issuing Lender shall determine or the Required Lenders shall require.

RP. RP Acquisition Company Two, a Delaware corporation.

S&P. Standard & Poor’s Ratings Group.

Same Day Funds. With respect to disbursement and payments (a) in Dollars, immediately available funds, and (b) in Canadian Dollars, Euro or Australian Dollars, same day or other funds as may be determined by the Applicable Agent or the Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in Canadian Dollars, Euro or Australian Dollars.

Senior Notes. (a) The 4.85% Series 2004-A notes and any other notes issued by GWI pursuant to the Note Purchase Agreement dated as of November 12, 2004, as amended, modified or supplemented from time to time, and (b) any other notes issued in a private placement by GWI under any replacement note purchase agreement or any additional note purchase agreement entered into after the Closing Date.

Solvent. See §8.5.2.

Spot Rate. For a currency, the rate determined by the Applicable Agent or the Issuing Lender, as applicable, as conclusively ascertained absent manifest error to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (Eastern time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Applicable Agent or the Issuing Lender may obtain such spot rate from another financial institution designated by the Applicable Agent or the Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

STB. The Surface Transportation Board or any governmental authority(ies) which succeeds to the function or duties of the Surface Transportation Board or any portion thereof.

Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a subsidiary or subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

Swingline Expiry Date. The date which is five (5) Business Days prior to the Maturity Date.

Swingline Exposure. At any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Commitment Percentage of the total Swingline Exposure at such time.

Swingline Lenders. The Domestic Swingline Lender, the European Swingline Lender, the Canadian Swingline Lender and the Australian Swingline Lender.

Swingline Loan. Any Domestic Swingline Loan, Canadian Swingline Loan, European Swingline Loan or Australian Swingline Loan, as the context requires.

Swingline Loan Request. See §2.7.2.

Syndication Agent. See preamble.

TARGET Day. Any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

Taxes. Any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loans. Collectively, the Domestic Term Loan, the Australian Term Loan and the Canadian Term Loan.

Total Australian Revolver Exposure. At any time, the Dollar Equivalent of the sum of the outstanding Australian Revolving Loans and the Australian Swingline Loans.

Total Canadian Revolver Exposure. At any time, the Dollar Equivalent of the sum of the outstanding Canadian Revolving Loans and the Canadian Swingline Loans.

Total Commitment. The sum of the Aggregate Domestic Revolving Loan Commitments, the Aggregate Canadian Revolving Loan Commitments, the Aggregate Australian Revolving Loan Commitments and the Aggregate European Commitments, as in effect from time to time.

Total Domestic Revolver Exposure. At any time, the sum of the outstanding Domestic Revolving Loans, the Letter of Credit Obligations and the Domestic Swingline Loans.

Total European Exposure. At any time, the Dollar Equivalent of the sum of the outstanding European Loans and the European Swingline Loans.

Total Exposure. At any time, the sum of the Total Domestic Revolver Exposure, the Total European Exposure, the Total Australian Revolver Exposure, the Total Canadian Revolver Exposure and the Dollar Equivalent of the outstanding principal amount of the Term Loans.

Type. (a) As to any Domestic Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan, (b) as to any Canadian Loan, its nature as a Canadian Base Rate Loan or an Applicable Offered Rate Loan (c) as to any European Loan, its nature as an Applicable Offered Rate Loan, or (d) as to any Australian Loan, its nature as an Applicable Offered Rate Loan.

U.S. Guaranteed Obligations. See §7.1.

U.S. Guarantors. See preamble.

U.S. Loan Party. Collectively, the Domestic Borrowers and the U.S. Guarantors.

U.S. Obligations. All indebtedness, obligations and liabilities of the Domestic Borrowers to the Domestic Lenders (including the Domestic Swingline Lender and the Issuing Lender) and the Administrative Agent individually or collectively existing on the date of this Credit Agreement or arising thereafter (a) under or in respect of or in connection with any of the Domestic Notes, Letters of Credit or Letter of Credit Applications in respect of the Domestic Borrowers, or Domestic Loans or Domestic Swingline Loans made, or Reimbursement Obligations incurred and including any interest thereon, Domestic Revolving Loan Commitment

Fees or other fees or expenses in respect thereof, (b) under any Hedging Agreement between any Domestic Borrower and any Lender (including the Domestic Swingline Lender and the Issuing Lender) or any Lender Affiliate, (c) under the Loan Documents and (d) in respect of any cash management services provided by a Lender to any Domestic Borrower.

Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which GWI does not reimburse the Issuing Lender and the Applicable Lenders on the date specified in, and in accordance with, §5.3.

Unrestricted Subsidiaries. The Subsidiaries of the Borrowers as reflected in Schedule 8.16(a) hereto. The Borrowers shall not have the right to change the status of an Unrestricted Subsidiary to a Restricted Subsidiary unless such Subsidiary (a) is a U.S., Canadian, European or Australian Subsidiary of a Borrower or Restricted Subsidiary and (b)(i) shall become a Guarantor or (ii) fits within the exception set forth in the last sentence of §9.14(a) hereto.

Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

1.2. Rules of Interpretation.

(a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

(b) The singular includes the plural and the plural includes the singular.

(c) A reference to any law includes any amendment or modification to such law.

(d) A reference to any Person includes its permitted successors and permitted assigns.

(e) The words “include”, “includes” and “including” are not limiting.

(f) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term “instrument” being that defined under Article 9 of the Uniform Commercial Code.

(g) Reference to a particular “§” refers to that section of this Credit Agreement unless otherwise indicated.

(h) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

(i) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(j) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

(k) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrowers and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against any party merely on account of such party’s involvement in the preparation of such documents.

1.3. Accounting Terms. (a) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of GWI and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either a Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4. GWI as Agent of Borrowers and Guarantors. Each Borrower and Guarantor agrees (a) that all requests made, notices received and other actions taken by GWI on behalf of the Borrowers and/or Guarantors pursuant this Credit Agreement are made as agent for each such Borrower or Guarantor and (b) that GWI may accept service of process on its behalf.

2. THE REVOLVING CREDIT FACILITIES.

2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Applicable Lenders severally agrees (a) on the Closing Date, to convert letters of credit outstanding under the Existing Credit Agreement, if any, to Letters of

Credit under this Credit Agreement and (b) to lend (i) to the Domestic Borrowers in Dollars, (ii) to the European Borrower in Euro, (iii) to the Canadian Borrowers in Canadian Dollars and/or (iv) to the Australian Borrower in Australian Dollars, and such Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by such Borrower to the Applicable Agent given in accordance with §2.6, such sums as are requested by such Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender’s Commitment, minus the amount of such Lender’s Commitment Percentage of the Letter of Credit Obligations in respect of such Borrower; provided, (A) that the Total Domestic Revolver Exposure (after giving effect to all amounts requested) does not exceed the Aggregate Domestic Revolving Loan Commitments, (B) the Total European Exposure (after giving effect to all amounts requested) does not exceed the Aggregate European Commitments, (C) the Total Canadian Revolver Exposure (after giving effect to all amounts requested) does not exceed the Aggregate Canadian Revolving Loan Commitments, and (D) the Total Australian Revolver Exposure (after giving effect to all amounts requested) does not exceed the Aggregate Australian Revolving Loan Commitments. The Loans under this §2.1 shall be made pro rata in accordance with each Lender’s Commitment Percentage. Subject to §2.10, the Domestic Revolving Loan Commitments, the Australian Revolving Loan Commitments, the Canadian Revolving Loan Commitments and the European Commitments shall only be available to the Domestic Borrowers, the Australian Borrower, the Canadian Borrower and the European Borrower, respectively, and if unused by such Borrower, will not be available to any other Borrower. Each request for a Loan hereunder shall constitute a representation and warranty by the Applicable Borrower that the conditions set forth in §12 and §13 hereof, in the case of the initial Loans to be made on the Closing Date, and §13 hereof, in the case of all other Loans, have been satisfied on the date of such request.

2.2. Commitment Fee.

(a) Each Domestic Borrower hereby agrees to pay to the Administrative Agent for the accounts of the Domestic Lenders in accordance with their respective Commitment Percentages, a commitment fee in Dollars (the “Domestic Revolving Loan Commitment Fee”) at the applicable Commitment Fee Rate per annum on the actual daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Aggregate Domestic Revolving Loan Commitments exceed the Total Domestic Revolver Exposure (excluding the outstanding principal amount of the Domestic Swingline Loans).

(b) The European Borrower hereby agrees to pay to the European Agent for the accounts of the European Lenders in accordance with their respective Commitment Percentages, a commitment fee in Dollars (the “European Commitment Fee”) at the applicable Commitment Fee Rate per annum on the actual daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Aggregate European Commitments exceed the Total European Exposure (excluding the outstanding principal amount of the European Swingline Loans).

(c) The Canadian Borrower hereby agrees to pay to the Canadian Agent for the accounts of the Canadian Lenders in accordance with their respective Commitment Percentages, a commitment fee in Dollars (the “Canadian Revolving Loan Commitment

Fee”) at the applicable Commitment Fee Rate per annum on the actual daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Aggregate Canadian Revolving Loan Commitments exceed the Total Canadian Revolver Exposure (excluding the outstanding principal amount of the Canadian Swingline Loans).

(d) The Australian Borrower hereby agrees to pay to the Administrative Agent for the accounts of the Australian Lenders in accordance with their respective Commitment Percentages, a commitment fee in Dollars (the “Australian Revolving Loan Commitment Fee”) at the applicable Commitment Fee Rate per annum on the actual daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Aggregate Australian Revolver Commitments exceed the Total Australian Revolver Exposure (excluding the outstanding principal amount of the Australian Swingline Loans).

(e) The Commitment Fees shall be payable quarterly in arrears within three (3) days of the last day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Maturity Date or any earlier date on which the applicable Commitments shall terminate.

(f) The foregoing Commitment Fees are subject to adjustment as provided in §6.17(a)(iii).

2.3. Reduction of Applicable Commitments. Each Borrower shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Applicable Agent to reduce by $5,000,000 or a whole multiple of $1,000,000 in excess thereof or to terminate entirely the applicable Commitment, whereupon the applicable Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of such Borrower delivered pursuant to this §2.3, the Applicable Agent will notify the Applicable Lenders of the substance thereof. No reduction or termination of the applicable Commitments may be reinstated.

2.4. Evidence of Debt. The Loans made pursuant to §2.1 by each Applicable Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Applicable Agent in the ordinary course of business. The accounts or records maintained by the Agents and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the applicable Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Applicable Agent in respect of such matters, the accounts and records of the Applicable Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Applicable Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note (a) in the case of the Domestic Borrowers, in substantially the form of Exhibit A-1 hereto (each a “Domestic

Revolving Note”), (b) in the case of the European Borrower, in substantially the form of Exhibit A-2 hereto (each a “European Note”), (c) in the case of the Australian Borrower, in substantially the form of Exhibit A-3 hereto (each an “Australian Revolving Note”) and (d) in the case of the Canadian Borrower, in substantially the form of Exhibit A-4 hereto (each, a “Canadian Revolving Note”), in each case dated as of the Closing Date (or other such date on which a Lender may become a party hereto in accordance with §20 hereof) and completed with appropriate insertions. Each such Note shall be payable to the order of the Applicable Lender and shall evidence such Lender’s applicable Loans in addition to such accounts or records. Each such Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.5. Interest on the Loans. Except as otherwise provided in §6.10:

(a) Each Domestic Revolving Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to (i) the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time or (ii) the LIBOR Rate determined for such Interest Period plus the Applicable Margin with respect to LIBOR Rate Loans as in effect from time to time.

(b) Each Canadian Revolving Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to (i) the Canadian Base Rate plus the Applicable Margin with respect to Canadian Base Rate Loans as in effect from time to time or (ii) the Applicable Offered Rate determined for such Interest Period plus the Applicable Margin with respect to Applicable Offered Rate Loans as in effect from time to time.

(c) Each European Loan and Australian Revolving Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Applicable Offered Rate, as applicable, determined for such Interest Period plus the Applicable Margin with respect to Applicable Offered Rate Loans as in effect from time to time plus (in the case of an Applicable Offered Rate Loan of any Lender which is made from such Lender’s applicable Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost.

(d) Each Borrower promises to pay interest on the outstanding amount of its applicable Loans on each Interest Payment Date with respect thereto.

(e) If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers and their Restricted Subsidiaries or for any other reason, the Borrowers or the Lenders determine that (i) the Funded Debt to EBITDAR Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Funded Debt to EBITDAR Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Applicable Agent for the account of the Applicable Lenders or the Issuing Lender, as the case may be, promptly on demand by the Administrative Agent or any other Applicable Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by any Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of any Agent, any Lender or the Issuing Lender, as the case may be, under §§5.10, 6.10, or 14. Each Borrower’s obligations under this paragraph shall survive the termination of the Total Commitment and the repayment of all other Obligations hereunder.

2.6. Requests for Loans.

(a) The Domestic Borrowers shall give to the Administrative Agent written notice in the form of Exhibit C-1 hereto (a “Loan Request”) (or telephonic notice confirmed in a writing in the form of Exhibit C-1 hereto) of each Domestic Revolving Loan requested hereunder not later than (i) one (1) Business Day prior to any Drawdown Date of any Base Rate Loan or (ii) three (3) Business Days prior to any Drawdown Date of any LIBOR Rate Loan. Each Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple thereof.

(b) The European Borrower shall give to the European Agent a Loan Request of each European Loan requested hereunder not later than three (3) Business Days prior to any Drawdown Date of any Applicable Offered Rate Loan.

(c) The Canadian Borrower shall give to the Canadian Agent a Loan Request of each Canadian Revolving Loan requested hereunder not later than (i) one (1) Business Day prior to any Drawdown Date of any Canadian Base Rate Loan or (ii) three (3) Business Days prior to any Drawdown Date of any Applicable Offered Rate Loan.

(d) The Australian Borrower shall give to the Administrative Agent (with a copy to Bank of America-Australia Branch) a Loan Request of each Australian Revolving Loan requested hereunder not later than four (4) Business Days prior to any Drawdown Date of any Applicable Offered Rate Loan.

(e) Each Loan Request shall specify (i) the principal amount of the applicable Loan requested, (ii) the proposed Drawdown Date of such Loan, (iii) the Interest Period for such Loan and (iv) the Type, if applicable, of such Loan. Promptly upon receipt of any such notice (but in any event on the same day such Loan Request is received by the Applicable Agent), the Applicable Agent shall notify each of the Applicable Lenders thereof. Each such Loan Request shall be irrevocable and binding on the Applicable Borrower and shall obligate the Applicable Borrower to accept the requested Loan on the proposed Drawdown Date thereof.

2.7. The Swinglines.

2.7.1. Swingline Loans.

(a) Subject to the terms and conditions hereinafter set forth, upon notice by the applicable Domestic Borrower made to the Domestic Swingline Lender in accordance with §2.7.2 hereof, the Domestic Swingline Lender agrees to lend to such Domestic Borrower Domestic Swingline Loans in Dollars on any Business Day prior to the Swingline Expiry Date in an aggregate principal amount not to exceed the Domestic Swingline Sublimit. Each Domestic Swingline Loan shall be in a minimum amount equal to $500,000 or a multiple of $100,000 in excess thereof. The Domestic Swingline Loans are being made for the administrative convenience of the Domestic Borrowers, the Domestic Swingline Lender and the Lenders.

(b) Subject to the terms and conditions hereinafter set forth, upon notice by the European Borrower made to the European Swingline Lender in accordance with §2.7.2 hereof, the European Swingline Lender agrees to lend to the European Borrower European Swingline Loans in Euro on any Business Day prior to the Swingline Expiry Date in an aggregate principal amount not to exceed the European Swingline Sublimit. Each European Swingline Loan shall be in a minimum amount equal to the Euro Equivalent of $500,000 or a multiple of the Euro Equivalent of $100,000 in excess thereof. The European Swingline Loans are being made for the administrative convenience of the European Borrower, the European Swingline Lender and the Lenders.

(c) Subject to the terms and conditions hereinafter set forth, upon notice by the Canadian Borrower made to the Canadian Swingline Lender in accordance with §2.7.2 hereof, the Canadian Swingline Lender agrees to lend to the Canadian Borrower Canadian Swingline Loans in Canadian Dollars on any Business Day prior to the Swingline Expiry Date in an aggregate principal amount not to exceed the Canadian Swingline Sublimit. Each Canadian Swingline Loan shall be in a minimum amount equal to the Canadian Dollar Equivalent of $500,000 or a multiple of the Canadian Dollar Equivalent of $100,000 in excess thereof. The Canadian Swingline Loans are being made for the administrative convenience of the Canadian Borrower, the Canadian Swingline Lender and the Lenders.

(d) Subject to the terms and conditions hereinafter set forth, upon notice by the Australian Borrower made to the Australian Swingline Lender in accordance with §2.7.2 hereof, the Australian Swingline Lender agrees to lend to the Australian Borrower Australian Swingline Loans in Australian Dollars on any Business Day prior to the Swingline Expiry Date in an aggregate principal amount not to exceed the Australian Swingline Sublimit. Each Australian Swingline Loan shall be in a minimum amount equal to the Australian Dollar Equivalent of $500,000 or a multiple of the Australian Dollar Equivalent of $100,000 in excess thereof. The Australian Swingline Loans are being made for the administrative convenience of the Australian Borrower, the Australian Swingline Lender and the Lenders.

(e) Notwithstanding any other provisions of this Credit Agreement (i) in addition to the limits set forth in clauses (a) through (d) above, at no time shall (1) the Total Domestic Revolver Exposure exceed the Aggregate Domestic Revolving Loan Commitments at such time, (2) the Total Canadian Revolver Exposure exceed the Aggregate Canadian Revolving Loan Commitments at such time, (3) the Total European Exposure exceed the Aggregate European Commitments at such time and (4) the Total Australian Revolver Exposure exceed the Aggregate Australian Revolving Loan Commitments at such time and (ii) the Applicable Swingline Lender shall not advance any Swingline Loans after it has received notice from any Lender or any Agent that a Default or Event of Default has occurred and is continuing and stating that no new Swingline Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Credit Agreement. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Domestic Swingline Loans, European Swingline Loans, Canadian Swingline Loans or Australian Swingline Loans, as applicable.

2.7.2. Request for Swingline Loans. To request a Swingline Loan, the Applicable Borrower shall send to the Administrative Agent and the Applicable Swingline Lender written notice in the form of Exhibit C-2 hereto (or, in the case of a Domestic Borrower, telephonic notice confirmed in a writing in the form of Exhibit C-2 hereto) of each Swingline Loan requested hereunder (a “Swingline Loan Request”) not later than 1:00 p.m. (Eastern time), in respect of a Domestic Borrower or Canadian Borrower, or 11:00 a.m. (London time), in respect of the European Borrower, or 11:00 a.m. (Sydney time), in respect of the Australian Borrower, on the proposed Drawdown Date of any Swingline Loan. Each such Swingline Loan Request shall set forth the principal amount of the proposed Swingline Loan and the Drawdown Date of such Swingline Loan. Each Swingline Loan Request shall be irrevocable and binding on the Applicable Borrower and shall obligate the Applicable Borrower to borrow the Swingline Loan from the Applicable Swingline Lender on the proposed Drawdown Date thereof. The Administrative Agent will promptly advise the Applicable Swingline Lender of any such notice received from any Borrower. Upon satisfaction of the applicable conditions set forth in this Credit Agreement, on the proposed Drawdown Date the Applicable Swingline Lender shall make the Swingline Loan available to the Applicable Borrower no later than 3:00 p.m. (Eastern time), in respect of a Domestic Borrower or Canadian Borrower, or 3:00 p.m. (London time), in respect of the European Borrower, or 3:00 p.m. (Sydney time), in respect of the Australian Borrower, on the proposed Drawdown Date by crediting the amount of the Swingline Loan to the general deposit account of the Applicable Borrower maintained with the Applicable Swingline Lender or such other deposit account as indicated by the Applicable Borrower in the Swingline Loan Request.

2.7.3. Borrowings to Repay Swingline Loans. Each Borrower absolutely, irrevocably and unconditionally promises to pay in full the outstanding principal balance of all applicable Swingline Loans advanced to it on the earlier to occur of (i)(A) in the case of the Domestic Borrowers, the date ten (10) Business Days after such Loan is made and (B) in the case of each other Borrower, the date ninety (90) Business Days after such Loan is made and (ii) the Swingline Expiry Date. Each Borrower may prepay the Swingline Loans at any time without penalty or premium. In addition, in the event the outstanding principal balance of any Swingline Loan remains unpaid when due, the Applicable Swingline Lender may, on any Business Day, in its sole discretion, demand repayment of the (i) Domestic Swingline Loans by the applicable Domestic Borrower, and the Administrative Agent shall give notice to the Domestic Lenders that the outstanding Domestic Swingline Loans shall be funded with a borrowing of Domestic Revolving Loans, in which case each of the Domestic Lenders shall make Domestic Revolving Loans constituting Base Rate Loans to the applicable Domestic Borrower, on the next succeeding Business Day following such notice, in an amount equal to such Lender’s Commitment Percentage of the aggregate amount of all Domestic Swingline Loans outstanding to the applicable Domestic Borrower, (ii) Canadian Swingline Loans by the Canadian Borrower, and the Canadian Agent shall give notice to the Canadian Lenders that the outstanding Canadian Swingline Loans shall be funded with a borrowing of Canadian Revolving Loans, in which case each of the Canadian Lenders shall make Canadian Revolving Loans constituting Canadian Base Rate Loans to the Canadian Borrower, on the next succeeding Business Day following such notice, in an amount equal to such Canadian Lender’s Commitment Percentage of the aggregate amount of all Canadian Swingline Loans outstanding to the Canadian Borrower, (iii) European Swingline Loans by the European Borrower, and the European Agent shall give notice to the European Lenders that the outstanding European Swingline Loans shall be funded with a borrowing of European Loans, in which case each of the European Lenders shall make European Loans constituting Euro Base Rate Loans to the European Borrower, on the next succeeding Business Day following such notice, in an amount equal to such European Lender’s Commitment Percentage of the aggregate amount of all European Swingline Loans outstanding to the European Borrower or (iv) Australian Swingline Loans by the Australian Borrower, and the Administrative Agent shall give notice to the Australian Lenders that the outstanding Australian Swingline Loans shall be funded with a borrowing of Australian Revolving Loans, in which case each of the Australian Lenders shall make Australian Revolving Loans constituting Australian Base Rate Loans to the Australian Borrower, on the next succeeding Business Day following such notice, in an amount equal to such Australian Lender’s Commitment Percentage of the aggregate amount of all Australian Swingline Loans outstanding to the Australian Borrower. The proceeds thereof shall be applied directly to the Applicable Swingline Lender to repay such Swingline Lender for such outstanding Swingline Loans. Each Applicable Lender hereby absolutely, unconditionally and irrevocably agrees to make such applicable Loans upon one Business Day’s notice as set forth above, notwithstanding (a) that the amount of such applicable Loan may not comply with the applicable minimums otherwise required hereunder, (b) the failure of any Borrower to meet the conditions set forth in §§12 or 13 hereof, (c) the occurrence or continuance of a Default or an Event of Default hereunder, (d) the date of such applicable Loan, and (e) the amount of, or termination of, the Aggregate Domestic Revolving Loan Commitments, the Aggregate Canadian Revolving Loan Commitments, the Aggregate European Commitments or the Aggregate Australian Revolving Loan Commitments, as the case may be, at such time. In the event that it is impracticable for such applicable Loan to be made for any reason on the date otherwise required above (including as a result of the commencement of a proceeding under the federal Bankruptcy Code in respect of any of the Borrowers or any of the Restricted Subsidiaries), then each Applicable Lender hereby agrees that it shall forthwith purchase (as of the date such applicable Loan would have been made, but adjusted for any payments received from the Applicable Borrower on or after such date and prior to such purchase) from the Applicable Swingline Lender, and the Applicable Swingline Lender shall sell to each Applicable Lender, such participations in the Swingline Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Applicable Lenders to share in such Swingline Loans pro rata based on their respective applicable Commitment Percentages (without regard to any termination of the Total Commitment hereunder) by making available to the Applicable Swingline Lender an amount equal to such Lender’s participation in such Swingline Loans; provided that (x) all interest payable on such Swingline Loans shall be for the account of the Applicable Swingline Lender as a funding and administrative fee until the date as of which the respective participation is purchased, and (y) at the time any purchase of such participation is actually made, the purchasing Lender shall be required to pay the Applicable Swingline Lender interest on the principal amount of the participation so purchased for each day from and including the date such applicable Loan would otherwise have been made until the date of payment for such participation at the rate of interest in effect applicable to Applicable Floating Rate Loans during such period.

2.7.4. Evidence of Swingline Loan Obligations. Each Swingline Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Applicable Borrower to such Swingline Lender resulting from each Swingline Loan made by such Swingline Lender, including the amounts of principal and interest payable and paid to such Swingline Lender from time to time hereunder. The outstanding amount of the Swingline Loans set forth on such accounts shall be prima facie evidence of the principal amount thereof owing and unpaid to the Applicable Swingline Lender, but the failure to record, or any error in so recording, any such amount on such accounts shall not limit or otherwise affect the actual amount of the obligations of the Applicable Borrower hereunder to make payments of principal of or interest on the Swingline Loans when due.

2.7.5. Interest on Swingline Loans.

(a) Except as otherwise provided in §6.10, each Domestic Swingline Loan shall bear interest from the Drawdown Date thereof until repaid in full or converted into a Domestic Revolving Loan at the rate per annum equal to the Base Rate plus the Applicable Margin as in effect from time to time. Domestic Swingline Loans may not be converted into LIBOR Rate Loans. Each Domestic Borrower promises to pay interest on the outstanding amount of its Domestic Swingline Loans on each Interest Payment Date with respect thereto.

(b) Except as otherwise provided in §6.10, each European Swingline Loan shall bear interest from the Drawdown Date thereof until repaid in full or converted into a European Loan at the rate per annum equal to the Euro Base Rate plus the Applicable Margin as in effect from time to time. European Swingline Loans may not be converted into Applicable Offered Rate Loans. The European Borrower promises to pay interest on the outstanding amount of its European Swingline Loans on each Interest Payment Date with respect thereto.

(c) Except as otherwise provided in §6.10, each Canadian Swingline Loan shall bear interest from the Drawdown Date thereof until repaid in full or converted into a Canadian Revolving Loan at the rate per annum equal to the Canadian Base Rate plus the Applicable Margin as in effect from time to time. Canadian Swingline Loans may not be converted into Applicable Offered Rate Loans. The Canadian Borrower promises to pay interest on the outstanding amount of its Canadian Swingline Loans on each Interest Payment Date with respect thereto.

(d) Except as otherwise provided in §6.10, each Australian Swingline Loan shall bear interest from the Drawdown Date thereof until repaid in full or converted into an Australian Revolving Loan at the rate per annum equal to the Australian Base Rate plus the Applicable Margin as in effect from time to time. Australian Swingline Loans may not be converted into Applicable Offered Rate Loans. The Australian Borrower promises to pay interest on the outstanding amount of its Australian Swingline Loans on each Interest Payment Date with respect thereto.

2.8. Borrowers’ Conversion Options; Continuation of Loans.

2.8.1. Conversion to Different Type of Domestic Revolving Loan or Canadian Revolving Loan. Any Borrower may elect from time to time to convert any outstanding Domestic Revolving Loan or Canadian Revolving Loan, as the case may be, to a Domestic Revolving Loan or Canadian Revolving Loan, as the case may be, of another Type, provided that (a) with respect to any such conversion of an Applicable Offered Rate Loan to an Applicable Floating Rate Loan, the Applicable Borrower shall give the Administrative Agent at least one (1) Business Day prior written notice of such election; (b) with respect to any such conversion of an Applicable Floating Rate Loan to an Applicable Offered Rate Loan, the Applicable Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of such election; (c) with respect to any such conversion of an Applicable Offered Rate Loan to an Applicable Floating Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (d) no Applicable Floating Rate Loan may be converted into an Applicable Offered Rate Loan when a Payment Event of Default or an Event of Default under §14.1(g) or (h) has occurred and is continuing; and (e) no more than ten (10) Applicable Offered Rate Loans having different Interest Periods may be outstanding at any time. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its applicable Lending Office. All or any part of outstanding Domestic Revolving Loans or Canadian Revolving Loans of any Type may be converted into a Domestic Revolving Loan or Canadian Revolving Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Domestic Revolving Loan or Canadian Revolving Loan to an Applicable Offered Rate Loan shall be irrevocable by the Applicable Borrower.

2.8.2. Continuation of Type of Loan. Any Domestic Revolving Loan, European Loan, Canadian Revolving Loan or Australian Revolving Loan of any Type may be continued by the Applicable Borrower as a Domestic Revolving Loan, European

Loan, Canadian Revolving Loan or Australian Revolving Loan, respectively, of the same Type upon the expiration of an Interest Period with respect thereto by compliance by such Borrower with the notice provisions contained in §2.8.1; provided that no Applicable Offered Rate Loan may be continued as such when a Payment Event of Default or an Event of Default under §14.1(g) or (h) has occurred and is continuing, but shall be automatically converted (a) in the case of the Domestic Borrowers, to a Base Rate Loan, (b) in the case of the Canadian Borrower, to a Canadian Base Rate Loan, or (c) in the case of the European Borrower or the Australian Borrower to a one month Applicable Offered Rate Loan, in each case on the last day of the first Interest Period relating thereto ending during the continuance of such an Event of Default of which officers of the Administrative Agent active upon the Applicable Borrower’s account have actual knowledge. In the event that the Applicable Borrower fails to provide any such notice with respect to the continuation of any Applicable Offered Rate Loan as such, then such Applicable Offered Rate Loan shall be automatically continued with an Interest Period of one month on the last day of the first Interest Period relating thereto. The Applicable Agent shall notify the Applicable Lenders promptly when any such automatic continuation contemplated by this §2.8.2 is scheduled to occur.

2.8.3. Applicable Offered Rate Loans.

(a) Any conversion by any Borrower to or from Applicable Offered Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Applicable Offered Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple of $500,000.

(b) If any Borrower wishes to request Applicable Offered Rate Loans having an Interest Period other than 1, 2, 3 or 6 months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Applicable Agent not later than 11:00 a.m. (local time), four (4) Business Days prior to the requested date of such borrowing, conversion or continuation of Applicable Offered Rate Loans denominated in Dollars, Canadian Dollars, Euro or Australian Dollars, as applicable, whereupon the Applicable Agent shall give prompt notice to the Applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m. (local time), three (3) Business Days before the requested date of such borrowing, conversion or continuation of Applicable Offered Rate Loans denominated in Dollars, Canadian Dollars, Euro or Australian Dollars, as applicable, the Applicable Agent shall notify the Applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Applicable Lenders.

2.9. Funds for Loans.

2.9.1. Funding Procedures. Not later than 2:00 p.m. (Eastern time), with respect to the Domestic Borrowers or the Canadian Borrower, or 1:00 p.m. (London time), with respect to the European Borrower, or 1:00 p.m. (Sydney time), with respect to the Australian Borrower, on the proposed Drawdown Date of any Domestic Revolving

Loan, European Loan, Canadian Revolving Loan or Australian Revolving Loan, each of the Applicable Lenders will make available to the Applicable Agent at the Applicable Agent’s Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of such Loans made or to be made on such date. Upon receipt from each Applicable Lender of such amount, and upon receipt of the documents required by §§12 (with respect to such Loans to be made on the Closing Date) and 13 hereof and the satisfaction of the other conditions set forth herein, to the extent applicable, the Applicable Agent will make available to the Applicable Borrower the aggregate amount of such Loans made available to the Applicable Agent by the Applicable Lenders. The failure or refusal of any Applicable Lender to make available to the Applicable Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Applicable Lender from its several obligation hereunder to make available to the Applicable Agent the amount of such other Applicable Lender’s Commitment Percentage of any requested Loans. In the event that the Applicable Agent becomes aware of any Applicable Lender’s failure to make available the amount of its Commitment Percentage of any requested Loan, the Applicable Agent shall notify the Applicable Borrower of the identity of such Lender and the amount such Lender has not made available to the Applicable Agent.

2.9.2. Advances by Applicable Agent. The Applicable Agent may, unless notified to the contrary by any Applicable Lender prior to a Drawdown Date of a Domestic Revolving Loan, European Loan, Canadian Revolving Loan or Australian Revolving Loan assume that such Lender has made available to the Applicable Agent on such Drawdown Date the amount of such Lender’s Commitment Percentage of the Loans to be made on such Drawdown Date, and the Applicable Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Applicable Borrower a corresponding amount. If any Applicable Lender makes available to the Applicable Agent such amount on a date after such Drawdown Date, such Applicable Lender shall pay to the Applicable Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the greater of the Federal Funds Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation (including, in the case of amounts owed to the Canadian Agent, the Bank of Canada Rate), plus any administrative, processing or similar fees customarily charged by the Applicable Agent in connection with the foregoing, times (b) the amount of such Lender’s Commitment Percentage of such Loans, times (c) a fraction, the numerator of which is the number of days that shall have elapsed from and including such Drawdown Date to the date on which the amount of such Applicable Lender’s Commitment Percentage of such Loans shall become immediately available to the Applicable Agent, and the denominator of which is 360. A statement of the Applicable Agent submitted to such Applicable Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Applicable Agent by such Lender. If the amount of such Lender’s Commitment Percentage of such Loans is not made available to the Applicable Agent by such Lender within three (3) Business Days following such Drawdown Date, the Applicable Agent shall be entitled to recover such amount from the Applicable Borrower on demand, with interest thereon at the rate per annum applicable to the applicable Loans made on such Drawdown Date.

2.9.3. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Credit Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of such Lender’s Loans in any manner such Lender deems to be appropriate (including funding such Loans through a foreign branch or Affiliate of such Lender, so long as such funding does not adversely affect the Borrowers).

2.10. Reallocation of Commitments.

(a) Subject to the conditions set forth in this §2.10, the Borrowers shall have the right once during each fiscal quarter upon five (5) Business Days prior written notice to the Administrative Agent to (i) increase the Aggregate Domestic Revolving Loan Commitments by reducing and reallocating by an equivalent amount all or a portion of the Aggregate Canadian Revolving Loan Commitments and/or the Aggregate European Commitments and/or the Aggregate Australian Revolving Loan Commitments to the Aggregate Domestic Revolving Loan Commitments, (ii) increase the Aggregate Canadian Revolving Loan Commitments by reducing and reallocating by an equivalent amount a portion of the Aggregate Domestic Revolving Loan Commitments to the Aggregate Canadian Revolving Loan Commitments, (iii) increase the Aggregate European Commitments by reducing and reallocating by an equivalent amount a portion of the Aggregate Domestic Revolving Loan Commitments to the Aggregate European Commitments and/or (iv) increase the Aggregate Australian Revolving Loan Commitments by reducing or reallocating by an equivalent amount a portion of the Aggregate Domestic Revolving Loan Commitments to the Aggregate Australian Revolving Loan Commitments; provided that any such increase shall not be an amount less than $5,000,000.

(b) Any Reallocation pursuant to this §2.10 shall be subject to the following conditions:

(i) Each Reallocation of applicable Commitment amounts shall be made only between the offices or Affiliates of Applicable Lenders such that the sum of all the applicable Commitments of each Applicable Lender and its Affiliates shall not be increased or decreased as a result of any Reallocation. Each Applicable Lender, on behalf of itself and its Affiliates, hereby undertakes to comply with the lending obligations arising pursuant to any Reallocation of Commitments.

(ii) Each increase in (A) the Aggregate Domestic Revolving Loan Commitments shall be offset by a corresponding and equivalent reduction in one or more of the Aggregate Canadian Revolving Loan Commitments, Aggregate European Commitments and Aggregate Australian Revolving Loan Commitments, and (B) the Aggregate Canadian Revolving Loan Commitments, Aggregate European Commitments or Aggregate Australian Revolving Loan

Commitments, as the case may be, shall be offset by a corresponding and equivalent reduction in the Aggregate Domestic Revolving Loan Commitments, such that the Total Commitment in effect immediately before a Reallocation shall be equal to the Total Commitment immediately after, and after giving effect to, such Reallocation.

(iii) No Reallocation shall increase (A) the Aggregate Canadian Revolving Loan Commitments in excess of $35,000,000, (B) the Aggregate European Commitments in excess of $25,000,000 or (C) the Aggregate Australian Revolving Loan Commitments in excess of $200,000,000 (as any of the same may be increased pursuant to §27.2 or §33).

(iv) No Reallocation shall result in (A) any Domestic Lender having a positive Canadian Revolving Loan Commitment, European Commitment or Australian Revolving Loan Commitment if such Domestic Lender, or its Affiliate, did not have such positive Canadian Revolving Loan Commitment, European Commitment or Australian Revolving Loan Commitment on the Closing Date or acquire such applicable Commitment by assignment after the Closing Date, or (B) any European Lender having a positive Canadian Revolving Loan Commitment or Australian Revolving Loan Commitment if such European Lender, or its Affiliate, did not have such positive Canadian Revolving Loan Commitment or Australian Revolving Loan Commitment on the Closing Date or acquire such applicable Commitment by assignment after the Closing Date, or (C) any Canadian Lender having a positive European Commitment or Australian Revolving Loan Commitment if such Canadian Lender, or its Affiliate, did not have such positive European Commitment or Australian Revolving Loan Commitment on the Closing Date or acquire such applicable Commitment by assignment after the Closing Date, or (D) any Australian Lender having a positive European Commitment or Canadian Revolving Loan Commitment if such Australian Lender, or its Affiliate, did not have such positive European Commitment or Canadian Revolving Loan Commitment on the Closing Date or acquire such applicable Commitments by assignment after the Closing Date.

(v) Subject to §2.10(b)(iv), each Reallocation shall be made pro rata among the Lenders whose Applicable Commitments are being reallocated from one Applicable Commitment to another, but shall not cause the Applicable Commitments of any other Lenders to change (but will result in a change in Commitment Percentages).

(vi) Subject to §§6.6 and 6.7, in no event shall (A) the Aggregate Domestic Revolving Loan Commitments be reduced to an amount less than the greater of (x) $165,000,000 and (y) the Total Domestic Revolver Exposure; (B) the Aggregate Canadian Revolving Loan Commitments be reduced to an amount less than the Total Canadian Revolver Exposure; (C) the Aggregate European Commitments be reduced to an amount less than the Total European Exposure; or (D) the Aggregate Australian Revolving Loan Commitments be reduced to an amount less than the Total Australian Revolver Exposure.

(c) The Applicable Agent shall (i) notify each of the Lenders promptly after receiving any notice of a Reallocation delivered by the Applicable Borrower pursuant to this §2.10 and (ii) promptly upon the effectiveness of any such Reallocation, distribute to each Lender an updated Schedule II hereto, reflecting the changes in the respective Applicable Commitments of the Lenders.

2.11. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in Letter of Credit Obligations or in Swingline Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent and any other Applicable Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in Letter of Credit Obligations and applicable Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in §6.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Letter of Credit Obligations or Swingline Loans to any assignee or participant, other than to any Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

3. THE TERM LOANS.

3.1. Commitment to Lend.

(a) Subject to the terms and conditions set forth in this Credit Agreement, each Domestic Lender agrees to lend Dollars to GWI on the Closing Date in the amount of such Lender’s Commitment Percentage set forth on Schedule II (the “Domestic Term Loan”).

(b) Subject to the terms and conditions set forth in this Credit Agreement, each Canadian Lender agrees to lend Canadian Dollars to the Canadian Borrower on the Closing Date in the amount of such Lender’s Commitment Percentage set forth on Schedule II (the “Canadian Term Loan”).

(c) Subject to the terms and conditions set forth in this Credit Agreement, each Australian Lender agrees to lend Australian Dollars to the Australian Borrower on the Closing Date in the amount of such Lender’s Commitment Percentage set forth on Schedule II (the “Australian Term Loan”).

3.2. Term Notes.

(a) The Domestic Term Loan made by each Domestic Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Domestic Lender shall be conclusive absent manifest error of the amount of the Domestic Term Loan made by the Domestic Lenders to GWI and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of GWI hereunder to pay any amount owing with respect to the applicable Obligations. In the event of any conflict between the accounts and records maintained by any Domestic Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Domestic Lender made through the Administrative Agent, GWI shall execute and deliver to such Lender (through the Administrative Agent) a promissory note in substantially the form of Exhibit B-1 hereto (a “Domestic Term Note”), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with §20 hereof) and completed with appropriate insertions. Each such Note shall be payable to the order of such Lender and shall evidence such Lender’s applicable Loans in addition to such accounts or records. Each such Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) The Canadian Term Loan made by each Canadian Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Canadian Agent in the ordinary course of business. The accounts or records maintained by the Canadian Agent and each Canadian Lender shall be conclusive absent manifest error of the amount of the Canadian Term Loan made by the Canadian Lenders to the Canadian Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Canadian Borrower hereunder to pay any amount owing with respect to the Canadian Obligations. In the event of any conflict between the accounts and records maintained by any Canadian Lender and the accounts and records of the Canadian Agent in respect of such matters, the accounts and records of the Canadian Agent shall control in the absence of manifest error. Upon the request of any Canadian Lender made through the Canadian Agent, the Canadian Borrower shall execute and deliver to such Lender (through the Canadian Agent) a promissory note in substantially the form of Exhibit B-2 hereto (a “Canadian Term Note”), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with §20 hereof) and completed with appropriate insertions. Each such Note shall be payable to the order of such Lender and shall evidence such Lender’s applicable Loans in addition to such accounts or records. Each such Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(c) The Australian Term Loan made by each Australian Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Australian Lender shall be conclusive absent manifest error of the amount of the Australian Term Loan made by the Australian Lenders to the Australian Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Australian Borrower hereunder to pay any amount owing with respect to the Australian Obligations. In the event of any conflict between the accounts and records maintained by any Australian Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Australian Lender made through the Administrative Agent, the Australian Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note in substantially the form of Exhibit B-3 hereto (a “Australian Term Note”), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with §20 hereof) and completed with appropriate insertions. Each such Note shall be payable to the order of such Lender and shall evidence such Lender’s applicable Loans in addition to such accounts or records. Each such Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

3.3. Schedule of Installment Payments of Principal of the Term Loans.

3.3.1. Domestic Term Loan Installment Payments. GWI promises to pay to the Administrative Agent for the account of the Domestic Lenders, in accordance with their respective Commitment Percentages, the principal amount of the Domestic Term Loan in quarterly installments as set forth below:

Payment Date	Principal Amount of Each Quarterly Installment
September 30, 2011 – the end of the last quarter prior to the Maturity Date	2.50% of the original principal amount of the Domestic Term Loan
Maturity Date	The remaining amount of the Domestic Term Loan

Installments on the Domestic Term Loan shall be due and payable on the last Business Day of each quarter after the Closing Date, commencing on September 30, 2011, with a final payment on the Maturity Date.

3.3.2. Canadian Term Loan Installment Payments. The Canadian Borrower promises to pay to the Canadian Agent for the account of the Canadian Lenders, in accordance with their respective Commitment Percentages, the principal amount of the Canadian Term Loan in quarterly installments as set forth below:

Payment Date	Principal Amount of Each Quarterly Installment
September 30, 2011 – the end of the last quarter prior to the Maturity Date	2.50% of the original principal amount of the Canadian Term Loan (in Canadian Dollars)
Maturity Date	The remaining amount of the Canadian Term Loan

Installments on the Canadian Term Loan shall be due and payable on the last Business Day of each quarter after the Closing Date, commencing on September 30, 2011, with a final payment on the Maturity Date.

3.3.3. Australian Term Loan Installment Payments. The Australian Borrower promises to pay to the Administrative Agent for the account of the Australian Lenders, in accordance with their respective Commitment Percentages, the principal amount of the Australian Term Loan in quarterly installments as set forth below:

Payment Date	Principal Amount of Each Quarterly Installment
September 30, 2011 – the end of the last quarter prior to the Maturity Date	2.50% of the original principal amount of the Australian Term Loan (in Australian Dollars)
Maturity Date	The remaining amount of the Australian Term Loan

Installments on the Australian Term Loan shall be due and payable on the last Business Day of each quarter after the Closing Date, commencing on September 30, 2011, with a final payment on the Maturity Date.

3.4. Interest on the Term Loans.

(a) Except as otherwise provided in §6.10, the Domestic Term Loan shall bear interest for each day during each Interest Period at a rate per annum equal to (i) the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time or (ii) the LIBOR Rate determined for such Interest Period plus the Applicable Margin with respect to LIBOR Rate Loans as in effect from time to time. Interest shall be payable on each Interest Payment Date with respect thereto and on the Maturity Date.

GWI promises to pay interest on the Domestic Term Loan from the Closing Date until the Maturity Date in accordance with the provisions of this §3.4.

(b) Except as otherwise provided in §6.10, the Canadian Term Loan shall bear interest for each day during each Interest Period at a rate per annum equal to (i) the Canadian Base Rate plus the Applicable Margin with respect to Canadian Base Rate Loans as in effect from time to time or (ii) the Applicable Offered Rate determined for such Interest Period plus the Applicable Margin with respect to Applicable Offered Rate Loans as in effect from time to time. Interest shall be payable on each Interest Payment Date with respect thereto and on the Maturity Date. The Canadian Borrower promises to pay interest on the Canadian Term Loan from the Closing Date until the Maturity Date in accordance with the provisions of this §3.4.

(c) Except as otherwise provided in §6.10, the Australian Term Loan shall bear interest for each day during each Interest Period at a rate per annum equal to the Applicable Offered Rate determined for such Interest Period plus the Applicable Margin with respect to Applicable Offered Rate Loans as in effect from time to time. Interest shall be payable on each Interest Payment Date with respect thereto and on the Maturity Date. The Australian Borrower promises to pay interest on the Australian Term Loan from the Closing Date until the Maturity Date in accordance with the provisions of this §3.4.

3.5. Notification of Term Loans.

(a) GWI shall notify the Administrative Agent, such notice to be irrevocable, at least three (3) Business Days prior to the Drawdown Date of the Interest Period for the Domestic Term Loan if all or any portion of the Domestic Term Loan is to bear interest at the LIBOR Rate. With respect to the Domestic Term Loan, the provisions of §2.8 shall apply mutatis mutandis with respect to all or any portion of the Domestic Term Loan so that GWI may have the same interest rate options with respect to all or any portion of the Domestic Term Loan as it would be entitled to with respect to the Domestic Revolving Loans.

(b) The Canadian Borrower shall notify the Canadian Agent, such notice to be irrevocable, at least three (3) Business Days prior to the Drawdown Date of the Canadian Term Loan of the Interest Period for the Canadian Term Loan if all or any portion of the Canadian Term Loan is to bear interest at the Applicable Offered Rate. With respect to the Canadian Term Loan, the provisions of §2.8 shall apply mutatis mutandis with respect to all or any portion of the Canadian Term Loan so that the Canadian Borrower may have the same interest rate options with respect to all or any portion of the Canadian Term Loan as it would be entitled to with respect to the Canadian Revolving Loans.

(c) The Australian Borrower shall notify the Administrative Agent (with a copy to Bank of America-Australia Branch), such notice to be irrevocable, at least four (4) Business Days prior to the Drawdown Date of the Australian Term Loan of the Interest Period for the Australian Term Loan.

3.6. Interest Periods. No Interest Period relating to any Term Loan or any portion thereof bearing interest at the Applicable Offered Rate shall extend beyond the date on which the regularly scheduled installment payments of the principal of such Term Loan is to be made, unless a portion of such Term Loan at least equal to such installment payments has an Interest Period ending on such date.

4. MANDATORY REPAYMENT OF LOANS.

4.1. Maturity of Loans. The Loans shall be absolutely due and payable on the Maturity Date. Each Borrower hereby promises to pay to the Applicable Agent for the pro rata accounts of the Applicable Lenders all of the applicable outstanding Loans, together with any and all accrued and unpaid interest thereon on the Maturity Date.

4.2. Mandatory Repayments of Loans. If at any time for any reason the Total Domestic Revolver Exposure exceeds the Aggregate Domestic Revolving Loan Commitments, the Dollar Equivalent of the Total European Exposure exceeds the Aggregate European Commitments, the Dollar Equivalent of the Total Australian Revolver Exposure exceeds the Aggregate Australian Revolving Loan Commitments or the Dollar Equivalent of the Total Canadian Revolver Exposure exceeds the Aggregate Canadian Revolving Loan Commitments, then the Applicable Borrower shall immediately pay the amount of such excess to the Applicable Agent for the respective accounts of the Applicable Lenders.

4.3. Optional Repayments of Loans.

4.3.1. Domestic Revolving Loans. The Domestic Borrowers shall have the right, at their election, to repay the outstanding amount of the Domestic Revolving Loans, as a whole or in part, at any time without penalty or premium, provided that, any full or partial prepayment of the outstanding amount of any Domestic Revolving Loan that is a LIBOR Rate Loan pursuant to this §4.3.1 made on a day other than the last day of the Interest Period relating thereto shall be subject to compliance with §6.9. The Domestic Borrowers shall give the Administrative Agent, no later than 10:00 a.m., Eastern time, at least (a) one (1) Business Day prior written notice of any proposed prepayment of a Domestic Revolving Loan that is a Base Rate Loan pursuant to this §4.3.1, and (b) two (2) Business Days prior written notice of any proposed prepayment of a Domestic Revolving Loan that is a LIBOR Rate Loan pursuant to this §4.3.1, in each case specifying the proposed date of prepayment of such Domestic Revolving Loan and the principal amount to be paid. Each such partial prepayment of the Domestic Revolving Loan shall be in an integral multiple of $500,000 and shall be applied by the Administrative Agent, in the absence of instruction by the Domestic Borrowers, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Domestic Lenders in accordance with such Lender’s Commitment Percentage, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

4.3.2. European Loans. The European Borrower shall have the right, at its election, to repay the outstanding amount of the European Loans, as a whole or in part, at any time without penalty or premium, provided that, any full or partial prepayment of the outstanding amount of any European Loan pursuant to this §4.3.2 made on a day other than the last day of the Interest Period relating thereto shall be subject to compliance with §6.9. The European Borrower shall give the European Agent, no later than 12:00 p.m., London time, at least five (5) Business Days prior written notice of any proposed prepayment of such European Loan pursuant to this §4.3.2, specifying the proposed date of prepayment of such European Loan and the principal amount to be paid. Each such partial prepayment of the European Loan shall be in an integral multiple of EUR500,000. Each partial prepayment shall be allocated among the European Lenders in accordance with such Lender’s Commitment Percentage, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

4.3.3. Canadian Revolving Loans. The Canadian Borrower shall have the right, at its election, to repay the outstanding amount of the Canadian Revolving Loans, as a whole or in part, at any time without penalty or premium, provided that, any full or partial prepayment of the outstanding amount of any Canadian Revolving Loan pursuant to this §4.3.3 made on a day other than the last day of the Interest Period relating thereto shall be subject to compliance with §6.9. The Canadian Borrower shall give the Administrative Agent, no later than 12:00 p.m., Eastern time, at least two (2) Business Days prior written notice of any proposed prepayment of such Canadian Revolving Loan pursuant to this §4.3.3, specifying the proposed date of prepayment of such Canadian Revolving Loan and the principal amount to be paid. Each such partial prepayment of the Canadian Revolving Loan shall be in an integral multiple of Cdn. $500,000. Each partial prepayment shall be allocated among the Canadian Lenders in accordance with such Lender’s Commitment Percentage, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

4.3.4. Australian Revolving Loans. The Australian Borrower shall have the right, at its election, to repay the outstanding amount of the Australian Revolving Loans, as a whole or in part, at any time without penalty or premium, provided that, any full or partial prepayment of the outstanding amount of any Australian Revolving Loan pursuant to this §4.3.4 made on a day other than the last day of the Interest Period relating thereto shall be subject to compliance with §6.9. The Australian Borrower shall give the Administrative Agent (with a copy to Bank of America-Australia Branch), no later than 12:00 p.m., Eastern time, at least five (5) Business Days prior written notice of any proposed prepayment of such Australian Revolving Loan pursuant to this §4.3.4, specifying the proposed date of prepayment of such Australian Revolving Loan and the principal amount to be paid. Each such partial prepayment of the Australian Revolving Loan shall be in an integral multiple of AUD500,000. Each partial prepayment shall be allocated among the Australian Lenders in accordance with such Lender’s Commitment Percentage, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

4.3.5. Domestic Term Loan. GWI shall have the right at any time to prepay the Domestic Term Loan on or before the Maturity Date, as a whole, or in part, upon not less than two (2) Business Days prior written notice to the Administrative Agent, without premium or penalty, provided that, subject to compliance with §6.9, (a) each partial prepayment shall be in an integral multiple of $500,000, (b) any full or partial portion of the Domestic Term Loan bearing interest at the LIBOR Rate may be prepaid pursuant to this §4.3.5 on a day other than the last day of the Interest Period relating thereto, and (c) each partial prepayment shall be allocated among the Domestic Lenders in accordance with such Lender’s Commitment Percentage. Any prepayment of principal of the Domestic Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Domestic Term Loan in direct order of maturity. No amount repaid with respect to the Domestic Term Loan may be reborrowed.

4.3.6. Canadian Term Loan. The Canadian Borrower shall have the right at any time to prepay the Canadian Term Loan on or before the Maturity Date, as a whole, or in part, upon not less than two (2) Business Days prior written notice to the Canadian Agent, without premium or penalty, provided that, subject to compliance with §6.9, (a) each partial prepayment shall be in an integral multiple of Cdn. $500,000, (b) any full or partial portion of the Canadian Term Loan bearing interest at the Applicable Offered Rate may be prepaid pursuant to this §4.3.6 on a day other than the last day of the Interest Period relating thereto, and (c) each partial prepayment shall be allocated among the Canadian Lenders in accordance with such Lender’s Commitment Percentage. Any prepayment of principal of the Canadian Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Canadian Term Loan in direct order of maturity. No amount repaid with respect to the Canadian Term Loan may be reborrowed.

4.3.7. Australian Term Loan. The Australian Borrower shall have the right at any time to prepay the Australian Term Loan on or before the Maturity Date, as a whole, or in part, upon not less than five (5) Business Days prior written notice to the Administrative Agent (with a copy to Bank of America-Australia Branch), without premium or penalty, provided that, subject to compliance with §6.9, (a) each partial prepayment shall be in an integral multiple of AUD500,000, (b) any full or partial portion of the Australian Term Loan bearing interest at the Applicable Offered Rate may be prepaid pursuant to this §4.3.7 on a day other than the last day of the Interest Period relating thereto, and (c) each partial prepayment shall be allocated among the Australian Lenders in accordance with such Lender’s Commitment Percentage. Any prepayment of principal of the Australian Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Australian Term Loan in direct order of maturity. No amount repaid with respect to the Australian Term Loan may be reborrowed.

5. LETTERS OF CREDIT.

5.1. Letter of Credit Commitments.

5.1.1. Commitment to Issue Letters of Credit.

(a) Subject to the terms and conditions hereof and the execution and delivery by GWI of a letter of credit application on the Issuing Lender’s customary form (a “Letter of Credit Application”), the Issuing Lender on behalf of the Applicable Lenders and in reliance upon the agreement of the Applicable Lenders set forth in §5.1.4 and upon the representations and warranties of GWI contained herein, agrees, in its individual capacity, to issue and extend for the account of GWI (to support obligations of GWI, any other Borrower or any Subsidiaries of GWI) one or more standby or documentary letters of credit (individually, a “Letter of Credit”), in such form as may be requested from time to time by GWI and agreed to by the Issuing Lender; provided, however, that, after giving effect to such request, (i) the outstanding Letter of Credit Obligations to support obligations of the Domestic Borrowers and Subsidiaries organized under the laws of any political subdivision of the United States do not exceed $30,000,000, (ii) the outstanding Letter of Credit Obligations to support obligations of the European Borrower and Subsidiaries organized or incorporated under the laws of the European Union or any other country in Europe do not exceed $15,000,000, (iii) the outstanding Letter of Credit Obligations to support obligations of the Canadian Borrower and Subsidiaries organized under the laws of Canada or any province thereof do not exceed $15,000,000, (iv) the outstanding Letter of Credit Obligations to support obligations of the Australian Borrower and Subsidiaries organized under the laws of any state of Australia or the federal laws of Australia do not exceed $15,000,000, (v) the total outstanding Letter of Credit Obligations do not exceed $45,000,000; and (vi) the Total Domestic Revolver Exposure shall not exceed the Aggregate Domestic Revolving Loan Commitments. Notwithstanding any other provisions of this Credit Agreement, the Issuing Lender shall not issue or extend a Letter of Credit after it has received notice from any Lender or any Agent that a Default or Event of Default has occurred and stating that no Letters of Credit are to be issued or extended until such Default or Event of Default has been cured or waived in accordance with the provisions of this Credit Agreement.

(b) The Issuing Lender shall not be under any obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the date hereof and which the Issuing Lender in good faith deems material to it;

(ii) the issuance of such Letter of Credit would violate (A) any laws or (B) one or more policies of the Issuing Lender applicable to letters of credit generally; provided that such policies have been disclosed to GWI prior to its request for the issuance of such Letter of Credit;

(iii) except as otherwise agreed by the Issuing Lender, such Letter of Credit is in an initial face amount less than $50,000;

(iv) such Letter of Credit is to be denominated in a currency other than Dollars, Euro, Australian Dollars or Canadian Dollars, as the case may be;

(v) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(vi) any Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Lender (in its sole discretion) with the Borrowers or such Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to §6.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(c) The Issuing Lender shall act on behalf of the Applicable Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (A) provided to the Agents in §16 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agents” as used in §16 included the Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Lender.

5.1.2. Letter of Credit Applications.

(a) Each Letter of Credit shall be issued upon the request of GWI (for itself or on behalf of any other Borrower or Subsidiary) delivered to the Issuing Lender (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an authorized officer of GWI. Such Letter of Credit Application must be received by the Issuing Lender and the Administrative Agent not later than 11:00 a.m. (Eastern time) at least two Business Days (or such later date and time as the Administrative Agent and the Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as the Issuing Lender may require. Additionally, GWI shall furnish to the Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Issuing Lender or the Administrative Agent may require. Unless the Issuing Lender has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions in §13 shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of GWI (to support obligations of GWI, any other Borrower or any Subsidiaries of GWI) or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Applicable Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Letter of Credit.

(b) If GWI so requests in any applicable Letter of Credit Application, the Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, GWI shall not be required to make a specific request to the Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Lender shall not permit any such extension if (A) the Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions §5.1.1.(b) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or GWI that one or more of the applicable conditions specified in §13 is not then satisfied, and in each such case directing the Issuing Lender not to permit such extension.

(c) Promptly after receipt of any Letter of Credit Application, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from GWI and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof.

Unless the Issuing Lender has received written notice from any Lender, any Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in §13 shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of GWI (to support obligations of GWI, any other Borrower or any Subsidiaries of GWI) or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Applicable Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of Lender’s applicable Commitment Percentage times the amount of such Letter of Credit.

5.1.3. Terms of Letters of Credit. Each Letter of Credit issued or extended hereunder shall, among other things, (a) subject to §5.1.2(b) and clause (b) hereof, have a term of not more than one (1) year from the date of issuance or extension thereof, and (b) have an expiry date no later than the date which is seven (7) days prior to the Maturity Date. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

5.1.4. Reimbursement Obligations of Lenders. Each Applicable Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender’s applicable Commitment Percentage, to reimburse the Issuing Lender in Dollars on demand for the amount of each draft paid by the Issuing Lender under each applicable Letter of Credit to the extent that such amount is not reimbursed by GWI pursuant to §5.3 (such agreement for a Lender being called herein the “Letter of Credit Participation” of such Lender).

5.1.5. Participations of Lenders. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in GWI’s Reimbursement Obligation under §5.3 in an amount equal to such payment. Each Applicable Lender shall share in accordance with its participating interest in any interest which accrues pursuant to §5.3.

5.2. Reserved.

5.3. Letter of Credit Payments.

(a) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify GWI and the Administrative Agent thereof. GWI shall reimburse the Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing not later than (A) 1:00 p.m. (Eastern time) on the date of any payment by the Issuing Lender under a Letter of Credit (each such date, an “Honor Date”), to the extent the Administrative

Agent has delivered notice to GWI of such payment prior to 11:00 a.m. (Eastern time) on the Honor Date, or (B) 1:00 p.m. (Eastern time) on the Business Day immediately following the day that the Administrative Agent has delivered notice to GWI, to the extent such notice is not delivered to GWI prior to 11:00 a.m. (Eastern time) on the Honor Date. In the case of a Letter of Credit denominated in an Alternative Currency, GWI shall reimburse the Issuing Lender in such Alternative Currency, unless (A) the Issuing Lender (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, GWI shall have notified the Issuing Lender promptly following receipt of the notice of drawing that GWI will reimburse the Issuing Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Issuing Lender shall notify GWI of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If GWI fails to so reimburse the Issuing Lender by the time set forth in the second sentence of this §5.3(a) (the “Letter of Credit Borrowing Date”), the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the Unpaid Reimbursement Obligation, which amount, for the avoidance of doubt, shall include interest on such Unpaid Reimbursement Obligation commencing on the Honor Date, and the amount of such Lender’s Commitment Percentage thereof. In such event, GWI shall be deemed to have requested a Base Rate Loan to be disbursed on the Letter of Credit Borrowing Date in an amount equal to the Unpaid Reimbursement Obligation, without regard to the minimum and multiples specified in §2.6 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Commitment and the conditions set forth in §13 (other than the delivery of a Loan Request). Any notice given by the Issuing Lender or the Administrative Agent pursuant to this §5.3(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(b) Each Lender shall upon any notice pursuant to §5.3(a) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the Issuing Lender at the Administrative Agent’s Office in an amount equal to its Commitment Percentage of the Unpaid Reimbursement Obligation not later than 2:00 p.m. (Eastern time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of §5.3(c), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to GWI in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

(c) With respect to any Unpaid Reimbursement Obligation that is not fully refinanced by a Base Rate Loan because the conditions set forth in §13 cannot be satisfied or for any other reason, GWI shall be deemed to have incurred from the Issuing Lender a Letter of Credit Borrowing in the amount of the Unpaid Reimbursement Obligation that is not so refinanced, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to this §5.3 shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Lender in satisfaction of its participation obligation under this §5.3.

(d) Until each Lender funds its Base Rate Loan or Letter of Credit Advance pursuant to this §5.3 to reimburse the Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Commitment Percentage of such amount shall be solely for the account of the Issuing Lender.

(e) Each Lender’s obligation to make Base Rate Loans or Letter of Credit Advance to reimburse the Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this §5.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, GWI or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Base Rate Loans pursuant to this §5.3 is subject to the conditions set forth in §13 (other than delivery by GWI of a Loan Request). No such making of an Letter of Credit Advance shall relieve or otherwise impair the obligation of GWI to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit, together with interest as provided herein.

(f) If any Lender fails to make available to the Administrative Agent for the account of the Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this §5.3 by the time specified in §5.3(b), then, without limiting the other provisions of this Credit Agreement, the Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Lender at a rate per annum equal to the greater of the Federal Funds Rate (or the Bank of Canada Rate in the case of amounts owed to the Canadian Agent) and a rate determined by the Issuing Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Issuing Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Base Rate Loan included in the relevant Borrowing or Letter of Credit Advance in respect of the relevant Letter of Credit Borrowing, as the case may be. A certificate of the Issuing Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (f) shall be conclusive absent manifest error.

5.4. Obligations Absolute. The obligation of GWI to reimburse the Issuing Lender for each drawing under each Letter of Credit issued in respect of GWI or any of its Subsidiaries and to repay each Letter of Credit Borrowing with respect thereto shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances (other than in the case of gross negligence or willful misconduct of the Issuing Lender), including the following:

(a) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other Loan Document;

(b) the existence of any claim, counterclaim, setoff, defense or other right that GWI may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(c) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(d) any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, administrator or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, GWI.

GWI shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with GWI’s instructions or other irregularity, GWI will immediately notify the Issuing Lender. GWI shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

5.5. Role of Issuing Lender. Each Applicable Lender and GWI agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable to any Applicable Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Applicable Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. GWI hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude GWI’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, the Agents, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender, shall be liable or responsible for any of the matters described in clauses (a) through (e) of §5.4; provided, however, that anything in such clauses to the contrary notwithstanding, GWI may have a claim against the Issuing Lender, and the Issuing Lender may be liable to GWI, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by GWI which GWI proves were caused by the Issuing Lender’s willful misconduct or gross negligence or the Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

5.6. Reserved.

5.7. Applicability of International Standby Practices and Uniform Customs. Unless otherwise expressly agreed by the Issuing Lender and GWI when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the International Standby Practices shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

5.8. Letter of Credit Amounts. Unless otherwise specified herein the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

5.9. Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, GWI shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit. GWI hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of GWI, and GWI’s business derives substantial benefits from the businesses of such Subsidiaries.

5.10. Letter of Credit Fee. GWI shall, on the first day of each calendar quarter for the immediately preceding calendar quarter, pay a fee (in each case, a “Letter of Credit Fee”)

to the Administrative Agent in respect of each Letter of Credit at a rate per annum equal to the Applicable Margin with respect to Letters of Credit multiplied by the face amount of such Letter of Credit. Such Letter of Credit Fee shall be allocated pro rata (according to the applicable Commitment Percentages) to each Applicable Lender. In addition, GWI shall pay to the Administrative Agent, for the account of the Issuing Lender, (a) a fee at a rate per annum equal to one-eighth of one percent (0.125%) computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit (to be determined in accordance with §5.8) on a quarterly basis in arrears, such fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (b) standard issuance, extension, processing, negotiating, amendment and administration fees, as determined in accordance with the Issuing Lender’s or the Administrative Agent’s customary fees and charges for similar facilities, such fees to be payable at such time or times as such charges are customarily made by the Issuing Lender; provided, however, any Letter of Credit Fees or fees payable pursuant to clauses (a) and (b) of this §5.10 otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Lender pursuant to this §5.10 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Commitment Percentages allocable to such Letter of Credit pursuant to §6.17(a)(iv), with the balance of such fee, if any, payable to the Issuing Lender for its own account.

5.11. Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

6. CERTAIN GENERAL PROVISIONS.

6.1. Fees. In addition to the fees described in §2.2, the Borrowers shall pay (a) to MLPF&S and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter and (b) to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

6.2. Funds for Payments.

6.2.1. Payments to Agents.

(a) The Administrative Agent shall debit an account of the Domestic Borrowers with the Administrative Agent for all (i) interest payments when due as provided in §§2.5 and 3.4 with respect to the Domestic Notes or otherwise due hereunder, (ii) Domestic Revolving Loan Commitment Fees when due as provided in §2.2, and (iii) Letter of Credit Fees when due as provided in §5.10. The failure of the Administrative Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. All payments of principal, Reimbursement Obligations and any other amounts due hereunder or under any of the other Loan Documents in respect of the Domestic Notes shall be made to the

Administrative Agent, for the respective accounts of the Domestic Lenders and the Administrative Agent, at the Administrative Agent’s Office, in each case in immediately available funds without setoff or counterclaim or other deduction. All payments received by the Administrative Agent after 3:00 p.m. Eastern time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Domestic Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) The Canadian Agent shall debit an account of the Canadian Borrower with the Canadian Agent for all (i) interest payments when due as provided in §§2.5 and 3.4 with respect to the Canadian Notes or otherwise due hereunder (ii) Canadian Revolving Loan Commitment Fees when due as provided in §2.2, and (iii) Letter of Credit Fees when due as provided in §5.10. The failure of the Canadian Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. All payments of principal and any other amounts due hereunder or under any of the other Loan Documents in respect to the Canadian Notes shall be made to the Canadian Agent, for the respective accounts of the Canadian Lenders and the Canadian Agent, at the Canadian Agent’s Office, in each case in immediately available funds. All payments received by the Canadian Agent after 3:00 p.m. Eastern time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Canadian Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) The European Agent shall debit an account of the European Borrower with the European Agent for all (i) interest payments when due as provided in §2.5 with respect to the European Notes or otherwise due hereunder (ii) European Commitment Fees when due as provided in §2.2, and (iii) Letter of Credit Fees when due as provided in §5.10. The failure of the European Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. All payments of principal and any other amounts due hereunder or under any of the other Loan Documents in respect to the European Notes shall be made to the European Agent, for the respective accounts of the European Lenders and the European Agent, at the European Agent’s Office, in each case in immediately available funds. All payments received by the European Agent after 3:00 p.m., London time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the European Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(d) The Administrative Agent shall debit an account of the Australian Borrower with the Administrative Agent for all (i) interest payments when due as provided in §2.5 with respect to the Australian Notes or otherwise due hereunder, (ii)

Australian Revolving Loan Commitment Fees when due as provided in §2.2, and (iii) Letter of Credit Fees when due as provided in §5.10. The failure of the Administrative Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. All payments of principal and any other amounts due hereunder or under any of the other Loan Documents in respect to the Australian Notes shall be made to the Administrative Agent, for the respective accounts of the Australian Lenders and the Administrative Agent, at the Administrative Agent’s Office, in each case in immediately available funds. All payments received by the Administrative Agent after 3:00 p.m., Eastern time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Australian Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

6.2.2. Currency Matters.

(a) Dollars are the currency of account and payment for each and every sum at any time due from the Domestic Borrowers hereunder.

(b) Canadian Dollars, Euro and Australian Dollars are the currency of account and payment for each and every sum at any time due from the Canadian Borrower, European Borrower and Australian Borrower, respectively, hereunder; provided that:

(i) each payment in respect of costs, expenses and indemnities shall be made in the currency in which the same were incurred; and

(ii) any amount expressed to be payable in a currency other than Canadian Dollars, Euro or Australian Dollars, as applicable, shall be paid in that other currency.

(c) No payment to any Agent or any Lender (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until such Agent or such other Lender shall have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, the Borrowers shall indemnify and reimburse such Agent or such other Lender, as the case may be, with respect to the amount of the shortfall, with such indemnity surviving the termination of this Credit Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall.

(d) If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Credit Agreement in Dollars or in any other currency (hereinafter in this §6.2.2 called the “first currency”) into any other currency (hereinafter in this §6.2.2 called the “second currency”), then the conversion shall be made at the Spot Rate at the Applicable Agent’s close of business on the Business Day next preceding the day on which the final judgment is given or (as the case may be) the final order is made. Any payment made to any Agent or any Lender pursuant to this Credit Agreement in the second currency shall constitute a discharge of the obligations of the Borrowers to pay to such Agent and the Lenders any amount originally due to such Agent and the Lenders in the first currency under this Credit Agreement only to the extent of the amount of the first currency which such Agent and each of the Lenders is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with such Agent’s and such Lender’s normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to any Agent and the Lenders in the first currency under this Credit Agreement, the Borrowers hereby jointly and severally agree that they will indemnify the Agents and each of the Lenders against and save Agents and each of the Lenders harmless from any shortfall so arising. This indemnity shall constitute a joint and several obligation of the Borrowers separate and independent from the other obligations contained in this Credit Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to any Agent or any Lender under this Credit Agreement or under any such judgment or order. Any such shortfall shall be deemed to constitute a loss suffered by such Agent and each such Lender, as the case may be, and the Borrowers shall not be entitled to require any proof or evidence of any actual loss. The covenant contained in this §6.2.2 shall survive the payment in full of all of the other obligations of the Borrowers under this Credit Agreement.

(e) For all purposes of this Credit Agreement, the amount in one currency which shall be equivalent on any particular date to a specified amount in another currency shall be that amount (as conclusively ascertained by the Applicable Agent) in the first currency which is or could be purchased by the Applicable Agent (in accordance with its normal banking practices) with such specified amount in the second currency in any recognized Eurocurrency Interbank Market selected by the Applicable Agent in good faith for delivery on such date at the Spot Rate on such date.

6.3. Computations. All computations of interest for Applicable Floating Rate Loans (including Applicable Floating Rate Loans determined by reference to the Applicable Offered Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be based on a 360-day year, and, in each case, paid for the actual number of days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Except as otherwise provided in the definition of the term “Interest Period” with respect to Applicable Offered Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to §6.2.1, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. The outstanding amount of the Loans as reflected on the applicable Note Records from time to time shall be considered correct and binding on the Applicable Borrower unless within five (5) Business Days after receipt of any notice by the Applicable Agent or Applicable Lender of such outstanding amount, such Agent or such Lender shall notify the Applicable Borrower to the contrary. With respect to the Canadian Loans, whenever interest is payable hereunder on the basis of a year of 365 or 360 days, for the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable hereunder multiplied by the actual number of days in the year and divided by 365 or 360, as applicable. All interest will be calculated using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

6.4. Inability to Determine Applicable Offered Rate. If the Required Lenders determine that for any reason in connection with any request for an Applicable Offered Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars, Canadian Dollars, Sterling, Euro or Australian Dollars) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Applicable Offered Rate Loan, (b) adequate and reasonable means do not exist for determining the Applicable Offered Rate for any requested Interest Period with respect to a proposed Applicable Offered Rate Loan (whether in Dollars, Canadian Dollars, Sterling, Euro or Australian Dollars) or in connection with an existing or proposed Base Rate Loan, or (c) the Applicable Offered Rate for any requested Interest Period with respect to a proposed Applicable Offered Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Applicable Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Applicable Offered Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Applicable Offered Rate component of the Base Rate, the utilization of the Applicable Offered Rate component in determining the Base Rate shall be suspended, in each case until the Applicable Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Applicable Offered Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Applicable Floating Rate Loans in the amount specified therein.

6.5. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Applicable Offered Rate, or to determine or charge interest rates based upon the Applicable Offered Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Applicable Agent, (i) any obligation of such Lender to make or continue Applicable Offered Rate Loans or to convert Applicable Floating Rate Loans to Applicable Offered Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Applicable Offered Rate Loans the interest rate on which is determined by reference to the Applicable Offered Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Applicable

Agent without reference to the Applicable Offered Rate component of the Base Rate, in each case until such Lender notifies the Applicable Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Applicable Agent), prepay or, if applicable, convert all Applicable Offered Rate Loans of such Lender to Applicable Floating Rate Loans (the interest rate on which Applicable Floating Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Applicable Agent without reference to the Applicable Offered Rate component of the Applicable Floating Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Applicable Offered Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Applicable Offered Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Applicable Offered Rate, the Applicable Agent shall during the period of such suspension compute the Applicable Floating Rate applicable to such Lender without reference to the Applicable Offered Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Applicable Offered Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

6.6. Additional Costs, Etc. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Applicable Offered Rate) or the Issuing Lender;

(b) subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Credit Agreement, any Letter of Credit, any participation in a Letter of Credit or any Applicable Offered Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by §6.12 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender);

(c) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Credit Agreement or Applicable Offered Rate Loans made by such Lender or any Letter of Credit or participation therein; or

(d) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Applicable Offered Rate Loans;

and the result of any of the foregoing shall be to increase the cost to such Lender by an amount that such Lender deems to be material, of making or maintaining any Loan the interest on which is determined by reference to the Applicable Offered Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender by an amount that such Lender or the Issuing Lender, as the case may be, deems to be material, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender by an amount that such Lender or the Issuing Lender, as the case may be, deems to be material, hereunder (whether of principal, interest or any other amount) then, and in each such case, the Applicable Borrower will, within ten (10) Business Days after such Borrower’s receipt of a written request (setting forth a reasonably detailed explanation as to the reason for any additional amounts payable pursuant to this §6.6 and certifying that at such time such Lender has generally assessed such amounts on a non-discriminatory basis against borrowers under agreements having provisions similar to this §6.6) made by such Lender or such Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or such Agent such additional amounts as will be sufficient to compensate such Lender or such Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum; provided that the Applicable Borrower shall not be required to compensate a Lender pursuant to this §6.6 for any amounts incurred more than six months prior to the date that such Lender notifies such Borrower of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

6.7. Capital Adequacy. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), by an amount deemed by such Lender or the Issuing Lender, as applicable, to be material, then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

6.8. Certificate. A certificate setting forth any additional amounts payable pursuant to §§6.6 or 6.7 and a brief explanation of such amounts which are due, submitted by any Lender or any Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

6.9. Compensation for Losses. Upon demand of any Lender (with a copy to the each Agent) from time to time, the Applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than an Applicable Floating Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than an Applicable Floating Rate Loan on the date or in the amount notified by such Borrower; or

(c) any assignment of an Applicable Offered Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to §20.2;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Applicable Borrower to the Lenders under this §6.9, each Lender shall be deemed to have funded each Applicable Offered Rate Loan made by it at the Applicable Offered Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Applicable Offered Rate Loan was in fact so funded.

6.10. Interest After Default. During the continuance of an Event of Default, pursuant to §§14.1(a) or 14.1(b) (a “Payment Event of Default”), the principal and (to the extent permitted by applicable law) interest on the Loans and all other amounts payable hereunder or under any of the other Loan Documents (whether or not overdue) shall, until such Payment Event of Default has been cured or remedied or such Payment Event of Default has been waived by the Required Lenders pursuant to §27, bear interest at a rate per annum equal to two percent (2%) above the rate of interest then applicable thereto (or, if no rate of interest is then applicable thereto, the Applicable Floating Rate) until such amount shall be paid in full (after as well as before judgment).

6.11. Replacement of Lenders. If any Lender (an “Affected Lender”) (a) makes demand upon a Borrower for (or if a Borrower is otherwise required to pay) amounts pursuant to §§6.6, 6.7 or 6.12, (b) is unable to make or maintain Applicable Offered Rate Loans as a result of a condition described in §6.4 or (c) becomes a Defaulting Lender or if any other circumstance exists under §27.1 that gives a Borrower the right to replace a Lender as a party hereto, such Borrower within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing such Borrower to be required to pay such compensation or causing §6.4 to be applicable), or default, as the case may be, may, by notice in writing to the Administrative Agent and such Affected Lender, (i) request that the Affected Lender assign all of its Loans and Commitments to a replacement lender satisfactory to the Administrative Agent and such Borrower (the “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Loans and applicable Commitments, as provided herein, but none of such Lenders shall be under an obligation to do so; or (iii) designate a Replacement Lender approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Loans and applicable Commitments, then such Affected Lender shall assign, in accordance with §20, all of its applicable Commitments, Loans, Letter of Credit Participations, and other rights and obligations under this Credit Agreement and all other Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; provided, however, that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender and/or non-Affected Lenders, as the case may be, (B) prior to any such assignment, the Borrowers shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under §§6.6, 6.7 or 6.12 and (C) the Applicable Borrower shall be responsible for any fees or other amounts payable in connection with such assignment. Upon the effective date of such assignment, the Applicable Borrower shall issue replacement Notes, if applicable, to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such institution shall become a “Lender” for all purposes under this Credit Agreement and the other Loan Documents.

6.12. Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable laws require any Loan Party or any Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as determined by such Loan Party or such Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If a Loan Party or the Applicable Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Applicable Agent shall withhold or make such deductions as are determined by the Applicable Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Applicable Agent shall timely pay the full amount withheld or deducted to the relevant governmental authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Applicable Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable laws.

(c) Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, each Loan Party shall, and does hereby, indemnify each Agent, each Lender and each Issuing Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Loan Party shall also, and does hereby, indemnify each Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an Issuing Lender for any reason fails to pay indefeasibly to such Agent as required by clause (ii) of this subsection (other than any amounts owing as a result of the gross negligence or willful misconduct of such Agent). A reasonably detailed certificate as to the amount of any such payment or liability delivered to such Loan Party by a Lender or an Issuing Lender (with a copy to the Applicable Agent), or by the Applicable Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error. Any such claim against any Loan Party must be made within 180 days of the payment by the Applicable Agent or the Lender to which such claim relates.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and each Issuing Lender shall, and does hereby, indemnify each Loan Party and each Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Loan Parties or the Agents) incurred by or asserted against any Loan Party or any Agent by any Governmental Authority as a result of the failure by such Lender or such Issuing Lender, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or such Issuing Lender, as the case may be, to such Loan Party or such Agent pursuant to subsection (e). Each Lender and each Issuing Lender hereby authorizes the Applicable Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Lender, as the case may be, under this Credit Agreement or any other Loan Document against any amount due to such Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of any Agent, any assignment of rights by, or the replacement of, a Lender or an Issuing Lender, the termination of the Total Commitment and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by GWI or the Applicable Agent, as the case may be, after any payment of Taxes by the Loan Parties or by the Applicable

Agent to a Governmental Authority as provided in this §6.12, GWI shall deliver to the Applicable Agent or the Applicable Agent shall deliver to GWI, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to GWI or the Applicable Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Loan Parties and to the Agents, at the time or times prescribed by applicable Laws or when reasonably requested by any Loan Party or any Agent, such properly completed and executed documentation prescribed by applicable Laws or by the Governmental Authorities of any jurisdiction and such other reasonably requested information as will permit such Loan Party or such Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by any Loan Party pursuant to this Credit Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii) Without limiting the generality of the foregoing, if any Loan Party is resident for tax purposes in the United States,

(A) any Lender that is a “United States person” within the meaning of §7701(a)(30) of the Code shall deliver to such Loan Party and each Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by any Loan Party or any Agent as will enable such Loan Party or such Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to each Loan Party and each Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the request of GWI or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of Internal Revenue Service Form W-8ECI,

(III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Loan Party within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(V) executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit the applicable Loan Party or the Administrative Agent to determine the withholding or deduction required to be made.

(C) each Foreign Lender shall provide, promptly upon the reasonable demand of GWI or the Administrative Agent, any information, form or document, accurately completed, that may be required in order to demonstrate that such Foreign Lender is in compliance with the requirements of FATCA, including §1471(b) of the Code, if such Foreign Lender is a foreign financial institution (as such term is defined in §1471(d)(4) of the Code) or §1472(b), if such Foreign Lender is a non-financial foreign entity (as such term is defined in §1472(d) of the Code).

(iii) Each Lender shall promptly (A) notify the Loan Parties and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable laws of any jurisdiction that any Loan Party or any Agent make any withholding or deduction for Taxes from amounts payable to such Lender.

(f) Treatment of Certain Refunds. Unless required by applicable laws, at no time shall any Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an Issuing Lender, or have any obligation to pay to any Lender or any Issuing Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such Issuing Lender, as the case may be. If any Agent, any Lender or any Issuing Lender determines, in its good faith judgment, that it has received and retained a refund of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by such Agent, such Lender or such Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of such Agent, such Lender or such Issuing Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant governmental authority) to such Agent, such Lender or such Issuing Lender in the event such Agent, such Lender or such Issuing Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require any Agent, any Lender or any Issuing Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to a Loan Party or any other Person.

6.13. Interest Limitation. Notwithstanding any other term of this Credit Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under any Note by any Lender shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of §5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. §85, as amended and the Criminal Code (Canada)), so that the maximum of all amounts constituting interest under applicable law, however computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Credit Agreement or any other Loan Document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

6.14. Subordination Agreements of the Borrowers.

(a) Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any other Borrower to such Borrower is hereby subordinated to the prior payment in full in cash of the Obligations of such Borrower as set forth in the following sentence. If such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, upon the occurrence and during the continuance of an Event of Default and before payment in full in cash of the Obligations, such amounts shall be collected, enforced, received by such Borrower as trustee for the Agents and be paid over to the Applicable Agent for the pro rata accounts of the Applicable Lenders to be applied to repay (or be held as security for the repayment of) the applicable Obligations.

(b) The payment of any amounts due with respect to any indebtedness of the Borrowers for money borrowed or credit received now or hereafter owed to the Guarantors is hereby subordinated to the prior payment in full in cash of all of the Obligations as set forth in the following sentence. If any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, upon the occurrence and during the continuance of an Event of Default and while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lenders and the Agents and be paid over to the Agents, for the benefit of the Lenders and the Applicable Agent on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions hereof.

(c) The provisions of this §6.14 are made for the benefit of the Agents and the Lenders and their successors and assigns, and may be enforced in good faith by them from time to time against any Borrower as often as the occasion therefor may arise and without requirement on the part of any Agent or the Lenders first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this §6.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or the Lenders upon the insolvency, bankruptcy or reorganization of any Borrower or is repaid in good faith settlement of a pending or threatened avoidance claim, or otherwise, the provisions of this §6.14 will forthwith be reinstated in effect, as though such payment had not been made.

6.15. Indirect Tax. (a) All payments to be made by a Borrower or a Guarantor under or in connection with any Loan Document have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when such Borrower or Guarantor makes the payment:

(i) it must pay to the Administrative Agent for the account of the relevant Lender(s) an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii) the Administrative Agent (following receipt from the relevant Lender(s)) will promptly provide to such Borrower or Guarantor a Tax invoice, assessment or reassessment complying with the relevant law relating to such Indirect Tax.

(b) In the event that a Loan Document requires a Borrower or a Guarantor to reimburse a Lender for any costs or expenses, such Borrower or Guarantor shall also at the same time pay and indemnify such Lender against all Indirect Tax incurred by such Lender in respect of the costs or expenses save to the extent that such Lender is entitled to repayment or credit in respect of the Indirect Tax. Such Lender will promptly provide to the applicable Borrower or Guarantor a Tax invoice, assessment or reassessment complying with the relevant law relating to such Indirect Tax.

6.16. Cash Collateral.

(a) Upon the request of any Agent or the Issuing Lender (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, the Applicable Borrower (or GWI, on such Borrower’s behalf) shall, in each case, immediately Cash Collateralize the then outstanding amount of all Letter of Credit Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of any Agent, the Issuing Lender or any Swingline Lender, the Borrowers shall deliver to such Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to §6.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Agents, for the benefit of each Agent, the Issuing Lender and the Lenders (including each Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to §6.16(c). If at any time any Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agents as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Applicable Borrower (or GWI, on such Borrower’s behalf) or the relevant Defaulting Lender will, promptly upon demand by any Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this §6.16 or §§5, 6.17 or 14.2 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific Letter of Credit Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

6.17. Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in §27.1.

(ii) Any payment of principal, interest, fees or other amounts received by the Applicable Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to §14 or otherwise, and including any amounts made available to the Applicable Agent by that Defaulting Lender pursuant to §15), shall be applied at such time or times as may be determined by the Applicable Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to any Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Lender or any Swingline Lender hereunder; third, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Applicable Agent; fourth, if so determined by the Applicable Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Credit Agreement; fifth, to the payment of any amounts owing to the Lenders, the Issuing Lender or any Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or any Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Letter of Credit Borrowings were made at a time when the conditions set forth in §13 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this §6.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to §2.2. for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in §5.10.

(iv) During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to §§2.7 and 5.5, the “Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (B) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding amount of the Loans of that Lender.

(b) If the Borrowers, the Administrative Agent, Swingline Lenders and the Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to §6.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

7. GUARANTY.

7.1. Guaranty. (a) As an inducement to the Lenders to make the applicable Loans and the Issuing Lender to issue the Letters of Credit (where applicable) available to the Borrowers, (i) each of the U.S. Guarantors and each of the Domestic Borrowers (solely with respect to the Obligations of the other Domestic Borrowers, the Canadian Borrower, the Australian Borrower and the European Borrower) hereby unconditionally and irrevocably guarantee (A) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing whether for principal, interest, fees, expenses or otherwise, and (B) the strict performance and observance by the Borrowers of all agreements, warranties and covenants applicable to the Borrowers in the Loan Documents (such Obligations collectively being hereafter referred to as the Domestic Borrowers’ and the U.S. Guarantors’ “U.S. Guaranteed Obligations”); and (ii) to the fullest extent permitted by applicable law, the Foreign Guarantors hereby unconditionally and irrevocably guarantee (x) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Foreign Obligations, and (y) the strict performance and observance by the Canadian Borrower, European Borrower and Australian Borrower, respectively of all agreements, warranties and covenants applicable to the Canadian Borrower, European Borrower and Australian Borrower, respectively in the Loan Documents (such obligations collectively being referred to as the Foreign Guarantors’ “Foreign Guaranteed Obligations”).

(b) Notwithstanding anything set forth in this Credit Agreement or any other Loan Document to the contrary, (i) no Foreign Loan Party shall at any time be liable, directly or indirectly, for any portion of the U.S. Guaranteed Obligations, including, without limitation, the principal of the Domestic Loans or any interest thereon or fees payable with respect thereto (and the U.S. Loan Parties are solely liable for such Obligations), (ii) the Canadian Borrower’s and the Canadian Guarantors’ liability under this Guaranty shall be limited to $75,000,000 and (iii) GWA (North)’s liability under this Guaranty shall be limited to the greater of (A) $220,000,000 and (B) any such higher amount as may be permitted by Section 33.9 of the Novated Concession Deed annexed to the Sale Consent Deed for the Australian Acquisition.

7.2. Guarantors Agreement to Pay Enforcement Costs, Etc. To the extent the Guarantors are permitted to do so by applicable law, each of the Guarantors guarantees that its Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of (a) any law, regulation, order, decree or directive (whether or not having the force of law) or any interpretation thereof now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any Agent with respect thereto, including, without limitation, any law, regulation, order, decree or directive or interpretation thereof that purports to require or permit the satisfaction of any Guaranteed Obligation other than strictly in accordance with the terms of this Credit Agreement (such as by the tender of a currency other than as provided in §6.2.2 or that restricts the procurement of such currency by the Borrowers or the Guarantors), or (b) any agreement, whether or not signed by or on behalf of any Agent or the Lenders, in connection with the restructuring or rescheduling of public or private obligations in any Borrower’s country, whether or not such agreement is stated to cause or permit the discharge of the Obligations prior to the final payment in full of the Obligations in the currency required by §6.2.2 in strict accordance with this Credit Agreement. The liability of each Guarantor with regard to its Guaranteed Obligations shall be absolute and unconditional irrespective of:

(i) any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Credit Agreement or any other Loan Document;

(ii) any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of its Guaranteed Obligations;

(iii) any change in ownership of the Borrowers;

(iv) any acceptance of any partial payment(s) from any Borrower or any other Guarantor; or

(v) any setoff, defense, counterclaim or other circumstance whatsoever (in any case, whether based on contract, tort or any other theory) which might otherwise constitute a legal or equitable defense available to, or a discharge of (other than by payment in full in cash), any of the Borrowers or a Guarantor in respect of its Obligations under any Loan Document.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Lenders or any Agent upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

7.3. Effectiveness; Enforcement. This Guaranty shall be effective and shall be deemed to be made with respect to each Loan made and each Letter of Credit issued as of the time it is made or issued, as applicable. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of any Borrower, and no defect in or insufficiency or want of powers of any Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against this Guaranty. This Guaranty is a continuing guaranty and shall (a) survive any termination of this Credit Agreement, and (b) remain in full force and effect until all Commitments have expired, all outstanding Letters of Credit have expired, matured or otherwise been terminated, and all Guaranteed Obligations and all other amounts payable hereunder have been performed and paid in full in cash or otherwise satisfied. This Guaranty is made for the benefit of the Agents and the Lenders and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of any Agent or any Lender first to exercise any rights against the Borrowers, or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

7.4. Waivers. Except as otherwise specifically provided in any of the Loan Documents, each of the Guarantors hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, the benefit of discussion, the benefit of division, notice of acceptance and any other notice with respect to any of its Guaranteed Obligations and this Guaranty or any right to insist that any Agent first exhaust any right or take any action against any Borrower, or any other Person. Each of the Guarantors also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of its Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

7.5. Expenses. Each of the Guarantors hereby promises to reimburse (a) the Agents for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys’ fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of this Guaranty, the Credit Agreement and the other Loan Documents to which such Guarantor is a party, or any amendment, modification, approval, consent or waiver hereof or thereof, and (b) the Agents and the Lenders and their respective Affiliates for all reasonable out-of-pocket fees and disbursements (including reasonable attorneys’ fees for each Agent’s counsel, including local and special counsel, and one additional firm of counsel for the Lenders retained in consultation with the Borrowers), incurred or expended in connection with the enforcement of its Guaranteed Obligations (whether or not legal proceedings are instituted).

7.6. Concerning Joint and Several Liability of the Guarantors.

(a) To the fullest extent permitted by applicable law and subject to §7.1(b), each of the Guarantors hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the Applicable Borrowers, with respect to the payment and performance of all of its Guaranteed Obligations (including, without limitation, any Guaranteed Obligations arising under this §7), it being the intention of the parties hereto that (i) the U.S. Guaranteed Obligations shall be the joint and several Guaranteed Obligations of the U.S. Guarantors and, solely in its capacity as a Guarantor of the U.S. Guaranteed Obligations under this §7, each Domestic Borrower; and (ii) the Foreign Guaranteed Obligations shall be the joint and several Obligations of the Foreign Guarantors without preferences or distribution among them.

(b) If and to the extent that any Borrower shall fail to make any payment with respect to any of its Obligations as and when due or to perform any of its Obligations in accordance with the terms thereof, then in each such event, to the fullest extent permitted by applicable law, the applicable co-Guarantors will make such payment with respect to, or perform, such Guaranteed Obligations.

(c) To the fullest extent permitted by applicable law, the Guaranteed Obligations of each Guarantor under the provisions of this §7 constitute full recourse obligations of such Guarantor enforceable against such Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstance whatsoever.

(d) Except as otherwise expressly provided in this Credit Agreement, each of the Guarantors hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or Letters of Credit issued under this Credit Agreement, notice of any action at any time taken or omitted by any Agent or any Lender under or in respect of any of the Guaranteed Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Credit Agreement and this Guaranty. Each of the Guarantors hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Guaranteed Obligations, the acceptance of any payment of any of the Guaranteed Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Agent or the Lenders at any time or times in respect of any Default or Event of Default by any of the Borrowers or the Guarantors in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by any Agent or the Lenders in respect of any of the Guaranteed Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Guaranteed Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers or any other Guarantor. Without limiting the generality of the foregoing, each of the Guarantors assents to any other action or delay in acting or failure to act on the part of the Lenders or any Agent with respect to the failure by any of the Borrowers or any other Guarantor to comply with its respective Obligations or Guaranteed Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this §7, afford grounds for terminating, discharging or relieving any Guarantor, in whole or in part, from any of the Guaranteed Obligations under this §7, it being the intention of the Guarantors that, so long as any of the Guaranteed Obligations hereunder remain unsatisfied, the Guaranteed Obligations of each of the Guarantors under this §7 shall not be discharged except by performance and then only to the extent of such performance. The Guaranteed Obligations of each of the Guarantors under this §7 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction, receivership, administration or similar proceeding with respect to any of the Borrowers or the Guarantors or the Lenders or any Agent. The joint and several liability of each of the Guarantors hereunder shall continue in full force and effect notwithstanding any absorption, merger, consolidation, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the Borrowers or the Guarantors, the Lenders or any Agent.

(e) The U.S. Guarantors, each Domestic Borrower (solely in its capacity as a Guarantor of the U.S. Guaranteed Obligations under this §7) and the Foreign Guarantors (solely in their capacity as Guarantors of the Foreign Guaranteed Obligations), shall be liable under the Guaranty under this §7 only for the maximum amount of such liabilities that can be incurred under applicable law without rendering this Credit Agreement, as it relates to the guaranty under this §7, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer and corporate financial assistance, and not for any greater amount. Accordingly, if any obligation under any provision of the guaranty under this §7 shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantors, the Agents and the Lenders that any balance of the obligation created by such provision and all other obligations of the Guarantors under this §7 to the Lenders or any Agent shall remain valid and enforceable, and that all sums not in excess of those permitted under applicable law shall remain fully collectible by the Lenders and the Agents from any Loan Party, as the case may be.

(f) To the extent any U.S. Guarantor or any Foreign Guarantor, as the case may be, makes a payment hereunder in excess of the aggregate amount of the benefit received by such Guarantor in respect of the extensions of credit under the Credit Agreement (the “Benefit Amount”), then such Guarantor, after the payment in full, in cash, of all of the Obligations, shall be entitled to recover from the Applicable Borrowers and each other applicable Guarantor such excess payment, pro rata, in accordance with the ratio of the Benefit Amount received by each such other applicable Guarantor to the total Benefit Amount received by all applicable Guarantors, and the right to such recovery shall be deemed to be an asset and property of such Guarantor so funding; provided, that each of the Guarantors hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other applicable Guarantors with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Lenders or any Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which any Guarantor may have against any other applicable Guarantor with respect to any payments to the Lenders or any Agent hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, administration, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Guarantor, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other applicable Guarantor therefor.

(g) Each of the Guarantors hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Guarantor to any other Guarantor or any Borrower is hereby subordinated to the prior payment in full in cash of the Obligations as set forth in the following sentence. If such Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, upon the occurrence and during the continuance of an Event of Default and before payment in full in cash of the Obligations, such amounts shall be collected, enforced, received by such Guarantor as trustee for the Lenders and the Agents and be paid over to the Applicable Agent, for the benefit of the Applicable Lenders and the Applicable Agent, to be applied to repay (or be held as security for the repayment of) the Obligations.

(h) The provisions of this §7 (other than §7.6(f), which is made for the benefit of the Guarantors) are made for the benefit of the Agents and the Lenders and their successors and assigns, and may be enforced in good faith by them from time to time against the Guarantors as often as occasion therefor may arise and without requirement on the part of the Agents or the Lenders first to marshal any of their claims or to exercise any of their rights against the Borrowers or the Guarantors or to exhaust any remedies available to them against the Borrowers or the Guarantors or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this §7 shall remain in effect until all of the Guaranteed Obligations shall have been paid in full or otherwise fully satisfied and the Commitments have expired and all outstanding Letters of Credit have expired, matured or otherwise been terminated. If at any time, any payment, or any part thereof, made in respect of any of the Guaranteed Obligations, is rescinded or must otherwise be restored or returned by the Lenders or any Agent upon the insolvency, bankruptcy or reorganization of any of the Borrowers or the Guarantors, or otherwise, the provisions of this §7 will forthwith be reinstated in effect, as though such payment had not been made.

Until the final payment and performance in full in cash of all of the Obligations, no Guarantor shall exercise, and each Guarantor hereby waives any rights such Guarantor may have against any of the Borrowers or any other Guarantor arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with any Agent or any Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; such Guarantor will not claim any setoff, recoupment or counterclaim against the Borrowers or the other Guarantor in respect of any liability of the Borrowers to such Guarantor; and such Guarantor waives any benefit of and any right to participate in any collateral security which may be held by any Agent or any Lender.

7.7. Indemnity. To the fullest extent permitted by applicable law, each of the Guarantors, as a separate and additional liability, further undertakes and agrees to indemnify and keep indemnified upon written demand (setting forth a reasonably detailed explanation as to the reason for any additional amounts payable pursuant to this §7.7) each of the Lenders and each Agent and any Affiliates thereof (together and each separately in this §7.7 called the “Creditors”) against any loss, damage, cost, charge or expense whatsoever that the Creditors suffer by reason of, in connection with, or as a consequence of:

(a) the non-payment of any of its Guaranteed Obligations or the non-performance or non-observance of any of its Guaranteed Obligations;

(b) the liability of any Applicable Borrower to pay the Guaranteed Obligations to the Creditors or to perform the Guaranteed Obligations being void, voidable or unenforceable in whole or in part, as a result of any lack of capacity, power or authority or any improper exercise of power or authority on the part of the Borrowers;

(c) any Applicable Borrower becoming insolvent, including: (i) the amount of any payment made to the Creditors which is void or voidable against any person; and (ii) the amount of any interest (including capitalized interest) which does not accrue from the date of insolvency or is not recoverable by reason of the insolvency, and which would otherwise have been recoverable from the Guarantors under this Credit Agreement; or

(d) the Guaranteed Obligations being (or moneys which would have been Guaranteed Obligations had they not been irrecoverable) not recoverable from the Applicable Borrower in whole or in part and not recoverable from the Guarantors under the guaranty in this §7 by reason of any other fact or circumstance whatsoever and whether the transactions or any of them relating to such moneys have been void, voidable or illegal or have been subsequently avoided and whether or not any of the matters or facts relating thereto have been or ought to have been within the knowledge of the Creditors;

provided that no Foreign Loan Party shall at any time be liable, directly or indirectly, to any of the Creditors for any portion of the indemnification obligations set forth in this §7.7 relating to the U.S. Guaranteed Obligations.

8. REPRESENTATIONS AND WARRANTIES.

Each of the Borrowers represents and warrants to the Lenders and the Agents as follows:

8.1. Corporate Authority.

8.1.1. Incorporation; Good Standing. Each of the Borrowers and its Restricted Subsidiaries (a) is a corporation, partnership or limited liability company or other form of business entity duly organized, validly existing and, except in respect of the European Borrower, the European Guarantors, the Australian Borrower and the Australian Guarantors, in good standing under the laws of its state or country of incorporation or formation, (b) has all requisite corporate or other power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity), except in respect of the European Borrower, the European Guarantors, the Australian Borrower and the Australian Guarantors, and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

8.1.2. Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Restricted Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate or other authority of such Person, (b) have been duly authorized by all necessary corporate or other proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any such Person is subject or any judgment, order, writ, injunction, license or permit applicable to any such Person unless such conflict, breach or contravention would not have a Material Adverse Effect and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other material instrument binding upon any such Person.

8.1.3. Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Restricted Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by the effects of any Debtor Relief Laws or, solely in respect of the European Borrower or any European Guarantor, the Debtor Relief Reservations, and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

8.2. Governmental Approvals. The execution, delivery and performance by each of the Borrowers and each of its Restricted Subsidiaries of this Credit Agreement, the other Loan Documents to which any of the Borrowers or any of their Restricted Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval, consent, order, authorization or license by, or giving of notice to, or taking of any other action with respect to, any governmental agency or authority of any jurisdiction (including, without limitation, the STB), or other fiscal, monetary or other authority, under any provisions of any laws or governmental rules, regulations, orders, or decrees of any jurisdiction or the central bank of any jurisdiction or other fiscal, monetary or other authority, under any provision of any laws or governmental rules, regulations, orders or decrees of any jurisdiction applicable to or binding on any Borrower or any of their Restricted Subsidiaries.

8.3. Title to Properties; Leases. Except as indicated on Schedule 8.3 hereto, each of the Borrowers and each of its Restricted Subsidiaries own all of the assets reflected in the consolidated and consolidating balance sheets of GWI and its Restricted Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, Liens or other encumbrances except Permitted Liens and the rights of lessees and other parties lawfully in possession in the ordinary course of business.

8.4. Financial Statements and Projections.

8.4.1. Financial Statements. There has been furnished to each of the Lenders the consolidated balance sheet of GWI and its Subsidiaries as of the Balance Sheet Date, and consolidated statements of income and cash flows of GWI and its Subsidiaries, in each case for the fiscal year then ended, audited by

PricewaterhouseCoopers LLP. There has also been furnished to each of the Lenders the consolidated balance sheets for the Borrowers and their Restricted Subsidiaries and the consolidating balance sheets of the Borrowers and their Restricted Subsidiaries, in each case as of the Balance Sheet Date and March 31, 2011, and the related consolidated statements of income and cash flow for the Borrowers and their Restricted Subsidiaries for the fiscal quarters then ended, and the consolidating statements of income and cash flow for the Borrowers and their Restricted Subsidiaries for the fiscal quarters then ended, each setting forth in comparative form the figures for the previous fiscal year. All such balance sheets, statements of income, cash flow statements and financial statements have been prepared in accordance with GAAP and fairly present the financial condition of the Borrowers and their Restricted Subsidiaries, as at the close of business on the dates thereof and the results of operations for the fiscal year or other period then ended. There are no contingent liabilities of the Borrowers or their Restricted Subsidiaries as of such dates involving material amounts, to the best of the knowledge of the officers of any of the Borrowers, which were not disclosed in such balance sheet and statements and the notes related thereto.

8.4.2. Projections. The projections of the Borrowers and their Restricted Subsidiaries including (a) on an annual basis, consolidated balance sheets, income and cash flow statements of the Borrowers and their Restricted Subsidiaries, in each case for the period from December 31, 2011 through December 31, 2016 and (b) annual calculations of the covenants contained in §11 hereof for the 2011 through 2016 fiscal years, copies of which have been delivered to each Lender, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the best knowledge of the Borrowers, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrowers of the results of operations and other information projected therein.

8.5. No Material Changes, Etc.; Solvency.

8.5.1. Changes. Since the Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect. Since the Balance Sheet Date, the Borrowers have not made any Restricted Payment other than as permitted by §10.4 hereof.

8.5.2. Solvency. Both before and after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents, the Borrowers and their Restricted Subsidiaries, on a consolidated basis, are Solvent. As used herein, “Solvent” shall mean that the Borrowers and their Restricted Subsidiaries on a consolidated basis (a) have assets having a fair value in excess of their liabilities, (b) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (c) have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

8.6. Franchises, Patents, Copyrights, Etc. Each of the Borrowers and each of their Restricted Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without, to the best of its knowledge, conflict with any rights of others.

8.7. Litigation. There are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Borrowers or their Restricted Subsidiaries before any court, tribunal or administrative agency or board (a) that, if adversely determined, would have a Material Adverse Effect, or (b) which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

8.8. Compliance with Other Instruments, Laws, Etc. None of the Borrowers or any of their Restricted Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could have a Material Adverse Effect.

8.9. Tax Status. The Borrowers and their Restricted Subsidiaries (a) have made, filed or duly extended all federal, provincial, state and income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all material Taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations and all estimated Taxes in connection with any extensions, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

8.10. No Event of Default. No Default or Event of Default has occurred and is continuing.

8.11. Investment Company Act. None of the Borrowers or any of their Restricted Subsidiaries is, or is required to be registered as, an “investment company”, as such term is defined in the Investment Company Act of 1940.

8.12. Certain Transactions. Except as set forth on Schedule 8.12 and except for arm’s length transactions pursuant to which any of the Borrowers or any of their Restricted Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Borrower or such Restricted Subsidiary could obtain from third parties, none of the officers, directors, or employees of any of the Borrowers or any of their Restricted Subsidiaries or other Affiliates is presently a party to any transaction with any of the Borrowers or any of their Restricted Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the best knowledge of such Person, any corporation, partnership, trust or other entity in which any officer, director, other Affiliates or any such employee has a substantial interest or is an officer, director, trustee or partner.

8.13. ERISA and Employee Benefit Plan Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws except where failure to comply would not reasonably be expected to cause a Material Adverse Effect or otherwise create a Default or Event of Default hereunder. Each Plan that is intended to be qualified has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under §401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under §501(a) of the Code, or an application for such a letter is currently being processed by (or within the time period permitted by law will be submitted to) the Internal Revenue Service, and to the best knowledge of the Borrowers, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt “prohibited transaction” (within the meaning of §406 of ERISA or §4975(c) of the Code) or material violation of the fiduciary responsibility rules of ERISA with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and neither GWI nor any ERISA Affiliate is aware of any material fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) GWI and its ERISA Affiliates have met all applicable material requirements regarding minimum required contributions under §§412, 430 and 436 of the Code and §§302 and 303 of ERISA in respect of each Pension Plan, and all applicable material requirements regarding minimum required contributions under §§412, 431 and 432 of the Code and §§304 and 305 of ERISA in respect of each Multiemployer Plan, and no waiver of the minimum funding standards under §412(c) or §302(c) of ERISA has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, its funding target attainment percentage (as defined in §430(d)(2) of the Code) is 60% or higher and neither GWI nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither GWI nor any ERISA Affiliate has incurred any material liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither GWI nor any ERISA Affiliate has engaged in a transaction that could be subject in any material way to

§4069 or §4212(c) of ERISA; and (vi) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof or by the PBGC, and neither GWI nor any ERISA Affiliate is aware of any event or circumstance that has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan.

(d) Set forth on Schedule 8.13 hereto is a complete list of all active and/or terminated Pension Plans (including Multiple Employer Plans) and Multiemployer Plans which GWI and/or any ERISA Affiliate maintain or contribute to, or has any unsatisfied obligation to contribute to, or liability under, as of the Closing Date.

(e) To the extent applicable: (a) each Canadian Plan has been registered, administered, funded and invested in all material respects in accordance with its terms and applicable law; (b) subject to the terms of any applicable collective agreements, the Canadian Borrower and the Canadian Guarantors may amend or terminate, in whole or in part, each of their Canadian Plans; (c) except as set forth in Schedule 8.13, as of the date hereof, neither the aggregate going concern unfunded liability nor the aggregate solvency deficiency in respect of all the Canadian Plans which are funded defined benefit pension plans, determined pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuations therefor filed with the applicable pension regulator, exceeds the Canadian Dollar Equivalent of $5,000,000; and (d) the Canadian Borrower and Canadian Guarantors have delivered to the Administrative Agent such valuations for any such funded Canadian Plan.

(f) With respect to each employee benefits scheme or arrangement mandated by a government other than the United States or Canada to which any Borrower or any Subsidiary of any of them is subject (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan (within the meaning of §3.3 of ERISA but not subject to ERISA) not subject to United States or Canadian law maintained or contributed to by any Borrower and any Subsidiary of any of them or with respect to which any Borrower or any Subsidiary of any of them has any liability, whether actual or contingent, including by reason of being affiliated with another entity (a “Foreign Plan”):

(i) any employer and employee contributions required of any Borrower or any of their Subsidiaries by law or by the terms of any such Foreign Government Scheme or Arrangement or any such Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect or otherwise create a Default or Event of Default hereunder;

(ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles and in accordance with applicable law; and

(iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect or otherwise create a Default or Event of Default hereunder.

8.14. Use of Proceeds; Regulations U and X. The proceeds of the Loans shall be used by the Borrowers for Permitted Acquisitions, investments permitted under §10.3 and for working capital, Capital Expenditures and general corporate purposes. The Borrowers will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

8.15. Environmental Compliance. Each of the Borrowers and their Restricted Subsidiaries have taken all reasonable steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such reasonable investigation, has determined that:

(a) except as set forth on Schedule 8.15 attached hereto, none of the Borrowers, none of their Restricted Subsidiaries nor any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any federal, state, county, regional, local, foreign or provincial judgment, decree, directive order, law, license, permit, rule, regulation, code or ordinance pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any Canadian, European Union, Dutch, Australian, federal, provincial, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment or otherwise relating to land use or occupation of land or buildings, heritage preservation, protection or conservation of natural or cultural sources, pollution or contamination of air, water or soil, waste or chemical disposal, toxic, hazardous, poisonous, or dangerous substances or noise or odor (hereinafter “Environmental Laws”), which violation could have a Material Adverse Effect;

(b) except as set forth in Schedule 8.15 attached hereto, none of the Borrowers nor any of their Restricted Subsidiaries has received notice from any third party including, without limitation, any Canadian, European Union, Dutch, Australian, federal, provincial, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. §6903(5) or by any applicable Environmental Laws, any hazardous substances as defined by 42 U.S.C. §9601(14) or by any applicable Environmental Laws, any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or by any applicable Environmental Laws and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by or forming the basis of liability under any Environmental Laws (“Hazardous Substances”) which any one of them has generated, transported or disposed of has been found at any site at which a federal, provincial, state or local agency or other third party has conducted or has ordered that the Borrowers or any of their Restricted Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, in each case which has or has the potential of having a Material Adverse Effect;

(c) except as set forth on Schedule 8.15 attached hereto: (i) to the best knowledge of each Borrower, no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances which would have a Material Adverse Effect, except for handling, processing or storage of Hazardous Substances in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by any Borrower, its Restricted Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) to the best knowledge of each Borrower, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any Borrower or its Restricted Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best knowledge of each Borrower, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, to the best knowledge of each Borrower, (i) any Hazardous Substances that have been generated on any of the Real Estate located in the United States after the effective date of RCRA and applicable regulations have been transported offsite only by carriers having an identification number issued by the EPA (ii) any Hazardous Substances that have been generated by any Borrower or any of its Restricted Subsidiaries on any of the Real Estate located in nations other than the United States have been transported offsite in accordance with applicable Environmental Laws, (iii) all Hazardous Substances generated on any Real Estate have been treated or disposed of at off-site locations only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, and (iv) all transporters and facilities referenced in clauses (i) through (iii) hereof have been and are operating in compliance with such permits and applicable Environmental Laws; and

(d) except as listed on Schedule 8.15 hereto, none of the Borrowers and their Restricted Subsidiaries, nor any of the Real Estate, is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

8.16. Subsidiaries, Etc. Each of the Borrowers’ direct and indirect Subsidiaries are as set forth on Schedule 8.16(a) hereof and each Borrower holds the ownership interests in each direct and indirect Subsidiary described on Schedule 8.16(a). None of the Subsidiaries of the Borrowers has any other Subsidiaries except as set forth on Schedule 8.16(a) hereto. Except as set forth on Schedule 8.16(b), none of the Borrowers or any of their Subsidiaries is engaged in any joint venture or partnership with any other Person.

8.17. Capitalization. The Borrowers and their Subsidiaries are the record and beneficial owners of the issued and outstanding Capital Stock of the Persons described in and in the manner set forth on Schedules 8.16(a) and (b) hereof, free and clear of all Liens, other than Permitted Liens. All shares of such Capital Stock have been validly issued, are outstanding, fully paid and nonassessable and no options, warrants or other rights to subscribe to additional shares of the Capital Stock of such Persons have been granted or exist.

8.18. Fiscal Year. Each of the Borrowers and their Restricted Subsidiaries has a fiscal year which is twelve calendar months ending on December 31 of each year.

8.19. Operation of Railroads. Each of the Borrowers is a rail carrier or is primarily engaged in the business of providing management and administrative services to rail carriers and other entities in the transportation business, and holding Capital Stock of its Restricted Subsidiaries.

8.20. Disclosure. No representation or warranty made by any of the Borrowers or any of their Restricted Subsidiaries in any Loan Document to which it is a party and no document or information furnished to any Agent or the Lenders by or on behalf of or at the request of any of the Borrowers or any of their Restricted Subsidiaries in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

8.21. Registration or Stamp Tax. Neither this Credit Agreement nor any of the other Loan Documents is subject to any registration or stamp tax or any other similar or like taxes payable in any jurisdiction, except for a Belgian stamp duty of €0.15 that is payable for each original copy of the Credit Agreement, the Notes or Instruments of Adherence that is signed or registered in Belgium.

8.22. Representations as to Foreign Obligors. Each Borrower and each Foreign Loan Party represents and warrants to the Agents and the Lenders that:

(a) Such Foreign Loan Party is subject to civil and commercial laws with respect to its obligations under this Credit Agreement and the other Loan Documents to which it is a party (collectively as to such Loan Party, the “Applicable Foreign Loan Party Documents”), and the execution, delivery and performance by such Foreign Loan Party of the Applicable Foreign Loan Party Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Loan Party nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Loan Party is organized and existing in respect of its obligations under the Applicable Foreign Loan Party Documents.

(b) The Applicable Foreign Loan Party Documents are in proper legal form under the laws of the jurisdiction in which such Foreign Loan Party is organized and existing for the enforcement thereof against such Foreign Loan Party under the laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents that the Applicable Foreign Loan Party Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Loan Party is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Loan Party Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Loan Party Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c) As of the Closing Date, there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Loan Party is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Loan Party Documents or (ii) on any payment to be made by such Foreign Loan Party pursuant to the Applicable Foreign Loan Party Documents, except (w) for a Belgian stamp duty of €0.15 that is payable for each original copy of the Credit Agreement, the Notes or Instruments of Adherence, as applicable, that is signed or registered in Belgium, (x) for Canadian interest withholding tax at the rate of 25% (unless such rate is reduced by an applicable income tax treaty to which Canada is a party) on interest paid by the Canadian Borrower in respect of Canadian Loans and the Canadian Swingline Loan if the relevant Canadian Lender or the Canadian Swingline Lender (as applicable) is not a resident of Canada or not deemed to be a resident of Canada and does not deal at “arm’s length” with the Canadian Borrower and (y) for Australian interest withholding tax at the rate of 10% on interest paid by the Australian Borrower in respect of the Australian Loans and the Australian Swingline Loan if the relevant Australian Lender or the Australian Swingline Lender (as applicable) is not one of (A) a resident of Australia that does not make its Australian Loan or Australian Swingline Loan (as applicable) in carrying on business at or through a permanent establishment outside

Australia, (B) a non-resident that makes its Australian Loan or Australian Swingline Loan (as applicable) in carrying on business in Australia at or through a permanent establishment in Australia, or (C) a resident of a state having a double taxation agreement with Australia which makes provision for full exemption for withholding tax imposed by Australia on interest and the Australian Lender or the Australian Swingline Lender (as applicable) satisfies any other conditions for it to obtain such an exemption, or (z) as otherwise has been disclosed to the Agents.

(d) The execution, delivery and performance of the Applicable Foreign Loan Party Documents executed by such Foreign Loan Party are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Loan Party is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

8.23. Trustee. No Borrower or Guarantor is entering into any Loan Document, or holds any property, as a trustee.

8.24. Code of Banking Practice. The Australian Code of Banking Practice does not apply to the Loan Documents and the transactions thereunder.

8.25. OFAC and Patriot Act. Each Loan Party and each of its Subsidiaries is: (a) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (the “Annex”); (b) in compliance in all material respects with the requirements of the USA Patriot Act Title III of 107 Public Law 56 (October 26, 2001) (the “Patriot Act”) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and 150 offices, related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”); (c) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act; (d) not in receipt of any notice from the Secretary of State of the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (e) not listed as a Specially Designated Terrorist (as defined in the Patriot Act) or as a “blocked” person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (f) not a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person; and (g) not owned or controlled by or now acting and or will be in the future act for or on behalf of any Person named in the Annex or any other list promulgated under the Patriot Act or any other Person who has been determined to be the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Credit Agreement or any other Loan Document would be prohibited under U.S. law.

9. AFFIRMATIVE COVENANTS OF THE BORROWERS.

From and after the Closing Date, each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or other Obligation (other than contingent obligations for which no claim has been asserted) is outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue or extend any Letters of Credit:

9.1. Punctual Payment. Each of the Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, Letter of Credit Fees, Commitment Fees, Agent’s Fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which such Borrower or any of its Restricted Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

9.2. Maintenance of Office.

9.2.1. Domestic Borrowers and U.S. Guarantors. The Domestic Borrowers and the U.S. Guarantors will maintain their chief executive office at Corporate Headquarters, 66 Field Point Road, Greenwich, CT 06830 or at such other place in the United States of America as GWI shall designate, upon thirty (30) days’ prior written notice to the Administrative Agent, where notices, presentations and demands to or upon the Domestic Borrowers and the U.S. Guarantors in respect of the Loan Documents to which the Domestic Borrowers or any of the U.S. Guarantors is a party may be given or made.

9.2.2. Canadian Borrower and Canadian Guarantors. The Canadian Borrower and each of the Canadian Guarantors (other than Huron) will maintain their registered office at 6700 Park Ave., Suite 110 Montréal, Québec H2V 4H9, and Huron will maintain its registered office at 30 Oakland Avenue, Sault Ste. Marie, Ontario, P6A 2T3, or at such other places in Canada as the Canadian Borrower shall designate, upon thirty (30) days’ prior written notice to the Administrative Agent, where notices, presentations and demands to or upon the Canadian Borrower and the Canadian Guarantors in respect of the Loan Documents to which the Canadian Borrower or any of the Canadian Guarantors are party may be given or made.

9.2.3. European Borrower and European Guarantors. The European Borrower will maintain its registered office at Europaweg 855, 3199 LD Maasvlakte, Rotterdam, the Netherlands, GWI Holding B.V. and GWI International B.V. will maintain their registered office at Strawinskylaan 3105, 1077 ZX Amsterdam, the Netherlands, Genesee & Wyoming C.V. will maintain its registered seat in Rotterdam, the Netherlands and its principal place of business at 200 Meridian Centre, Suite 300, Rochester, New York 14618, and Belgium Rail Feeding BVBA will maintain its registered office at 2030 Antwerp, Karveelstraat 5B, or at such other places in the Netherlands or the United States, as applicable, as the European Borrower shall designate, upon thirty (30) days’ prior written notice to the Administrative Agent and the European Agent, where notices, presentations and demands to or upon the European

Borrower and the European Guarantors in respect of the Loan Documents to which the European Borrower or any of the European Guarantors are party may be given or made.

9.2.4. Australian Borrower and Australian Guarantors. The Australian Borrower and each of the Australian Guarantors (other than Australia Eastern) will maintain their registered office at 1 Kidman Road, Dry Creek, South Australia 5094 and Australia Eastern will maintain its registered office at 320 Churchill Road, Kilburn, South Australia 5084, or at such other places in Australia as the Australian Borrower shall designate, upon thirty (30) days’ prior written notice to the Administrative Agent (with a copy to Bank of America-Australia Branch), where notices, presentations and demands to or upon the Australian Borrower and the Australian Guarantors in respect of the Loan Documents to which the Australian Borrower or any of the Australian Guarantors are party may be given or made.

9.3. Records and Accounts. Each Borrower will (a) keep, and cause each of its Restricted Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Restricted Subsidiaries, contingencies, and other reserves.

9.4. Financial Statements, Certificates and Information. The Borrowers will deliver to the Administrative Agent:

(a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrowers, the consolidated balance sheets for GWI and its Subsidiaries, in each case as at the end of such year, and the related consolidated statements of income and cash flow for GWI and its Subsidiaries for the period then ended, each setting forth in comparative form the figures for the previous fiscal year, and all such consolidated statements to be in reasonable detail and prepared in accordance with GAAP, and all such consolidated statements to be certified without qualification by PriceWaterhouseCoopers LLP or by other independent certified public accountants satisfactory to the Administrative Agent, together with (i) a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default and (ii) their accountants’ management letter relating to such fiscal year;

(b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters (and not later than ninety (90) days after the end of the fourth fiscal quarter) of the Borrowers, copies of the unaudited consolidated balance sheets of the Borrowers and their Restricted Subsidiaries and the consolidating balance sheets of the Borrowers and their Restricted Subsidiaries, aggregated by geographical region or country and in a form consistent with historical reporting practices, in each case as at the end of such quarter, the related consolidated statements of income and cash flow for the Borrowers and their Restricted Subsidiaries for the portion of the Borrowers’ fiscal year then elapsed, and the consolidating statements of income and cash flow for the Borrowers and their Restricted Subsidiaries for the portion of the Borrower’s fiscal year then elapsed, aggregated by geographical region or country and in a form consistent with historical reporting practices, each setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, and all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officers of the Borrowers that the information contained in such financial statements fairly present the financial position of the Borrowers and their Restricted Subsidiaries on the date thereof (subject to year-end adjustments);

(c) simultaneously with the delivery of the financial statements referred to in subsection (a) and subsection (b) above, a statement certified by the principal financial or accounting officers of the Borrowers in substantially the form of Exhibit D hereto (a “Compliance Certificate”) and setting forth in reasonable detail computations evidencing compliance with the covenants contained in §11 and, in each case (if applicable), reconciliations to reflect changes in GAAP since the Balance Sheet Date;

(d) contemporaneously with the filing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission;

(e) no later than February 28 of each fiscal year of the Borrowers, the annual budgets of the Borrowers and their Restricted Subsidiaries, including projected consolidated balance sheets, in a form consistent with historical reporting practices, for the end of such fiscal year and the end of each quarter of such fiscal year and consolidated statements of income and cash flow, in a form consistent with historical reporting practices, for such fiscal year and the end of each quarter of such fiscal year of the Borrowers and their Restricted Subsidiaries; and

(f) from time to time such other financial data and information as any Agent or any Lender may reasonably request.

The Borrowers hereby acknowledge that (i) the Administrative Agent and/or MLPF&S will make available to Lenders and the Issuing Lender materials and/or information provided by or on behalf of Borrowers hereunder (collectively, “Borrowers Materials”) by posting Borrowers Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrowers or their securities) (each, a “Public Lender”). Borrowers hereby agree that (w) all Borrowers Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrowers Materials “PUBLIC”, Borrowers shall be deemed to have authorized each Agent, the Issuing Lender and the Lenders to treat such Borrowers Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Borrowers or their securities for purposes of United States Federal and state securities laws; (y) all Borrowers Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrowers Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

9.5. Notices.

9.5.1. Defaults. Each Borrower will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default of which they become aware. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which any of the Borrowers or any of their Restricted Subsidiaries are parties or obligors, whether as principal, guarantor, surety or otherwise, such Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

9.5.2. Environmental Events. Each Borrower will within fifteen (15) days of becoming aware thereof, give notice in writing to the Administrative Agent and each of the Lenders (a) of any violation of any Environmental Law that any of the Borrowers or any of their Restricted Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, provincial, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, provincial, state or local environmental agency or board, that in the case of clause (a) or clause (b) above, has the potential to have a Material Adverse Effect.

9.5.3. Notice of Litigation and Judgments. Each Borrower will, and will cause each of its Restricted Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrowers or any of their Restricted Subsidiaries or to which any of the Borrowers or any of their Restricted Subsidiaries is or becomes a party involving a claim against any of the Borrowers or any of their Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect on such Borrower and its Restricted Subsidiaries taken as a whole and stating the nature and status of such litigation or proceedings. Each Borrower will, and will cause each of its Restricted Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not fully covered by insurance, final or otherwise, against any of the Borrowers or any of their Restricted Subsidiaries in an amount in excess of $25,000,000.

9.5.4. Notification of Derailments. Each Borrower will, and will cause each of its Restricted Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within five (5) days of becoming aware of any derailments or other types of accidents which result (or could result) in the incurrence of costs by the Borrowers and their Restricted Subsidiaries reasonably estimated to be or exceed $25,000,000 and which could reasonably be expected to have a Material Adverse Effect. GWI shall deliver to the Administrative Agent and each of the Lenders all reports filed with the FRA regarding any occurrence referred to in this §9.5.4. Each other Borrower shall deliver to the Administrative Agent and each of the Lenders all reports filed with relevant governmental authorities to which derailments or other types of accidents relating to railway operations are obliged to be reported.

9.5.5. Notification of ERISA Event. Each Borrower will, on behalf of itself and each of its Restricted Subsidiaries, provide to the Administrative Agent for delivery to each of the Lenders: (i) promptly upon receipt thereof, copies of any notices or documents issued (A) pursuant to §§101(f) and (j) of ERISA with respect to any Pension Plan or (B) pursuant to §§101(f), (k) or 101(l) of ERISA with respect to any Multiemployer Plan, that following written request of the Administrative Agent to do so, any such Borrower or any ERISA Affiliate shall request from any plan administrator or plan sponsor; (ii) following receipt or issuance thereof, any material correspondence between such Borrower or any of its Restricted Subsidiaries and the relevant authorities in respect of any Canadian Plan or Foreign Plan, as the case may be, concerning liabilities or potential liabilities that would reasonably be expected to exceed $25,000,000; and (iii) promptly following the occurrence of an ERISA Event that would reasonably be expected to cause liabilities or potential liabilities in excess of $25,000,000, written notice thereof.

9.6. Preservation of Existence; Maintenance of Properties. Each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Restricted Subsidiaries and will not, and will not cause or permit any of its Restricted Subsidiaries to, convert to a limited liability company or a limited liability partnership. Each Borrower (a) will cause all of its properties and those of its Restricted Subsidiaries used or useful in the conduct of its business or the business of their Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of each Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, (c) will, and will cause each of its Restricted Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses and (d) will, and will cause each of its Restricted Subsidiaries to, maintain and perfect all material security interests in its favor in the ordinary course of business; provided that nothing in this §9.6 shall prevent any of the Borrowers from discontinuing the operation and maintenance of any of its properties or any of those of its Restricted Subsidiaries, including the existence of any Restricted Subsidiary of any of the Borrowers or the conversions of any Restricted Subsidiary of the Borrowers to a limited liability company or limited liability partnership, if such discontinuance or conversion is, in the judgment of such Borrower, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect and, with respect to the conversions of a Borrower or a Restricted Subsidiary to a limited liability company or limited liability partnership, simultaneously with such conversion, such Borrower or Restricted Subsidiary shall have executed and delivered to the Administrative Agent all documentation which the Administrative Agent reasonably determines is necessary to continue such Borrower’s or such Restricted Subsidiary’s obligations in respect of this Credit Agreement and the other Loan Documents. Specifically, but not in limitation of the foregoing, the Domestic Borrowers and each of the U.S. Guarantors will maintain such an appropriate FRA Class rating on its railroad lines as is reasonable and prudent in light of all the relevant facts and circumstances.

9.7. Insurance. Each Borrower will, and will cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to their properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as described on Schedule 9.7 hereto and as may be reasonable and prudent.

9.8. Taxes. Each Borrower will, and will cause each of its Restricted Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, all material Taxes imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property in each case, that if not paid, is reasonably likely to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and (b) such Borrower or such Restricted Subsidiary shall have set aside on its books adequate reserves (in the good faith judgment of management of such Borrower or such Restricted Subsidiary) with respect thereto; provided, however, that each Borrower and each of their Restricted Subsidiaries will pay all such Taxes forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

9.9. Inspection of Properties and Books, Etc.

9.9.1. General. Each Borrower shall permit the Lenders, through any Agent or any of the Lenders’ other designated representatives, to visit and inspect any of the properties of the Borrowers or any of their Restricted Subsidiaries, to examine the books of account of the Borrowers and their Restricted Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and their Restricted Subsidiaries with, and to be advised as to the same by, their officers, all upon prior written notice (so long as no Event of Default has occurred and is continuing) and at such reasonable times and intervals as any Agent or any Lender may reasonably request.

9.9.2. Communications with Accountants. The Borrowers authorize each Agent and, if accompanied by such Agent, the Lenders, to communicate directly with the Borrowers’ independent certified public accountants and authorize such accountants to disclose to each Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrowers or any of their Restricted Subsidiaries. At the request of any Agent, the

Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this §9.9.2.

9.10. Compliance with Laws, Contracts, Licenses, and Permits. Each Borrower will, and will cause each of its Restricted Subsidiaries to, comply with (a) the applicable laws and regulations wherever their business is conducted, including all Environmental Laws, (b) the provisions of its Governing Documents, (c) all material agreements and instruments by which they or any of their properties may be bound and (d) all applicable decrees, orders, and judgments, where, with respect to clauses (a), (c) and (d) only, failure to so comply could have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers or any of their Restricted Subsidiaries may fulfill any of their obligations hereunder or any of the other Loan Documents to which such Borrower or such Restricted Subsidiary is a party, such Borrower will, or (as the case may be) will cause such Restricted Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Borrower or such Restricted Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

9.11. PPSA Further Assurances.

(a) If any Agent determines that this Credit Agreement or any other Loan Document (or a transaction in connection with this Credit Agreement or such other Loan Document) is or contains a security interest as defined in and/or for the purposes of a PPS Law and arising between any Loan Party on the one hand and any Agent or Lender on the other hand, the Loan Parties agree to do anything (such as obtaining consents, signing and producing documents, getting documents completed and signed and supplying information) which such Agent reasonably requests and deems necessary for the purposes of:

(i) ensuring that the security interest is enforceable, perfected and otherwise effective;

(ii) enabling the applicable Agent to apply for any registration or give any notification in connection with the security interest so that the security interest has the priority required by such Agent; or

(iii) enabling such Agent to exercise rights in connection with the security interest;

it being understood that everything a Loan Party is required to do under this Section is at such Loan Party’s expense. Each Loan Party agrees to pay or reimburse the costs and expenses of the applicable Agent in connection with anything such Loan Party is required to do under this clause.

(b) No Agent shall be required to provide any notice under a PPS Law (including a notice of a verification statement) unless such notice is required by such PPS Law and cannot be excluded.

(c) Notwithstanding any other provision contained herein, the parties hereto agree not to disclose any information of the kind referred to in §275(1) of the PPSA to any Person making a request for such information pursuant to that section of the PPSA, unless such parties are required to do so by operation of §275(7) of the PPSA.

(d) The parties hereto contract out of each provision of the PPSA which, under §115(1) or §115(7) of the PPSA, they are permitted to contract out of.

(e) Each Loan Party agrees to take reasonable steps to identify security interests in its favor which are registrable under the PPSA and, where these are material in nature, to perfect and protect them with the highest priority reasonably available.

9.12. Use of Proceeds. Each Borrower will use the proceeds of the Loans and each Borrower will obtain Letters of Credit solely for the purposes set forth in §8.14 hereof.

9.13. Further Assurances. Each Borrower will, and will cause each of its Restricted Subsidiaries to, cooperate with the Lenders and each Agent and execute such further instruments and documents as the Lenders or any Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

9.14. Additional Subsidiaries. The Borrowers shall upon the creation, acquisition or designation after the Closing Date of a new Restricted Subsidiary, cause each such Restricted Subsidiary to execute and deliver to the Administrative Agent for the benefit of the Lenders and Agents, an Instrument of Adherence (Guaranty), in substantially the form of Exhibit E hereto (an “Instrument of Adherence (Guaranty)”), whereby such Restricted Subsidiary becomes a party to the applicable Loan Documents, provided that Foreign Restricted Subsidiaries will not execute a Guaranty of the U.S. Obligations, but Foreign Restricted Subsidiaries shall execute a Guaranty of the Foreign Obligations (unless there would be a legal impediment or an adverse tax impact to GWI and its Subsidiaries with respect to any such Guaranty as determined by the Borrowers and any Agent). If reasonably requested by any Agent, the Borrowers shall deliver to the Agents and the Lenders legal opinions in form and substance satisfactory to the Agents opining as to the authorization, validity and enforceability of such Instrument of Adherence (Guaranty) and the other documentation delivered in connection therewith, and as to such other matters as any Agent may reasonably request. In addition, the Borrowers shall upon the acquisition or creation of any new Subsidiary, promptly notify (and in any event within 30 days) the Lenders thereof and provide the Agents and the Lenders with an updated Schedule I and Schedule 8.16(a) hereto to reflect the formation or acquisition of each new Subsidiary. The Borrowers shall indicate on Schedule 8.16(a) whether the newly formed or acquired Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary under this Credit Agreement. Notwithstanding the other provisions of this §9.14, any Restricted Subsidiary in which any of the Borrowers or any of the Restricted Subsidiaries have collectively invested less than $100,000, and so long as such Restricted Subsidiary shall not have (a) assets in excess of $100,000, (b) annual revenue in excess of $100,000 or (c) liabilities in excess of $100,000, shall not be required to become a party to the Guaranty.

9.15. Notice to Dutch Central Bank. The European Borrower will comply with the notice requirements to the Dutch Central Bank pursuant to the Act on Foreign Financial Relations 1994 (Wet financiële betrekkingen buitenland 1994) and regulations promulgated thereunder and will provide the Administrative Agent with a copy of any notice provided to the Dutch Central Bank contemporaneously with the filing or mailing thereof.

10. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.

From and after the Closing Date, each Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or other Obligation (other than contingent obligations for which no claim has been asserted) is outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue or extend any Letters of Credit:

10.1. Restrictions on Indebtedness. The Borrowers will not, and will not permit any of their Restricted Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a) Indebtedness to the Lenders, the Issuing Lender and each Agent arising under any of the Loan Documents;

(b) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §9.8;

(c) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any Borrower or any of its Restricted Subsidiaries shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(d) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(e) Indebtedness of any of the Borrowers or any of their Restricted Subsidiaries to any of the Borrowers or any of their other Restricted Subsidiaries consisting of rights of reimbursement, contribution, subrogation and the like in connection with the joint and several obligations of the Borrowers and their Restricted Subsidiaries under the Loan Documents;

(f) Indebtedness incurred (other than under this Credit Agreement) or assumed in connection with the acquisition after the date hereof of any real or personal property by the Borrowers or their Restricted Subsidiaries (including Indebtedness in respect of Capitalized Leases), provided that the aggregate principal amount of such Indebtedness of (i) the Domestic Borrowers and the other U.S. Loan Parties shall not exceed the amount of $60,000,000 at any one time, (ii) the Canadian Borrower and the Canadian Restricted Subsidiaries shall not exceed the aggregate amount of $15,000,000 at any one time, (iii) the European Borrower and the European Restricted Subsidiaries shall not exceed the amount of $10,000,000 at any one time, and (iv) the Australian Borrower and the Australian Restricted Subsidiaries shall not exceed the aggregate amount of $20,000,000 at any one time;

(g) Indebtedness existing on the Closing Date and listed and described on Schedule 10.1 hereto including any extensions or refinancings thereof on substantially similar terms as the Indebtedness being refinanced and provided there is no increase in the amount thereof;

(h) Indebtedness of any Loan Party to any other Loan Party, provided that the aggregate amount of any Indebtedness from any Foreign Loan Party to any U.S. Loan Party (other than Indebtedness permitted pursuant to §10.1(o)), together with, without duplication, Investments in accordance with §10.3(i), shall not exceed the sum of (i) 10% of the Consolidated Total Tangible Assets of GWI and its Subsidiaries plus (ii) the Available Amount Not Otherwise Applied;

(i) Indebtedness of the Borrowers with respect to Hedging Agreements entered into in the ordinary course of business and not for speculative purposes; provided that such Hedging Agreements are not in respect of credit default swap derivatives or equity derivatives;

(j) Indebtedness in respect of performance, surety, statutory, insurance, appeal or similar bonds obtained in the ordinary course of business;

(k) Indebtedness of the Borrowers or any of their Restricted Subsidiaries in respect of guaranties of obligations in connection with Permitted Acquisitions and other Investments permitted by §10.3(i) and for the operation of any of their Restricted Subsidiaries (in each case, to the extent the underlying Indebtedness with respect thereto is otherwise permitted under this §10.1), not to exceed $40,000,000 in the aggregate for all such Indebtedness permitted at any time;

(l) unsecured Indebtedness of GWI (including Indebtedness in respect of term loans, public debt offerings and private placements), in an aggregate outstanding principal amount not to exceed $300,000,000 at any one time, plus, to the extent any Indebtedness in respect of the Senior Notes listed on Schedule 10.1 is repaid, but not otherwise extended or refinanced in accordance with §10.1(g), an amount equal to the aggregate amount of such Indebtedness repaid; provided that such Indebtedness shall not have (x) maturity dates prior to the Maturity Date (other than permitted Indebtedness under this clause (l) in an aggregate amount not to exceed $100,000,000) nor (y) covenants or events of default more restrictive than those in this Credit Agreement;

(m) other Indebtedness not included in the foregoing provisions of this §10.1 not to exceed $75,000,000 in the aggregate at any time outstanding;

(n) Indebtedness of any Loan Party to any Non-Guarantor Subsidiary; provided that all such Indebtedness (i) does not exceed $50,000,000 in the aggregate at any time outstanding and (ii) shall be subordinated to the Obligations such that no payments or demands in respect of such Indebtedness shall be made to the extent an Event of Default exists or would result therefrom;

(o) Indebtedness of the European Borrower to GWI in an aggregate outstanding amount not to exceed $8,500,000;

(p) obligations among the members of the Australian Consolidated Group under the Australian Tax Sharing Agreement; and

(q) Indebtedness of GWA (North) in favor of AustralAsia due in the year 2054 in an aggregate accreted principal amount not to exceed AUD50,000,000 at any time.

10.2. Restrictions on Liens. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any Lien upon any of their property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree (except where such agreement is not binding on such Borrower or Restricted Subsidiary) or have a non-revocable option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority or preference whatsoever over its general creditors; provided that such Borrower and any of its Restricted Subsidiaries may create or incur or suffer to be created or incurred or to exist:

(a) Liens in favor of any Agent for the benefit of the Lenders and any Agent under the Loan Documents;

(b) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or being contested in good faith or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

(c) deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(d) Liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by §10.1(c);

(e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

(f) encumbrances on Real Estate owned or leased by any of the Borrowers or any of their Restricted Subsidiaries consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s Liens under leases to which any of the Borrowers or any of their Restricted Subsidiaries is a party, and other minor Liens or encumbrances none of which in the opinion of such Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower and its Restricted Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of any of the Borrowers individually or of the Borrowers and their Restricted Subsidiaries on a consolidated basis;

(g) Liens existing on the Closing Date and listed on Schedule 10.2 hereto and any extensions or renewals thereof provided that the principal amount secured thereby is not thereafter increased and no additional assets become subject to such Lien;

(h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by §10.1(f) incurred or assumed in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

(i) Liens consisting of deposits to secure Indebtedness permitted by §10.1(j) hereof;

(j) Liens on the Capital Stock of any Unrestricted Subsidiary so long as such Liens are otherwise non-recourse to the Borrowers and their Restricted Subsidiaries;

(k) other Liens not included in the foregoing provisions of this §10.2 so long as the fair market value of the assets encumbered by such Liens does not exceed $40,000,000 in the aggregate;

(l) any Dutch law conservatory attachment (conservatoir beslag);

(m) in respect of the European Borrower only, any Lien arising under clause 18 of the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by financial institutions in the Netherlands pursuant to its general terms and conditions;

(n) first priority Liens granted by GWA (North) in favor of RP and the Australian Borrower, respectively, securing the intercompany loans by RP and the Australian Borrower, respectively, to GWA (North) in connection with the Australian Acquisition; provided that the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that such Liens are first priority and have been perfected as necessary under Australian law;

(o) Liens granted by GWA (North) in favor of AustralAsia in connection with Indebtedness permitted pursuant to §10.1(q); provided that such Liens are subordinated to the Liens permitted pursuant to §10.2(n) and evidence reasonably satisfactory to the Administrative Agent of such subordination shall have been provided to the Administrative Agent; and

(p) Liens granted in the ordinary course of business in connection with Government Grants.

10.3. Restrictions on Investments. Each Borrower will not, and will not permit its Restricted Subsidiaries to, make or permit to exist or to remain outstanding any Investment except the Borrowers and their Restricted Subsidiaries may make or permit to exist or to remain outstanding:

(a) Investments in Cash Equivalents;

(b) Investments existing on the Closing Date and listed on Schedule 10.3 hereto;

(c) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $750,000 in the aggregate at any time outstanding;

(d) Investments by any of the Borrowers or any of their Restricted Subsidiaries consisting of rights of reimbursement, contribution, subrogation and the like in connection with the joint and several obligations of such Restricted Subsidiaries under the Loan Documents;

(e) Investments of any Loan Party in any Non-Guarantor Subsidiary; provided, that, all such Investments do not exceed $30,000,000 in the aggregate at any time outstanding;

(f) Investments made in connection with a Permitted Acquisition;

(g) [intentionally omitted];

(h) Investments made by (A) any Loan Party in any other Loan Party, (B) any non-Loan Party in any Loan Party or (C) any non-Loan Party in any other non-Loan Party, in each case to effect the Corporate Restructuring;

(i) other Investments by the Borrowers and their Restricted Subsidiaries, provided that (A) the aggregate amount of such Investments, together with, without duplication, any Indebtedness from any Foreign Loan Party to any U.S. Loan Party permitted under §10.1(h), shall not exceed the sum of (i) 10% of the Consolidated Total Tangible Assets of GWI and its Subsidiaries plus (ii) the Available Amount Not Otherwise Applied and (B) no Default or Event of Default shall have occurred and be continuing at the time such Investment is made or would result therefrom; provided, further, that to the extent (1) the Funded Debt to EBITDAR Ratio on a pro forma basis calculated as of the end of the most recently ended fiscal quarter after giving effect to such Investment is greater than or equal to 2.25 to 1 and (2) such Investment is in connection with the acquisition of all or any portion of the stock or assets of any person or line of business, the aggregate amount of such Investment shall not exceed $125,000,000 (or $200,000,000, if the Funded Debt to EBITDAR Ratio on a pro forma basis calculated as of the end of the most recently ended fiscal quarter after giving effect to such Investment is less than 3.00 to 1 but greater than or equal to 2.25 to 1);

(j) Investments by the members of the Australian Consolidated Group in other members of the Australian Consolidated Group in respect of obligations under the Australian Tax Sharing Agreement;

(k) Investments made by (A) any U.S. Loan Party in any other U.S. Loan Party, (B) any Foreign Loan Party in any other Foreign Loan Party, (C) any non-Loan Party in any Loan Party; or (D) any non-Loan Party in any other non-Loan Party; provided that to the extent any Investments made pursuant to clause (C) are intercompany loans, such Investments shall be subordinated to the Obligations such that no payments or demands in respect of such Investments shall be made to the extent an Event of Default exists or would result therefrom; and

(l) Investments in the form of a guaranty by GWI of GWA (North)’s obligations under the Australian Acquisition BSA; provided that GWI’s liability under such guaranty shall be limited to an aggregate amount not to exceed $200,000,000.

10.4. Distribution and Restricted Payments. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make any Restricted Payments, provided, however, that (a) the Restricted Subsidiaries may make Distributions to a Borrower or other Restricted Subsidiaries, (b) the Borrowers may make the Investments permitted by §10.3(h) and (i) hereof, (c) the members of the Australian Consolidated Group may make Restricted Payments to the other members of the Australian Consolidated Group in respect of obligations under the Australian Tax Sharing Agreement and (d) so long as no Default or Event of Default shall have occurred and be continuing, and so long as none would result after giving effect thereto, GWI may make other Restricted Payments consisting of stock redemptions and cash dividends if the Funded Debt to EBITDAR Ratio on a pro forma basis calculated as of the end of the most recently ended fiscal quarter after giving effect to such Restricted Payments and any borrowings incurred to make such redemptions and payments is less than 3.00 to 1; provided that if such Funded Debt to EBITDAR Ratio is less than 3.00 to 1 but greater than 2.25 to 1, such Restricted Payments shall not exceed an amount equal to the sum of (i) $75,000,000, (ii) fifty percent (50%) of positive Consolidated Net Income, calculated on a cumulative basis for each fiscal quarter ending subsequent to January 1, 2011, and (iii) 100% of the net cash proceeds of any issuance of equity securities of GWI after the Closing Date (such amount, if positive, being referred to herein as the “Available Amount”, and the portion of such Available Amount not otherwise utilized on a going-forward basis (but solely to the extent such amount is permitted to be so utilized) to make such Restricted Payments being referred to herein as “Available Amount Not Otherwise Applied”).

10.5. Merger, Permitted Acquisitions and Disposition of Assets.

10.5.1. Mergers. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, consummate any merger, amalgamation or consolidation other than (a) the merger, amalgamation or consolidation of (A) a Restricted Subsidiary of the Borrowers into any other Restricted Subsidiary, (B) a Restricted Subsidiary of any Borrower with and into such Borrower, or (C) two or more Restricted Subsidiaries of the Borrowers with each other or (b) the Corporate Restructuring.

10.5.2. Permitted Acquisitions. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, effect any asset acquisition or stock acquisition except:

(a) the acquisition of assets in the ordinary course of business consistent with past practices;

(b) Capital Expenditures;

(c) acquisitions by any Borrower or any Restricted Subsidiary of any Borrower (with the proceeds of a capital contribution from such Borrower or otherwise) of any other U.S., Australian, European or Canadian Person, or of any business, division or operating unit of any other U.S., Australian, European or Canadian Person (whether by way of a purchase of assets or Capital Stock) (each such acquisition satisfying all the conditions and requirements of this §10.5.2 being referred to herein as a “Permitted Acquisition”) provided that:

(i) to the extent the pro forma financial statements delivered pursuant to §10.5.2(c)(ii) demonstrate a pro forma Funded Debt to EBITDAR Ratio greater than or equal to 2.25 to 1, the aggregate Purchase Price for each Permitted Acquisition (or group of related acquisitions), other than any acquisition financed solely with equity, shall not exceed $125,000,000 (or $200,000,000, in the event that the pro forma financial statements delivered pursuant to §10.5.2(c)(ii) demonstrate a pro forma Funded Debt to EBITDAR Ratio less than or equal to 3.00 to 1), for any U.S., Australian, European or Canadian Person or any business, division or operating unit of any U.S., Australian, European or Canadian Person;

(ii) such Borrower shall have demonstrated to the reasonable satisfaction of the Administrative Agent (based on, among other things, operating and financial projections and pro forma financial statements delivered to the Administrative Agent and certified by the chief financial officer of such Borrower) that, after giving pro forma effect to the Permitted Acquisition and the incurrence of any Indebtedness in connection therewith, all covenants contained in §11 would have been satisfied on a pro forma basis as at the end of and for the most recent fiscal quarter, and will be satisfied on a pro forma basis for the next four fiscal quarters ending after the date of such Investment;

(iii) with respect to any such Permitted Acquisition:

(A) such Borrower shall have delivered to the Administrative Agent reasonable (and, in any event, fifteen (15) days) prior written notice of such acquisition, which notice shall provide the Administrative Agent with a reasonably detailed description of the proposed acquisition, and shall include true and complete copies of (to the extent available at such time but in any event prior to the closing of any such Permitted Acquisition) all instruments and agreements executed or delivered or to be executed or delivered by such Borrower or any of its Restricted Subsidiaries in connection with such acquisition, all of which shall be reasonably satisfactory in form and substance to the Administrative Agent;

(B) the business and assets so acquired shall be acquired by such Borrower or any of its Restricted Subsidiaries free and clear of all Liens (other than Permitted Liens) and Indebtedness (other than Indebtedness permitted by §10.1(f) or otherwise consented to in writing by the Required Lenders) and the business so acquired shall be substantially the same line of business as that presently conducted by such Borrower and its Restricted Subsidiaries or lines of business reasonably related thereto;

(C) no contingent obligations, Indebtedness or liabilities will be incurred or assumed in connection with such acquisition which could reasonably be expected to have a Material Adverse Effect;

(D) in the case of any acquisition of Capital Stock, (x) the acquired Person shall become a Restricted Subsidiary of a Borrower (or of any existing Restricted Subsidiary of such Borrower) or shall be merged with and into such Borrower or any existing Restricted Subsidiary of such Borrower; and, unless such acquired Person fits within the exception set forth in the last sentence of §9.14, such Borrower or the applicable Restricted Subsidiary and such acquired Person shall have become a Guarantor hereunder, and shall have otherwise complied with all the applicable provisions of §9.14 and (y) the board of directors (or other applicable governing body) of the acquired Person shall have approved such proposed acquisition;

(iv) no Default or Event of Default shall exist immediately prior to such Permitted Acquisition or would result from such Permitted Acquisition and provided, further, that if such Permitted Acquisition would result in a change in control of the acquired Person, such Investment shall have been approved by the board of directors of such Person prior to the making of such Investment; and

(v) with respect to any Permitted Acquisition, any debt instruments or preferred stock evidencing, governing or issued in connection with such Investment shall be reasonably satisfactory to the Administrative Agent and shall be permitted by this Credit Agreement; and

(d) the Corporate Restructuring.

10.5.3. Disposition of Assets. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to effect any disposition of assets or stock or other equity interests, except:

(a) any disposition of assets by (i) any Loan Party to any other Loan Party, (ii) any non-Loan Party to any Loan Party or (iii) any non-Loan Party to any other non-Loan Party, in each case to effect the Corporate Restructuring;

(b) the disposition of assets in the ordinary course of business and sale leasebacks to the extent permitted under §10.6;

(c) the disposition of Investments in joint ventures, Unrestricted Subsidiaries and other Capital Stock (other than Capital Stock in Restricted Subsidiaries); provided that (i) such disposition is on an arm’s-length basis, (ii) not less than 75% of the proceeds of such disposition is in cash or Cash Equivalents, (iii) no Default or Event of Default exists or will occur as a result of such disposition or sale and (iv) on a pro forma basis calculated as of the end of the most recently ended fiscal quarter after giving effect to such disposition or sale GWI and its Subsidiaries would be in compliance with the covenants set forth in §11 as at the end of and for the most recently ended fiscal quarter.

Notwithstanding the foregoing, (x) if no Default or Event of Default exists or will occur as a result of such disposition or sale, the Borrowers and their Restricted Subsidiaries may lease, sell or otherwise dispose of assets (other than stock and other equity interests) for cash or Cash Equivalents; provided that the aggregate net book value (at the time of disposition thereof and after giving effect to the contemplated disposition) of all such assets shall not exceed $25,000,000 during any period of twelve consecutive months, and (y) no Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, become a party to or agree to or effect any sales by such Borrower or Restricted Subsidiary of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Borrower or Restricted Subsidiary relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Borrower or Restricted Subsidiary to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith.

10.6. Sale and Leaseback. After the Closing Date, each Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby any of the Borrowers or any Restricted Subsidiary of a Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that a Borrower or any Restricted Subsidiary of a Borrower intends to use for substantially the same purpose as the property being sold or transferred, provided that any Borrower or any of its Restricted Subsidiaries may enter into such sale leaseback transactions to the extent that the aggregate net book value (at the time of disposition thereof and after giving effect to the contemplated disposition) of the assets sold in connection with all such sale leasebacks does not exceed (a) with respect to the Domestic Borrowers, $40,000,000 in the aggregate for any calendar year, (b) with respect to the Canadian Borrower, $15,000,000 in the aggregate for any calendar year, (c) with respect to the European Borrower, $15,000,000 in the aggregate for any calendar year and (d) with respect to the Australian Borrower, $20,000,000 in the aggregate for any calendar year.

10.7. Compliance with Environmental Laws. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, except for the handling, processing, storage of Hazardous Substances in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, except in compliance with all applicable Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate, except in compliance with all applicable Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

10.8. Reserved.

10.9. Business Activities. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage directly or indirectly (whether through Restricted Subsidiaries or otherwise) in any type of business not engaged in by such Borrower or such Restricted Subsidiary on the Closing Date, unless incidental or related to any type of business engaged in by such Borrower or such Restricted Subsidiaries on such date.

10.10. Capitalization. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, authorize, issue or sell any Capital Stock, grant any options (other than under current option plans), warrants or other rights to purchase any Capital Stock or in any way change the capitalization of any of its Restricted Subsidiaries in such a manner as to cause such Borrower to own directly or indirectly less than one hundred percent of the Capital Stock, of each of its Restricted Subsidiaries (except as set forth in §8.17 or §10.5.2). No Borrower or its Restricted Subsidiaries will issue any Capital Stock having debt-like features (such as mandatory cash dividends, mandatory redemption provisions or other provisions which create monetary obligations on such Borrower payable in cash during a period when Loans may be outstanding) except to the extent that such Capital Stock, if classified as Indebtedness of such Borrower, would be permitted by §10.1 hereof.

10.11. Fiscal Year. Each Borrower will not, and will not permit its Restricted Subsidiaries to, change the date of the end of its or their fiscal year from that set forth in §8.18 hereof.

10.12. Restrictions on Negative Pledges and Upstream Limitations. The Borrowers will not, nor will they permit any of their Restricted Subsidiaries to, (a) enter into any agreement or arrangement (excluding this Credit Agreement and the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets whether now owned or hereafter acquired or (b) enter into any agreement, contract or arrangement (excluding this Credit Agreement and the other Loan Documents) restricting the ability of any U.S. Guarantor or any Restricted Subsidiary of the Canadian Borrower, the European Borrower or the Australian Borrower to (i) pay or make dividends or distributions in cash or kind to the Domestic Borrowers (in the case of any U.S. Guarantor) or the Canadian Borrower, the European Borrower or the Australian Borrower (in the case of Restricted Subsidiaries of the Canadian Borrower, the European Borrower or the Australian Borrower, respectively), (ii) make loans, advances or other payments of whatsoever nature to the Domestic Borrowers (in the case of U.S. Guarantors) and the Canadian Borrower, the European Borrower or the Australian Borrower (in the case of Restricted Subsidiaries of the Canadian Borrower, the European Borrower or the Australian Borrower, respectively) or (iii) make transfers or distributions of all or any part of its assets to the Domestic Borrowers (in the case of U.S. Guarantors) and the Canadian Borrower, the European Borrower or the Australian Borrower (in the case of Restricted Subsidiaries of the Canadian Borrower, the European Borrower or the Australian Borrower, respectively); in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under §10.2, (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by the Borrowers or such Subsidiary in the ordinary course of its business, (iii) restrictions contained in the documentation relating to the Australian Acquisition and/or financings in connection therewith; provided, however, that such restrictions shall not be more restrictive or greater than as in effect on the Closing Date, and (iv) customary restrictions contained in the documentation relating to financings permitted hereunder, provided that such restrictions shall not restrict any Loan Party’s ability to grant Liens in favor of the Applicable Agent pursuant to the Loan Documents.

10.13. Transactions with Affiliates. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any transaction with any Affiliate (other than the Borrowers or any of their Restricted Subsidiaries) (other than (i) for services as employees, officers and directors, (ii) equity awards related to common stock to employees and directors pursuant to incentive compensation plans involving not more than 25% of the common stock of such Borrower and (iii) transactions pursuant to agreements listed on Schedule 10.13), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such Affiliate or, to the knowledge of such Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm’s-length basis in the ordinary course of business.

10.14. Modification of Certain Documents. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, modify, amend or supplement the Senior Notes in a manner which affects the amount or timing of payments to be made thereunder or any other debt-like features thereof, or which results in more restrictive covenants and events of default than in this Credit Agreement, without the prior written consent of the Administrative Agent.

11. FINANCIAL COVENANTS OF THE BORROWERS.

Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or other Obligation (other than contingent obligations for which no claim has been asserted) is outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue or extend any Letters of Credit:

11.1. Funded Debt to EBITDAR Ratio. The Borrowers will not permit the Funded Debt to EBITDAR Ratio to exceed 3.50 to 1 as of the last day of any fiscal quarter.

11.2. Interest Coverage. The Borrowers will not permit the ratio of (a) Consolidated EBITDA for the preceding period of four (4) consecutive fiscal quarters to (b) Consolidated Total Interest Expense for such period, to be less than 3.50 to 1 as of the last day of any fiscal quarter.

12. CLOSING CONDITIONS.

The obligations of certain of the Lenders to convert their claims against the Borrowers and certain of their Restricted Subsidiaries with respect to the Existing Credit Agreement into Obligations under this Credit Agreement, to amend and restate the Existing Credit Agreement and to make the initial Loans, the Issuing Lender to convert any existing letters of credit into Letters of Credit under this Credit Agreement and the Issuing Lender to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date.

12.1. Loan Documents, etc. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders.

12.2. Certified Copies of Charter Documents; Good Standing Certificates. The Administrative Agent shall have received from each of the Borrowers and each of their Restricted Subsidiaries (a) a copy, certified by a duly authorized officer of such Person to be true and complete and in full force and effect on the Closing Date, of each of the Governing Documents as in effect on such date of certification and (b) other than in respect of the European Borrower, the European Guarantors, the Australian Borrower and the Australian Guarantors, certificates of good standing, all in form and substance satisfactory to the Administrative Agent and its counsel.

12.3. Corporate or Other Action. All corporate or other action necessary for the valid execution, delivery and performance by each of the Borrowers and each of their Restricted Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof shall have been provided to the Administrative Agent.

12.4. Incumbency Certificate. The Administrative Agent shall have received from each of the Borrowers and each of their Restricted Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower or such

Restricted Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each Borrower or such Restricted Subsidiary, each of the Loan Documents to which such Borrower or such Restricted Subsidiary is or is to become a party; (b), to make Loan Requests, Conversion Requests and to apply for Letters of Credit, in each case to the extent applicable; and (c) to give notices and to take other action on its behalf under the Loan Documents.

12.5. Payoff. The Administrative Agent shall have received satisfactory evidence of payment in full of all “Loans” under, and as defined in, the Existing Credit Agreement, including all interest and fees in accordance with §29 hereof (it being understood that any requirement as to the timing for prior notice of such prepayment under the Existing Credit Agreement is hereby waived), and the Commitments of the continuing Lenders under the Existing Credit Agreement and Existing Letters of Credit will be continued after the Closing Date as modified hereby and in accordance with §29 hereof.

12.6. Opinion of Counsel. Each of the Lenders and the Applicable Agents shall have received a favorable legal opinion addressed to the Lenders and the Applicable Agents, dated on or before the Closing Date, in form and substance satisfactory to the Lenders and the Agents, from:

(a) Simpson Thacher & Bartlett LLP, counsel to the Domestic Borrowers and the U.S. Guarantors;

(b) local counsel to the Canadian Borrower and the Canadian Guarantors;

(c) local counsel to the European Borrower and the European Guarantors; and

(d) local counsel to the Australian Borrower and the Australian Guarantors.

12.7. Payment of Fees. The Borrowers shall have reimbursed the Administrative Agent for, or paid directly, all fees, costs and expenses incurred by the Administrative Agent’s Special Counsel in connection with the closing of the transactions contemplated hereby and all other fees payable under the Fee Letter.

12.8. Closing Certificate. The Borrowers shall have delivered to the Administrative Agent a certificate, dated as of the Closing Date, stating that, as of such date (i) the representations and warranties set forth herein or in any other Loan Document are true and correct, (ii) no Default or Event of Default has occurred and is continuing and (iii) the conditions set forth in this §12 have been satisfied.

12.9. Schedules. The Borrowers shall have delivered to the Administrative Agent and the Lenders copies of the final disclosure schedules to this Credit Agreement, and any material changes from the disclosure schedules delivered to the Administrative Agent and the Lenders on the date hereof shall be in form and substance reasonably satisfactory to the Agents.

12.10. Solvency Certificate. GWI shall have delivered to the Administrative Agent a solvency certificate from its chief financial officer certifying that both before and after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents, the Borrowers and their Restricted Subsidiaries, on a consolidated basis, are Solvent.

12.11. Closing Date. The Closing Date shall have occurred on or before August 30, 2011.

12.12. Australian Loan Parties’ Certificate. The Australian Borrower and the Australian Guarantors shall have delivered to the Administrative Agent a certificate certifying that each such Loan Party is not in breach of Chapter 2E of the Corporations Act 2001.

13. CONDITIONS TO ALL BORROWINGS.

The obligations of the Lenders to make any Loans and of the Issuing Lender to issue or extend any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

13.1. Representations True; No Event of Default. Each of the representations and warranties of the Borrowers and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true in all material respects at and as of the time of the making of such Loan or the issuance or extension of such Letter of Credit (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the Agents and the Lenders, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

13.2. Borrowing Request. The Administrative Agent and, if applicable, the applicable Issuing Bank, shall have received a Loan Request, Swingline Loan Request or Letter of Credit Application, as the case may be, in accordance with the requirements hereof.

14. EVENTS OF DEFAULT; ACCELERATION; ETC.

14.1. Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a) any Borrower shall fail to pay any principal of its Loans or any Borrower shall fail to pay any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b) any Borrower shall fail to pay (i) any interest on its Loans, any Commitment Fee, any Letter of Credit Fee, or any fees due under the Fee Letter, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for three (3) days; or (ii) any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for thirty (30) days;

(c) any of the Borrowers or any of their Restricted Subsidiaries shall fail to comply with any of the covenants contained in §§9.1, 9.4, 9.5.1, the first sentence of §9.6, 9.12, 9.14, 10 or 11;

(d) any of the Borrowers or any of their Restricted Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this §14.1) for thirty (30) days after written notice of such failure has been given to the Applicable Borrower by the Administrative Agent;

(e) any representation or warranty of any of the Borrowers or any of their Restricted Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made;

(f) any of the Borrowers or any of their Restricted Subsidiaries shall fail to pay when due, or within any applicable period of grace, any obligation in excess of the aggregate amount of $25,000,000, for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

(g) any of the Borrowers or any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator, administrator or receiver of any of the Borrowers or any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) or of any substantial part of the assets of any of the Borrowers or any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) or shall commence any case or other proceeding relating to any of the Borrowers or any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) under any Debtor Relief Law, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any of the Borrowers or any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) and the Borrowers or any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) shall indicate their approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

(h) a decree or order is entered appointing any such trustee, custodian, liquidator, administrator or receiver or adjudicating any of the Borrowers or any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrowers or any Restricted Subsidiary (other than Immaterial Restricted Subsidiaries) of the Borrowers in an involuntary case under any Debtor Relief Law as now or hereafter constituted;

(i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any of the Borrowers or any of their Restricted Subsidiaries that, with other outstanding final judgments, undischarged, against any of the Borrowers or any of their Restricted Subsidiaries exceeds in the aggregate $25,000,000;

(j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrowers or any of their Restricted Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(k) (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which results or could reasonably be expected to result in liability under Title IV of ERISA to the Pension Plan, the Multiemployer Plan and/or the PBGC in an aggregate amount in excess of $25,000,000; or (ii) GWI or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under §4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or (iii) there is a failure of legal compliance with respect to any Foreign Plan and such failure results or could reasonably be expected to result in accelerated liability in an aggregate amount in excess of $25,000,000, or (iv) a Foreign Plan is terminated and such termination results or could reasonably be expected to result in accelerated liability in an aggregate amount in excess of $25,000,000;

(l) any of the Borrowers or any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

(m) there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower or any of its Restricted Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

(n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Borrower or any of its Restricted Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

(o) any of the Borrowers or any of their Restricted Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against any of the Borrowers or any of their Restricted Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Borrower or such Restricted Subsidiary having a fair market value in excess of $25,000,000; or

(p) (i) any person or group of persons (within the meaning of §13 or 14 of the Securities Exchange Act of 1934, as amended) other than Mortimer B. Fuller, III, his interest in his father’s estate and any of his children or grandchildren and any trust or other Person controlled by, and a majority of the beneficial ownership interest of which is owned by, any of such individuals, singly or jointly, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of more than twenty-five percent (25%) of the outstanding shares of the common stock of GWI, (ii) during any period of twelve consecutive calendar months, individuals who were directors of GWI on the first day of such period shall cease to constitute a majority of the board of directors of GWI, (iii) any of the Borrowers shall at any time own directly or indirectly less than 100% of the shares of the Capital Stock of each of their Restricted Subsidiaries, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of such Person, except as otherwise consented to by the Applicable Lenders pursuant to §10.5.2, and except as otherwise described in §8.17; or (iv) any event shall occur which would constitute a “Change of Control” as defined in any other Indebtedness in excess of $40,000,000.

14.2. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Lender to issue, extend or renew Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize the Letter of Credit Obligations (in an amount equal to the then Outstanding amount thereof); and

(d) exercise on behalf of itself, the Lenders and the Issuing Lender all rights and remedies available to it, the Lenders and the Issuing Lender under the Loan Documents;

provided, however, that upon the commencement of relief with respect to any Borrower or any Restricted Subsidiary (other than an Immaterial Restricted Subsidiary) under any Debtor Relief Law (whether upon the occurrence of an actual or deemed entry of an order or otherwise), the obligation of each Lender to make Loans and any obligation of the Issuing Lender to issue, extend or renew Letter of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the applicable Letter of Credit Obligations as aforesaid shall automatically become effective, in each case without further act of any Agent or any Lender

14.3. Application of Funds. (a) After the exercise of remedies provided for in §14.2 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to §14.2), any amounts received on account of the U.S. Obligations from any U.S. Loan Party shall, subject to the provisions of §§6.16 and 6.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the U.S. Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under §6) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the U.S. Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Domestic Lenders and the Issuing Lender (including fees, charges and disbursements of counsel to the respective Domestic Lenders and the Issuing Lender (including fees and time charges for attorneys who may be employees of any Domestic Lender or the Issuing Lender) and amounts payable under §6), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the U.S. Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Letter of Credit Borrowings and other U.S. Obligations, ratably among the Domestic Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Third payable to them; and

Fourth, to (i) payment of that portion of the U.S. Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings, obligations under any Hedging Agreement, and obligations in respect of cash management services, and (ii) the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize that portion of Letter of Credit Obligations of the Domestic Borrowers comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Domestic Borrowers pursuant to §6.16, in each case ratably among the Domestic Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Fourth held by them;

Last, the balance, if any, after all of the U.S. Obligations have been indefeasibly paid in full, to the Domestic Borrowers or as otherwise required by Law.

(b) After the exercise of remedies provided for in §14.2 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to §14.2), any amounts received on account of the Foreign Obligations from any Foreign Loan Party shall, subject to the provisions of §§6.16 and 6.17, be applied by the applicable Agent in the following order:

First, to payment of that portion of the Foreign Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under §6) payable to the Agents in their capacity as such;

Second, to payment of that portion of the Foreign Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders with respect to such Foreign Obligations and the Issuing Lender (including fees, charges and disbursements of counsel to the such Lenders and the Issuing Lender (including fees and time charges for attorneys who may be employees of such Lender or the Issuing Lender) and amounts payable under §6), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Foreign Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Letter of Credit Borrowings and other Foreign Obligations, ratably among the Lenders with respect to such Foreign Obligations and the Issuing Lender in proportion to the respective amounts described in this clause Third payable to them; and

Fourth, to payment of that portion of the Foreign Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings and obligations under any Hedging Agreement, ratably among the Lenders with respect to such Foreign Obligations and the Issuing Lender in proportion to the respective amounts described in this clause Fourth held by them;

Last, the balance, if any, after all of the Foreign Obligations have been indefeasibly paid in full, to the Foreign Borrowers or as otherwise required by Law.

Subject to §6.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to the first clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

15. SETOFF.

If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender or the Issuing Lender, irrespective of whether or not such Lender or the Issuing Lender shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of §6.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates may have. Each Lender and the Issuing Lender agrees to notify the Borrowers and the Applicable Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Any amounts set off pursuant to this §15 shall be distributed ratably in accordance with §32 among all of the Lenders by the Lender setting off such amount. If any Lender fails to share such setoff ratably, the Applicable Agent shall have the right to withhold such Lender’s share of any Borrower’s payments until each of the Lenders shall have, in the aggregate, received a pro rata repayment.

16. THE AGENTS.

16.1. Appointment and Authority.

(a) Each of the Lenders and the Issuing Lender hereby irrevocably appoints Bank of America to act as agent and trustee on its behalf as the Administrative Agent, Canadian Agent and European Agent hereunder and under the other Loan Documents and authorizes Bank of America, in its capacity as Administrative Agent, Canadian Agent and European Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent, Canadian Agent and European Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this §16 are solely for the benefit of the Agents, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) Each of the Canadian Lenders and the Issuing Lender hereby irrevocably appoints Bank of America-Canada Branch to act as agent and trustee on its behalf as the Canadian Agent hereunder and under the other Loan Documents and authorizes Bank of America-Canada Branch, in its capacity as Canadian Agent, to take such actions on its behalf and to exercise such powers as are delegated to the Canadian Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(c) Each of the European Lenders and the Issuing Lender hereby irrevocably appoints Bank of America-London Branch to act as agent and trustee on its behalf as the European Agent hereunder and under the other Loan Documents and authorizes Bank of America- London Branch, in its capacity as European Agent, to take such actions on its behalf and to exercise such powers as are delegated to the European Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

16.2. Rights as a Lender. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as such Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

16.3. Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Applicable Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Applicable Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in §§14.3 and 27 or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Borrowers, a Lender or the Issuing Lender.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in §12 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

16.4. Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Applicable Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless such Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

16.5. Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this §16 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as each Agent.

16.6. Resignation of Agents. Any Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Applicable Required Lenders shall have the right, with GWI’s consent (so long as no Event of Default has occurred and is continuing) to appoint a successor, which shall be a bank with an office in the United States, Canada, the United Kingdom, the Netherlands or Australia or an Affiliate of any such bank with an office in the United States, Canada, the United Kingdom, the Netherlands or Australia. If no such successor shall have been so appointed by the Applicable Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Applicable Lenders and the Issuing Lender, appoint a successor Agent, with the Applicable Borrower’s consent, meeting the qualifications set forth above; provided that if the Applicable Agent shall notify the Borrowers and the Applicable Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Applicable Lender and the Issuing Lender directly, until such time as the Applicable Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Applicable Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this §16 and §§17 and 18 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Any resignation by Bank of America as Administrative Agent, Bank of America-Canada Branch as Canadian Agent or Bank of America-London Branch as European Agent pursuant to this Section shall also constitute its resignation as the Issuing Lender and Swingline Lender (including as Australian Swingline Lender). Upon the acceptance of a successor’s appointment as Administrative Agent, Canadian Agent or European Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the applicable Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

16.7. Non-Reliance on Agents and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

16.8. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Co-Lead Arrangers, Co-Syndication Agents, or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Canadian Agent, the European Agent, a Lender, a Swingline Lender or the Issuing Lender hereunder.

16.9. Agents May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, any Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations (other than Obligations under any Hedging Agreement or in respect of any cash management services) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Agents and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Agents under §§2.2, 5.10, 6.1 and 17) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, administrator, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Agents and, in the event that any Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to any Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under §§6.1 and 17.

Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Lender to authorize any Agent to vote in respect of the claim of any Lender or the Issuing Lender in any such proceeding.

16.10. Closing Documentation, Etc. For purposes of determining compliance with the conditions set forth in §12, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by any Agent or the Book Manager to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent or the Book Manager active upon the Borrowers’ account shall have received notice from such Lender prior to the Closing Date specifying such Lender’s objection thereto and such objection shall not have been withdrawn by notice to such Agent or the Book Manager to such effect on or prior to the Closing Date.

16.11. Guaranty Matters. The Lenders and the Issuing Lender irrevocably authorize and direct the Applicable Agent, in connection with a disposition permitted by §10.5.3, or pursuant to and in accordance with §27, to release any Guarantor from its obligations under the Guaranty. Upon request by the Applicable Agent at any time, the Required Lenders will confirm in writing the Applicable Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this §16.11.

16.12. Payments.

16.12.1. Payments to Agents. A payment by the Applicable Borrower to the Applicable Agent hereunder or any of the other Loan Documents for the account of any Applicable Lender shall constitute a payment to such Lender. Each Agent agrees promptly to distribute to each Applicable Lender such Lender’s pro rata share of payments received by such Agent for the account of such Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

16.12.2. Distribution by Agents.

(a) Unless the Applicable Agent shall have received notice from the Applicable Borrower prior to the date on which any payment is due to such Agent for the account of the Applicable Lenders or the Issuing Lender hereunder that such Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Applicable Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at the greater of the Federal Funds Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation. A notice of the Applicable Agent to any Applicable Lender or Borrowers with respect to any amount owing under this subsection (a) shall be conclusive, absent manifest error.

(b) If a court of competent jurisdiction shall adjudge that any amount received and distributed by any Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to such Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

16.13. Indemnity. To the extent not reimbursed by the Borrowers (and without limiting their obligation to do so), the Lenders ratably agree hereby to indemnify and hold harmless the Agents and their Affiliates (including any of the officers, directors, employees, agents and attorneys-in-fact of any thereof) (each an “Indemnified Party”) from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Indemnified Party has not been reimbursed by the Borrowers as required by §17 hereof), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Letters of Credit or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or such Indemnified Party’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Indemnified Party’s willful misconduct, gross negligence or, in the absence of instruction or concurrence of the Required Lenders, breach of contract.

17. EXPENSES.

Each of the Borrowers agrees to pay (a) any Indemnified Taxes or other Taxes (including any interest and penalties in respect thereto) payable by any Agent, any Co-Lead Arranger or any of the Lenders (other than Excluded Taxes) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify each Agent, each Co-Lead Arranger and each Lender with respect thereto), (b) the reasonable fees, expenses and disbursements of the Administrative Agent’s Special Counsel and any local counsel to any Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document providing for such cancellation, provided that such counsel shall provide the Borrowers with invoices reflecting the expenses incurred in connection with the foregoing, and (c) all reasonable out-of-pocket expenses, including reasonable legal, consulting, accounting, appraisal and similar professional fees and charges incurred by any Lender or any Agent (provided that legal expenses shall be limited to (1) one primary counsel for the Agents taken as a whole, (2) one primary counsel for the Lenders taken as a whole; provided that if any potential or actual conflicts exist necessitating additional counsel, then the fees and expenses of such additional counsel will be paid and (3) local and special counsel for the Agents and Lenders taken as a whole as may be deemed necessary) in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers or any of their Restricted Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender’s or any Agent’s relationship with the Borrowers or any of their Restricted Subsidiaries except in connection with a claim that any of the Borrowers has against any of the Lenders or any Agent and in which claim such Borrower is the prevailing party after entry of a final nonappealable judgment or order. The covenants of this §17 shall survive payment or satisfaction of all other Obligations.

18. INDEMNIFICATION.

Each of the Borrowers agrees to indemnify and hold harmless each Agent, each Co-Lead Arranger and the Lenders and each of their Affiliates and their directors, officers, employees, agents and advisors or control persons from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by any of the Borrowers or any of their Restricted Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) any of the Borrowers or any of their Restricted Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents, or (c) with respect to the Borrowers and their Restricted Subsidiaries and their respective Real Estate properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, natural resource damages, damage to property or diminution in property value), in each case including, without limitation, all reasonable fees and disbursements of counsel (provided that such fees and disbursements of counsel shall be limited to (1) one primary counsel for the Agents taken as a whole, (2) one primary counsel for the Lenders taken as a whole; provided that if any potential or actual conflicts exist necessitating additional counsel, then the fees and expenses of such additional counsel will be paid and (3) local and special counsel for the Agents and Lenders taken as a whole as may be deemed necessary), in each case, incurred in connection with any such investigation, litigation or other proceeding, other than direct, as opposed to special, indirect, consequential or punitive, damages as a result of the gross negligence or willful misconduct of such Agent, such Co-Lead Arranger or such Lender as determined in a final, nonappealable judgment by a court of competent jurisdiction. In the event that any claim is made against any Agent, any Co-Lead Arranger or any Lender for which indemnity is provided under this §18, such Agent, such Co-Lead Arranger or such Lender shall provide prompt notice to the Borrowers of any such claim not otherwise known to the Borrowers, but the failure of such Agent, such Co-Lead Arranger or such Lender to provide such notice shall not impair the liability of any Borrower with respect to its indemnification for such claim except to the extent that such Borrower has been actually prejudiced by such failure. In litigation, or the preparation therefor, the Lenders, each Co-Lead Arranger and each Agent shall be entitled to select their own counsel and to participate in the defense and the investigation of such claim, action or proceeding and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this §18 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this §18 shall survive payment or satisfaction in full of all other Obligations.

19. SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of a Borrower or any of its Restricted Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance or extension of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue or extend any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or any Agent at any time by or on behalf of the Borrowers or any of their Restricted Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower or such Restricted Subsidiary hereunder.

20. SUCCESSORS AND ASSIGNS.

20.1. General Conditions. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an assignee in accordance with the provisions of §20.2 or (b) by way of participation in accordance with the provisions of §20.4 or (c) by way of pledge or assignment of a security interest subject to the restrictions of §20.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in §20.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any of the other Loan Documents.

20.2. Assignments. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitments and the same portion of the Loans at the time owing to it and its participating interest in the risk relating to any Letters of Credit and Swingline Loans and all or the same portion of any Term Loan owing it); provided that any such assignment shall be subject to the following conditions:

(a) Minimum Amounts.

(i) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or, in the case of an assignment to a Lender or a Lender Affiliate, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (A) $5,000,000, in the case of Domestic Revolving Loans, Canadian Revolving Loans, European Loans, or Australian Revolving Loans or (B) $1,000,000, in the case of the Domestic Term Loan, the Canadian Term Loan or the Australian Term Loan, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, GWI otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met under this clause; and

(ii) in the case of European Loans and European Swingline Loans only, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date on which the Assignment and Assumption with respect thereto is delivered to the Administrative Agent) shall not be less than EUR50,000 or the Dollar Equivalent of EUR50,000 or the full remaining amount of such assigning Lender’s Loans to the extent such amount is less than EUR50,000 or the Dollar Equivalent of EUR50,000; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met under this clause.

(b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned, except that this clause (b) shall not apply to rights any Swingline Lender’s rights and obligations in respect of Swingline Loans;

(c) no Lender may make any assignment of all or a portion of its interests, rights and obligations in any Canadian Loan to an assignee who is not dealing at “arm’s length” with the Canadian Borrower (as such term is defined in the Income Tax Act of Canada);

(d) no consent shall be required for any assignment except to the extent required by subsection (a)(i) of this Section and, in addition:

(i) the consent of GWI (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that GWI shall be deemed to have consented to any such assignment with respect to any Term Loan unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(ii) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Commitments (other than Revolving Commitments) if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender and (2) any Revolving Commitments if such assignment is to a Person that is not a Lender;

(iii) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(iv) the consent of the Applicable Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Domestic Revolving Loans, Australian Revolving Loans, Canadian Revolving Loans and European Loans.

(e) The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(f) No such assignment shall be made (A) to a Borrower or any of the Borrowers’ Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Affiliates or Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(g) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of GWI and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to §20.3, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of §§6.6, 6.7, 6.9, 6.12, and 17 with respect to facts and circumstances occurring prior to the effective date of such assignment. Such release shall not include any claims which the Borrowers may have against such Lender arising prior to the date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with §20.4.

20.3. Register.

(a) The Administrative Agent, acting solely for this purpose as an agent of the Domestic Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Domestic Lenders, and the Commitments of, and principal amounts of the Domestic Loans and Letter of Credit Obligations owing to, the Domestic Lenders pursuant to the terms hereof from time to time (the “Domestic Register”). The entries in the Domestic Register shall be conclusive, and the Domestic Borrowers, the Administrative Agent and the Domestic Lenders may treat each Person whose name is recorded in the Domestic Register pursuant to the terms hereof as a Domestic Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the Administrative

Agent shall maintain on the Domestic Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Domestic Register shall be available for inspection by the Domestic Borrowers and any Domestic Lender, at any reasonable time and from time to time upon reasonable prior notice.

(b) The European Agent, acting solely for this purpose as an agent of the European Borrower (and such agency being solely for tax purposes), shall maintain at the European Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the European Lenders, and the Commitments of, and principal amounts of the European Loans and Letter of Credit Obligations owing to, each European Lender pursuant to the terms hereof from time to time (the “European Register”). The entries in the European Register shall be conclusive, and the European Borrower, the European Agent and the European Lenders may treat each Person whose name is recorded in the European Register pursuant to the terms hereof as a European Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the European Agent shall maintain on the European Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The European Register shall be available for inspection by the Company or the European Borrower and any European Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Australian Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Australian Lenders, and the Commitments of, and principal amounts of the Australian Loans and Letter of Credit Obligations owing to, each Australian Lender pursuant to the terms hereof from time to time (the “Australian Register”). The entries in the Australian Register shall be conclusive, and the Australian Borrower, the Administrative Agent and the Australian Lenders may treat each Person whose name is recorded in the Australian Register pursuant to the terms hereof as an Australian Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Australian Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Australian Register shall be available for inspection by the Company or the Australian Borrower and any Australian Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) The Canadian Agent, acting solely for this purpose as an agent of the Canadian Borrower (and such agency being solely for tax purposes), shall maintain at the Canadian Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Canadian Lenders, and the Commitments of, and principal amounts of the Canadian Loans and Letter of Credit Obligations owing to, the Canadian Lenders pursuant to the terms hereof from time to time (the “Canadian Register”). The entries in the Canadian Register shall be conclusive, and the Canadian Borrower, the Canadian Agent and the Canadian Lenders may treat each Person whose name is recorded in the Canadian Register pursuant to the terms hereof as a Canadian Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the Canadian Agent shall maintain on the Canadian Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Canadian Register shall be available for inspection by the Canadian Borrower and any Canadian Lender, at any reasonable time and from time to time upon reasonable prior notice.

20.4. Participations. (a) Any Lender may at any time, without the consent of, or notice to, the Borrowers or any Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the Lenders and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement.

(b) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) or (b) of §27.1 that affects such Participant. Subject to the following paragraph, the Borrowers agree that each Participant shall be entitled to the benefits of §§6.6, 6.7, 6.9 and 6.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to §20.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of §15 as though it were a Lender, provided such Participant agrees to be subject to §15 as though it were a Lender.

(c) A Participant shall not be entitled to receive any greater payment under §6.6, 6.7 or 6.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with GWI’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of §6.12 unless GWI is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with §6.12(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

20.5. Resignation as Issuing Lender After Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America, Bank of America-Canada Branch, Bank of America-London Branch or Bank of America-Australia Branch assigns all of its Commitments and Loans pursuant to §20.2 above, Bank of America, Bank of America-Canada Branch, Bank of America-London Branch or Bank of America-Australia Branch, as the case may be, may, (i) upon 30 days’ written notice to the Borrowers and the Lenders, resign as Issuing Lender and/or (ii) upon 30 days’ written notice to the Borrowers, resign as Swingline Lender, Canadian Swingline Lender, European Swingline Lender or Australian Swingline Lender, as the case may be. In the event of any such resignation as Issuing Lender or any Swingline Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor Issuing Lender or Applicable Swingline Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America, Bank of America-Canada Branch, Bank of America-London Branch or Bank of America-Australia Branch, as the case may be, as Issuing Lender or Swingline Lender, as the case may be. If Bank of America resigns as Issuing Lender, it shall retain all the rights, powers, privileges and duties of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to §5.2). If Bank of America, Bank of America-Canada Branch, Bank of America-London Branch or Bank of America-Australia Branch, as the case may be, resigns as the Applicable Swingline Lender, it shall retain all the rights of the Applicable Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Applicable Floating Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to §2.7. Upon the appointment of a successor Issuing Lender and/or Applicable Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Applicable Swingline Lender, as the case may be, and (b) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

20.6. New Notes. Upon its receipt of an Assignment and Assumption executed by the parties to such assignment, together with each Note subject to such assignment, to the extent applicable, the Applicable Agent shall (a) record the information contained therein in the Applicable Register, and (b) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall, upon the request of such assignee made through the Applicable Agent, execute and deliver to the Applicable Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such Assignment and Assumption and, if the assigning Lender has retained some portion of its obligations hereunder, upon the request of such assigning Lender made through the Applicable Agent, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such

Assignment and Assumption and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrowers.

20.7. Special Purpose Funding Vehicle. Notwithstanding anything to the contrary contained in this §20, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) of such Granting Lender, identified as such in writing from time to time delivered by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to a Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Credit Agreement, provided that (a) in the case of any European Loan or European Swingline Loan only, the principal amount to which the option applies shall not be less than EUR50,000 or the Dollar Equivalent of EUR50,000, (b) nothing herein shall constitute a commitment to make any Loan by any SPC, (c) the Granting Lender’s obligations under this Credit Agreement shall remain unchanged, (d) the Granting Lender should retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement and (e) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any expense reimbursement, indemnity or similar payment obligation under this Credit Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the later of (i) the payment in full of all outstanding senior indebtedness of any SPC and (ii) the Maturity Date, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this §20.9, any SPC may (A) with notice to, but (except as specified below) without the prior written consent of, the Borrowers or any Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans (provided that, in the case of any European Loan or European Swingline Loan only, such assignment shall be in an amount of at least EUR50,000 or the Dollar Equivalent of EUR50,000 or the full remaining amount of such SPC’s Loans to the extent such amount is less than EUR50,000 or the Dollar Equivalent of EUR50,000) to its Granting Lender or to any financial institutions (consented to by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers, which consents shall not be unreasonably withheld or delayed) providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (B) disclose on a confidential basis any non-public information relating to its Loans (other than financial statements referred to in §§8.4 or 9.4) to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC. In no event shall the Borrowers be obligated to pay to an SPC that has made a Loan any greater amount than the Borrowers would have been obligated to pay under this Credit Agreement if the Granting Lender had made such Loan. An amendment to this §20.9 without the written consent of an SPC shall be ineffective insofar as it alters the rights and obligations of such SPC.

21. NOTICES, ETC.

21.1. Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a) if to any Loan Party, at Genesee & Wyoming Inc., Corporate Headquarters, 66 Field Point Road, Greenwich, CT 06830, Attention: Timothy J. Gallagher, Chief Financial Officer, or at such other address for notice as such Loan Party shall last have furnished in writing to the Person giving the notice;

(b) if to any Agent, at the address set forth on Schedule 21 hereto or such other address for notice as such Agent shall last have furnished in writing to the Person giving the notice; and

(c) if to any Lender, at such Lender’s address set forth on Schedule II hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in §21.2 below, shall be effective as provided in such §21.2.

21.2. Electronic Communications.

(a) Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, such as Intralinks) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to §5 if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such §5 by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(b) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWERS MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWERS MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWERS MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrowers Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

21.3. Change of Address, Etc. Each of the Borrowers, the Agents, the Issuing Lender and the Applicable Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Applicable Agent, the Issuing Lender and the Applicable Swingline Lender. In addition, each Lender agrees to notify the Applicable Agent from time to time to ensure that the Applicable Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or its securities for purposes of United States Federal or state securities laws.

21.4. Reliance by Agents, Issuing Lender and Lenders. Each Agent, the Issuing Lender and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Agents, the Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower (other than in the case of gross negligence or willful misconduct of such indemnified party). All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereby consents to such recording.

22. GOVERNING LAW.

THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW §5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH OF THE LOAN PARTIES CONSENTS AND AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH LOAN PARTY IN ACCORDANCE WITH LAW AT THE ADDRESS SPECIFIED IN §21. EACH OF THE LOAN PARTIES HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

23. HEADINGS.

The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

24. COUNTERPARTS.

This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by electronic transmission by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

25. ENTIRE AGREEMENT, ETC.

The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.

26. WAIVER OF JURY TRIAL, ETC.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE LOAN PARTIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE, ANY SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES AND WAIVES ALL SURETYSHIP DEFENSES GENERALLY. EACH OF THE BORROWERS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR ANY AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR SUCH AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENTS AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BECAUSE OF, AMONG OTHER THINGS, EACH OF THE LOAN PARTY’S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

27.1. Consents and Approvals. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any of the Borrowers or any of their Restricted Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

(a) without the written consent of the Borrowers and each Lender directly affected thereby:

(i) reduce or forgive the principal amount of any Loans or Reimbursement Obligations, or reduce the rate of interest on the Notes or the amount of the Commitment Fee or Letter of Credit Fees (other than interest accruing pursuant to §6.10 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto);

(ii) increase the amount of such Lender’s Commitment or extend the expiration date of such Lender’s Commitment;

(iii) postpone or extend the Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to §6.10 and (B) any vote to rescind any acceleration made pursuant to §14.1 of amounts owing with respect to the Loans and other Obligations shall require only the approval of the Required Lenders); and

(iv) release all or substantially all the Guarantors from their guaranty obligations under the Guaranty;

(b) without the written consent of all the Lenders, amend or waive (i) this §27.1, the definition of “Required Lenders”, “Required Domestic Lenders”, “Required Australian Lenders”, “Required European Lenders” or “Required Canadian Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender (except as required to reflect (A) the addition of an Additional Term Loan and additional Lenders of an Additional Term Loan pursuant to §27.2 or (B) the addition of an Additional Australian Term Loan and additional Lenders of an Additional Australian Term Loan pursuant to §33), (ii) §2.11, (iii) §14.3 or (iv) §32;

(c) without the written consent of each Agent, amend or waive §16, the amount or time of payment of any fees payable pursuant to the Fee Letter or any other provision applicable to any Agent;

(d) without the written consent of each Swingline Lender, amend or waive any provision applicable to any Swingline Lender; and

(e) without the written consent of the Issuing Lender, amend or waive the amount or time of payment of any Letter of Credit Fees or other fees payable for the Issuing Lender’s account or any other provision applicable to the Issuing Lender.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such non-consenting Lender in accordance with §6.11; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders, the Required Domestic Lenders, the Required Australian Lenders, the Required European Lenders, the Required Canadian Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders, the Required Lenders, the Required Domestic Lenders, the Required Australian Lenders, the Required European Lenders, the Required Canadian Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

27.2. Increase in Aggregate Domestic Revolving Commitments or Addition of an Additional Term Loan. Notwithstanding anything in this Credit Agreement to the contrary, each of the Lenders agrees that at any time following the Closing Date and so long as a Default or Event of Default shall not have occurred and be continuing or would result therefrom, GWI may, on not more than two occasions request, by notice to the Administrative Agent, that the Aggregate Domestic Revolving Loan Commitment be increased and/or a term loan be made to GWI (the “Additional Term Loan”) in an aggregate amount of up to $100,000,000; provided that after giving pro forma effect to such increase, all covenants contained in §11 would have been satisfied on a pro forma basis as at the end of and for the most recent fiscal quarter. The Administrative Agent shall have the right to solicit additional financial institutions to become Lenders for purposes of this Credit Agreement or to encourage any Lender to increase its Aggregate Domestic Revolving Loan Commitment or join in the making of the Additional Term Loan, provided that (a) each financial institution that becomes a Lender shall be approved by the Administrative Agent, such approval not to be unreasonably withheld, and shall agree to become a party to, and shall assume and agree to be bound by, this Credit Agreement, subject to all terms and conditions hereof; (b) the Administrative Agent shall have no obligation to GWI or to any Lender to solicit additional financial institutions or any Lender pursuant to this §27.2; (c) no Lender shall have an obligation to the Borrowers, the Administrative Agent or any other Lender to increase its Aggregate Domestic Revolving Loan Commitment or its Commitment Percentage or to make the Additional Term Loan to GWI; and (d) in no event shall the addition of any Lender or Lenders, the increase in the Aggregate Domestic Revolving Loan Commitment of any Lender or the addition of the Additional Term Loan under this §27.2 increase the sum of the total amount of Loans, Letter of Credit Obligations and unused Commitments of the Lenders under this Credit Agreement to an amount greater than $850,000,000. Any such increase in the Aggregate Domestic Revolving Loan Commitment shall be on substantially similar terms as the existing Aggregate Domestic Revolving Loan Commitments. Each of the Lenders agrees that upon the addition of any Lender, the increase in the Aggregate Domestic Revolving Loan Commitment of any Lender or the making of the Additional Term Loan to GWI, the Administrative Agent may, without the further consent of the Lenders, amend Schedule II to reflect such increase or addition and may amend the Credit Agreement and the other Loan

Documents to make such conforming changes to the Credit Agreement and the other Loan Documents as the Administrative Agent may determine are necessary to accomplish the increase in the Aggregate Domestic Revolving Loan Commitment and/or addition of the Additional Term Loan and the adjustments to the Commitment Percentages and the assignability provisions relating thereto. The Administrative Agent agrees to provide to the Lenders and the Borrowers an executed copy of any amendments made pursuant to this §27.2.

28. SEVERABILITY.

The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction. Without limiting the foregoing provisions of this §28, if and to the extent that the enforceability of any provisions in this Credit Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Lender or the Applicable Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

29. TRANSITIONAL ARRANGEMENTS.

29.1. Existing Credit Agreement Superseded. This Credit Agreement has been fully and irrevocably executed and delivered by the parties hereto on the date hereof. On the Closing Date, this Credit Agreement shall supersede the Existing Credit Agreement in its entirety, except as provided in this §29. It is understood that prior to the Closing Date, (a) the Existing Credit Agreement shall remain in full force and effect and (b) the provisions of this Credit Agreement shall not have any effect notwithstanding the execution and delivery of this Credit Agreement. On the Closing Date, the rights and obligations of the parties hereto evidenced by the Existing Credit Agreement shall be evidenced by this Credit Agreement and the other Loan Documents and the Existing Letters of Credit issued by the Issuing Lender for the account of GWI or any of its Restricted Subsidiaries prior to the Closing Date shall be converted into Letters of Credit under this Credit Agreement.

29.2. Return and Cancellation of Prior Notes. As soon as reasonably practicable after the Closing Date, the Lenders under the Existing Credit Agreement will use commercially reasonable efforts to promptly return to the Borrowers, marked “Substituted” or “Cancelled”, as the case may be, any notes held by the Lenders pursuant to the Existing Credit Agreement.

29.3. Interest and Fees under Superseded Agreement. All interest and fees and expenses (including any LIBOR breakage costs arising under §6.9 thereof), if any, owing or accruing under or in respect of the Existing Credit Agreement through the Closing Date shall be calculated as of the Closing Date (pro rated in the case of any fractional periods), and shall be paid on the Closing Date. Commencing on the Closing Date, the Commitment Fees hereunder shall be payable by the Applicable Borrower to the Applicable Agent for the account of the Lenders in accordance with §2.2.

29.4. No Novation. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.

30. TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

Each of the Agents, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Credit Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from the Borrowers or any of their Subsidiaries relating to the Borrowers or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to any Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Borrowers or any their Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

31. USA PATRIOT ACT.

Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act and/or pursuant to applicable “know your customer” and anti-money laundering rules and regulations, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Patriot Act and/or pursuant to applicable “know your customer” and anti-money laundering rules and regulations. Each Borrower shall promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations including the Patriot Act.

32. PARI PASSU TREATMENT.

(a) Notwithstanding anything to the contrary set forth herein, the Administrative Agent may and, upon the request of the Required Lenders, shall, upon notice to each Lender, cause each payment or prepayment of principal and interest received after the occurrence and during the continuance of an Event of Default hereunder to be distributed pari passu among the Lenders, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Lender divided by the aggregate outstanding principal amount of all Obligations. Such notice shall also attach a schedule setting forth the aggregate outstanding principal amount of all Obligations at such time including a breakdown of the aggregate outstanding principal amount under each Commitment, the Domestic Term Loan, the Canadian Term Loan and the Australian Term Loan.

(b) Following the occurrence and during the continuance of any Event of Default, each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower (pursuant to §15 or otherwise), including a secured claim under §506 of the Bankruptcy Code or other security or interest arising from or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans, Letters of Credit, Letter of Credit Obligations and other Obligations held by it as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes and Obligations held by such other Lender, so that the aggregate unpaid principal amount of the Notes, Obligations and participations in Notes and Obligations held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of the Notes and Obligations then outstanding as the principal amount of the Notes and other Obligations held by it prior to such exercise of banker’s lien, setoff or counterclaim was to the principal amount of all Notes and other Obligations outstanding prior to such exercise of banker’s lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this §32 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest.

(c) Following the occurrence and during the continuance of any Event of Default and unless and until the effectiveness of a transfer of Commitments pursuant to §32(d), each Lender agrees that, upon notice from the Administrative Agent to such Lender, which notice shall be provided upon the request of the Required Lenders or may be provided by the Administrative Agent in its sole discretion, such Lender shall be deemed to have purchased from each other Lender a participation in the risk associated with the Notes and Obligations held by such other Lender, so that the aggregate principal amount of the Notes and Obligations held by each Lender shall be equivalent to such Lender’s Commitment Percentage. Upon demand by the Administrative Agent, made at the request of the Required Lenders, each Lender that has purchased such participation (a “Purchasing Lender”) shall pay the amount of such participation to the Applicable Agent for the account of each Lender whose outstanding Loans and participations in Letter of Credit Obligations exceed their Commitment Percentages. Any such participation may, at the option of such Purchasing Lender, be paid in Dollars, Canadian Dollars, Australian Dollars or Euros (the “Funding Currency”) (in an amount equal to the then applicable Dollar Equivalent amount of such participation) and such payment shall be converted by the Applicable Agent at the exchange rate into the currency of the Loan or Letter of Credit Obligation in which such participation is being purchased. The Borrowers agree to indemnify each Purchasing Lender for any loss, cost or expense incurred by such Purchasing Lender as a result of entering into any reasonable hedging arrangements between the Funding Currency and the currency of the Loan or Letter of Credit Obligation in which such participation is being purchased in connection with the funding of such participation or as a result of any payment on account of such participation in a currency other than that funded by the Purchasing Lender.

(d) Upon the written instruction of the Required Lenders, the Aggregate European Commitments, the Aggregate Canadian Revolving Loan Commitments and the Aggregate Australian Revolving Commitments shall be immediately transferred by the Borrowers to the Aggregate Domestic Revolving Loan Commitments; provided that (i) no such transfer of Commitments shall occur until the date that is sixty (60) days after the date of the acceleration of the Obligations pursuant to §14 and (ii) prior to requesting any such transfer of Commitments, the Agents and the Lenders shall utilize their reasonable best efforts to avoid the imposition of withholding tax liability on the Domestic Borrowers which would arise as a result of any such transfer of Commitments (including, without limitation, to the extent useful, the use of participations pursuant to §32(c) and the use of fronting banks in the United Kingdom, the Netherlands, Canada and Australia). Upon the effectiveness of any such transfer the outstanding European Loans, Canadian Loans and Australian Loans shall be repaid with advances made to the Domestic Borrowers under the Aggregate Domestic Revolving Loan Commitments, advanced by the Lenders in such manner that after giving effect thereto, the percentage of the outstanding Loans and Letter of Credit Obligations of each Lender will equal such Lender’s Commitment Percentage of all outstanding Loans and Letter of Credit Obligations.

(e) Each Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Notes and the Obligations deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Person as fully as if such Person had made a Loan directly to such Borrower in the amount of such participation.

33. AUSTRALIAN INCREASE.

Notwithstanding anything in this Credit Agreement to the contrary, each of the Lenders agrees that at any time following the Closing Date and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Australian Borrower may, on not more than two occasions request, by notice to the Administrative Agent (with a copy to Bank of America-Australia Branch), that the Aggregate Australian Revolving Loan Commitments be increased and/or a term loan be made to the Australian Borrower (the “Additional Australian Term Loan”) in an aggregate amount of up to $50,000,000; provided that any such request for an increase shall be in a minimum amount of $15,000,000; and provided, further, that after giving pro forma effect to such increase, all covenants contained in §11 would have been satisfied on a pro forma basis as at the end of and for the most recently ended fiscal quarter. The Administrative Agent shall have the right to solicit additional financial institutions to become Lenders for purposes of this Credit Agreement or to encourage any Lender to increase its Aggregate Australian Revolving Loan Commitment or join in the making of the Additional Australian Term Loan, provided that (a) each financial institution that becomes a Lender shall be approved by the Administrative Agent, such approval not to be unreasonably withheld, and shall agree to become a party to, and shall assume and agree to be bound by, this Credit Agreement, subject to all terms and conditions hereof; (b) the Administrative Agent shall have no obligation to the Australian Borrower or to any Lender to solicit additional financial institutions or any Lender pursuant to this §33; (c) no Lender shall have an obligation to the Borrowers, the Administrative Agent or any other Lender to increase its Aggregate Australian Revolving Loan Commitment or its Commitment Percentage or to make the Additional Australian Term Loan to the Australian Borrower; and (d) in no event shall any increase in the Aggregate Australian Revolving Loan Commitment or amounts borrowed as an Additional Australian Term Loan under this §33, combined with any increase in the Aggregate Domestic Revolving Loan Commitments or amounts borrowed as an Additional Term Loan pursuant to §27.2 hereof, exceed $100,000,000 in the aggregate. Any such increase in the Aggregate Australian Revolving Loan Commitment shall be on substantially similar terms as the existing Aggregate Australian Revolving Loan Commitment. Each of the Lenders agrees that upon the addition of any Lender, the increase in the Aggregate Australian Revolving Loan Commitment of any Lender or the making of the Additional Australian Term Loan to the Australian Borrower, the Administrative Agent may, without the further consent of the Lenders, amend Schedule II and the Commitment Percentages set forth therein to reflect the inclusion of such addition or increase in the total Commitment amount and may amend the Credit Agreement and the other Loan Documents to make such conforming changes to the Credit Agreement and the other Loan Documents as the Administrative Agent may determine are necessary to accomplish the increase in the Aggregate Australian Revolving Loan Commitment and/or addition of the Additional Australian Term Loan and the adjustments to the Commitment Percentages and the assignability provisions relating thereto. The Administrative Agent agrees to provide to the Lenders and the Borrowers an executed copy of any amendments made pursuant to this §33. For the avoidance of doubt, (i) any increase in the Aggregate Australian Revolving Loan Commitments or amounts borrowed as an Additional Australian Term Loan shall be in lieu of any increase in the Aggregate Domestic Revolving Loan Commitments or amounts borrowed as an Additional Term Loan pursuant to §27.2 hereof on a dollar-for-dollar basis, and (ii) any increase in an amount in excess of $50,000,000 in the Aggregate Domestic Revolving Loan Commitments or amounts borrowed as an Additional Term Loan pursuant to §27.2 hereof shall be in lieu of any increase in the

Aggregate Australian Revolving Loan Commitments or amounts borrowed as an Additional Australian Term Loan on a dollar-for-dollar basis.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first set forth above.

BORROWERS:	GENESEE & WYOMING INC.

	By:	/s/ Matthew O. Walsh
Name: Matthew O. Walsh
Title: Senior Vice President and Treasurer

RP ACQUISITION COMPANY TWO

	By:	/s/ Matthew O. Walsh
Name: Matthew O. Walsh
Title: Vice President

QUEBEC GATINEAU RAILWAY INC.

	By:	/s/ Mark W. Hastings
Name: Mark W. Hastings
Title: Secretary and Treasurer

ROTTERDAM RAIL FEEDING B.V.

	By:	/s/ Mark W. Hastings
Name: Mark W. Hastings
Title: Managing Director

BORROWERS: (CONTINUED)	GENESEE & WYOMING AUSTRALIA PTY LTD

	By:	/s/ Robert C. Easthope
Name: Robert C. Easthope
Title: Director

	By:	/s/ Mark W. Hastings
Name: Mark W. Hastings
Title: Director

U.S. GUARANTORS:	AN RAILWAY, LLC
ARKANSAS LOUISIANA & MISSISSIPPI RAILROAD COMPANY
ATLANTIC & WESTERN RAILWAY, L.P.
BUFFALO & PITTSBURGH RAILROAD, INC.
CAGY INDUSTRIES INC.
CHATTAHOOCHEE BAY RAILROAD INC.
CHATTAHOOCHEE INDUSTRIAL RAILROAD
CHATTOOGA & CHICKAMAUGA RAILWAY CO.
COLUMBUS & GREENVILLE RAILWAY COMPANY
COMMONWEALTH RAILWAY, INCORPORATED
CORPUS CHRISTI TERMINAL RAILROAD, INC.
EAST TENNESSEE RAILWAY, LP
EMONS INDUSTRIES, INC.
EMONS RAILROAD GROUP, INC.
EMONS TRANSPORTATION GROUP, INC.
FIRST COAST RAILROAD INC.
FORDYCE AND PRINCETON R.R. CO.
GALVESTON RAILROAD, LP
GENESEE AND WYOMING RAILROAD COMPANY
GENESEE & WYOMING RAILROAD SERVICES, INC.
GEORGIA CENTRAL RAILWAY, LP
GEORGIA SOUTHWESTERN RAILROAD, INC.
GOLDEN ISLES TERMINAL RAILROAD, INC.
GRIZZARD TRANSFER COMPANY, INC.
GWI CANADA, INC.
GWI INTERNATIONAL LLC
GWI LEASING CORPORATION
GWI RAIL MANAGEMENT CORP.
ILLINOIS & MIDLAND RAILROAD, INC.
KWT RAILWAY, INC.

	By:	/s/ Matthew O. Walsh
	Name:	Matthew O. Walsh
	Title:	Vice President

U.S. GUARANTORS: (CONTINUED)	LITTLE ROCK & WESTERN RAILWAY, LP LOUISIANA & DELTA RAILROAD, INC.
LUXAPALILA VALLEY RAILROAD INC.
MAINE INTERMODAL TRANSPORTATION, INC
MERIDIAN & BIGBEE RAILROAD, LLC
OHIO AND PENNSYLVANIA RAILROAD COMPANY
OHIO CENTRAL RAILROAD, INC.
OHIO SOUTHERN RAILROAD, INC.
P&L JUNCTION HOLDINGS, INC.
PAWNEE TRANSLOADING COMPANY INC.
PORTLAND & WESTERN RAILROAD, INC.
RAIL LINK, INC.
RAIL PARTNERS, L.P.
RAIL SWITCHING SERVICES, LLC
RAILWAY MANAGEMENT INC.
RICEBORO SOUTHERN RAILWAY, LLC
ROCHESTER & SOUTHERN RAILROAD, INC.
RP ACQUISITION COMPANY ONE
SALT LAKE CITY SOUTHERN RAILROAD COMPANY, INC.
SAVANNAH PORT TERMINAL RAILROAD, INC.
SOUTH BUFFALO RAILWAY COMPANY
ST. LAWRENCE & ATLANTIC RAILROAD COMPANY
SUMMIT VIEW, INC.
TALLEYRAND TERMINAL RAILROAD COMPANY, INC.
THE ALIQUIPPA & OHIO RIVER RAILROAD CO.
THE BAY LINE RAILROAD, LLC
THE COLUMBUS AND OHIO RIVER RAIL ROAD COMPANY
THE MAHONING VALLEY RAILWAY COMPANY
THE PITTSBURGH & OHIO CENTRAL RAILROAD COMPANY
THE WARREN & TRUMBULL RAILROAD COMPANY
THE YOUNGSTOWN BELT RAILROAD COMPANY
TOMAHAWK RAILWAY, LP
UTAH RAILWAY COMPANY
VALDOSTA RAILWAY, LP
WESTERN KENTUCKY RAILWAY LLC
WILMINGTON TERMINAL RAILROAD, LIMITED PARTNERSHIP
WILLAMETTE & PACIFIC RAILROAD, INC.
YORK RAIL LOGISTICS, INC.
YORK RAILWAY COMPANY
YOUNGSTOWN & AUSTINTOWN RAILROAD, INC.

	By:	/s/ Matthew O. Walsh
	Name:	Matthew O. Walsh
	Title:	Vice President

MARYLAND MIDLAND RAILWAY INC.

By:	/s/ Mark W. Hastings
Name:	Mark W. Hastings
Title:	Vice President

MMID HOLDING INC.

By:	/s/ Mark W. Hastings
Name:	Mark W. Hastings
Title:	President

ROCHESTER SWITCHING SERVICES INC.

By:	/s/ Natascha B.M. Feenstra
Name:	Natascha B.M. Feenstra
Title:	Assistant Secretary

CANADIAN GUARANTORS:

GENESEE & WYOMING CANADA INC.

By:	/s/ Mark W. Hastings
Name:	Mark W. Hastings
Title:	Secretary

HURON CENTRAL RAILWAY INC.

By:	/s/ Mario Brault
Name:	Mario Brault
Title:	President

ST. LAWRENCE & ATLANTIC RAILROAD (QUEBEC) INC.

By:	/s/ Mark W. Hastings
Name:	Mark W. Hastings
Title:	Secretary

MIRABEL RAILWAY, INC.

By:	/s/ Mark W. Hastings
Name:	Mark W. Hastings
Title:	Secretary

SERVICES FERROVIAIRES DE L’ESTUAIRE

By:	/s/ James W. Benz
Name:	James W. Benz
Title:	Secretary

WESTERN LABRADOR RAIL SERVICES INC.

By:	/s/ Matthew O. Walsh
Name:	Matthew O. Walsh
Title:	Vice President & Treasurer

AUSTRALIAN GUARANTORS:

GWI HOLDINGS PTY LTD

By:	/s/ Robert C. Easthope
Name:	Robert C. Easthope
Title:	Director

By:	/s/ Mark W. Hastings
Name:	Mark W. Hastings
Title:	Director

GWI HOLDINGS NO. 2 PTY LTD

By:	/s/ Robert C. Easthope
Name:	Robert C. Easthope
Title:	Director

By:	/s/ Mark W. Hastings
Name:	Mark W. Hastings
Title:	Director

VIPER LINE PTY LIMITED

By:	/s/ Robert C. Easthope
Name:	Robert C. Easthope
Title:	Director

By:	/s/ Mark W. Hastings
Name:	Mark W. Hastings
Title:	Director

AUSTRALIAN GUARANTORS: (CONTINUED)
SA RAIL PTY LIMITED

By:	/s/ Robert C. Easthope
Name:	Robert C. Easthope
Title:	Director

By:	/s/ Mark W. Hastings
Name:	Mark W. Hastings
Title:	Director

GENESEE AND WYOMING AUSTRALIA EASTERN PTY LTD.

By:	/s/ Robert C. Easthope
Name:	Robert C. Easthope
Title:	Director

By:	/s/ Ian F. Hall
Name:	Ian F. Hall
Title:	Director

GWA (NORTH) PTY LTD

By:	/s/ Robert C. Easthope
Name:	Robert C. Easthope
Title:	Director

By:	/s/ Mark W. Hastings
Name:	Mark W. Hastings
Title:	Director

AUSTRALIAN GUARANTORS: (CONTINUED)
GWA (ALICE) PTY LTD.

By:	/s/ Robert C. Easthope
Name:	Robert C. Easthope
Title:	Director

By:	/s/ Mark W. Hastings
Name:	Mark W. Hastings
Title:	Director

G&W AUSTRALIA HOLDINGS LP.

By:	/s/ Mark W. Hastings
Name:	Mark W. Hastings
Title:	Managing Director A

By:	/s/ S.J.C.M. Rios Vital-ten Hoope and J.P. Everwijn_
Name:	Wolbert H. Kamphuijs
Title:	Managing Director B
By:	Equity Trust Co. N.V.
by virtue of a Power of Attorney

EUROPEAN GUARANTORS:

GENESEE & WYOMING C.V.

By:	/s/ Richard T. O’Donnell
Name:	Richard T. O’Donnell
Title:	Managing Director of General Partner

GWI HOLDING B.V.

By:	/s/ Matthew O. Walsh
Name:	Matthew O. Walsh
Title:	Managing Director A

By:	/s/ Rutger H.W. Funnekotter
Name:	Rutger H.W. Funnekotter
Title:	Managing Director B

BELGIUM RAIL FEEDING BVBA

By:	/s/ Matthew O. Walsh
Name:	Matthew O. Walsh
Title:	Manager

GWI INTERNATIONAL B.V.

By:	/s/ Mark W. Hastings
Name:	Mark W. Hastings
Title:	Managing Director A

By:	/s/ S.J.C.M. Rios Vital-ten Hoope and J.P. Everwijn
Name:	Equity Trust Co. N.V.
Title:	Managing Director B

AGENTS:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Maria A. McClain
	Name:	Maria A. McClain
	Title:	Vice President

BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Agent

	By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

BANK OF AMERICA, N.A., acting through its London branch, as European Agent

	By:	/s/ Maria A. McClain
	Name:	Maria A. McClain
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Domestic Lender, the Issuing Lender and the Domestic Swingline Lender

	By:	/s/ David Meehan
	Name:	David Meehan
	Title:	Director

BANK OF AMERICA, N.A., acting through its Canada branch, as a Canadian Lender and the Canadian Swingline Lender

	By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

BANK OF AMERICA, N.A., acting through its London branch, as a European Lender and the European Swingline Lender

	By:	/s/ Gary Saint
	Name:	Gary Saint
	Title:	Vice President

BANK OF AMERICA, N.A., acting through its Australia branch, as an Australian Lender

	By:	/s/ John Penny
	Name:	John Penny
	Title:	Director

BANK OF AMERICA, N.A., acting through its Australia branch, as the Australian Swingline Lender

	By:	/s/ John Penny
	Name:	John Penny
	Title:	Director

DEUTSCHE BANK SECURITIES INC., as Co- Syndication Agent

By:	/s/ Wolfgang Winter
Name:	Wolfgang Winter
Title:	Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as a Domestic Lender

By:	/s/ Wolfgang Winter
Name:	Wolfgang Winter
Title:	Managing Director

By:	/s/ Oliver Schwarz
Name:	Oliver Schwarz
Title:	Director

DEUTSCHE BANK AG, CANADA BRANCH, as a Canadian Lender

By:	/s/ Rod O’Hara
Name:	Rod O’Hara
Title:	Director

By:	/s/ Marcellus Leung
Name:	Marcellus Leung
Title:	Assistant Vice President

DEUTSCHE BANK AG, SYDNEY BRANCH, as a Australian Lender

By:	/s/ Matthew Moodey
Name:	Matthew Moodey
Title:	Director

By:	/s/ David Maynard
Name:	David Maynard
Title:	Managing Director

DEUTSCHE BANK AG, LONDON BRANCH, as a European Lender

By:	/s/ Tim Hallaways
Name:	Tim Hallaways
Title:	Vice President

By:	/s/ J.V.G. Puddick
Name:	J.V.G. Puddick
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Co- Syndication Agent and a Lender

By:	/s/ D. Scott Farquhar
Name:	D. Scott Farquhar
Title:	Vice President

JPMORGAN CHASE BANK, N.A. Toronto Branch, as a lender

By:	/s/ D. Scott Farquhar
Name:	D. Scott Farquhar
Title:	Vice President

JPMORGAN CHASE BANK, N.A. (Sydney Branch), as a lender

By:	/s/ D. Scott Farquhar
Name:	D. Scott Farquhar
Title:	Vice President

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Co- Documentation Agent and a Lender

By:	/s/ Joshua Landau
Name:	Joshua Landau
Title:	Head of Financial Institutions Group- America

KEYBANK NATIONAL ASSOCIATION, as Co-Documentation Agent and a Lender

By:	/s/ James A. Gelle
Name:	James A. Gelle
Title:	Vice President

BRANCH BANKING & TRUST COMPANY

By:	/s/ Ahaz A. Armstrong
Name:	Ahaz A. Armstrong
Title:	Assistant Vice President

RBS Citizens, NA

By:	/s/ Cindy Chen
Name:	Cindy Chen
Title:	Senior Vice President

TD Bank, N.A.

By:	/s/ Todd Antico
Name:	Todd Antico
Title:	Senior Vice President

CITIBANK, N.A.

By:	/s/ James J. McCarthy
Name:	James J. McCarthy
Title:	Managing Director & Vice President

PNC Bank, National Association

By:	/s/ Robert M. Martin
Name:	Robert M. Martin
Title:	Senior Vice President

WELLS FARGO BANK, N.A.

By:	/s/ Jessica Belanger
Name:	Jessica Belanger
Title:	Vice President

The Huntington National Bank

By:	/s/ Chad A. Lowe
Name:	Chad A. Lowe
Title:	Vice President

SOVEREIGN BANK

By:	/s/ John W. Deegan
Name:	John W. Deegan
Title:	Senior Vice President

ROYAL BANK OF CANADA

By:	/s/ Nicole Fawkner
Name:	Nicole Fawkner
Title:	Authorized Signatory

ROYAL BANK OF CANADA

By:	/s/ James F. Disher
Name:	James F. Disher
Title:	Authorized Signatory

HSBC BANK USA, N.A.

By:	/s/ Robert H. Rogers
Name:	Robert H. Rogers
Title:	VP, Senior Relationship Manager

BANK OF THE WEST

By:	/s/ Sidney Jordan
Name:	Sidney Jordan
Title:	Vice President